STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

AURORA LOAN SERVICES LLC, as Master Servicer,

WELLS FARGO BANK, N.A., as
Securities Administrator,

CLAYTON FIXED INCOME SERVICES INC., as Credit Risk Manager,

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

___________________________

TRUST AGREEMENT

Dated as of October 1, 2006
___________________________

BNC MORTGAGE LOAN TRUST 2006-2
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2006-2

TABLE OF CONTENTS

i

ARTICLE VI CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01	Duties of Trustee and Securities Administrator	114
Section 6.02	Certain Matters Affecting the Trustee and the Securities Administrator	117
Section 6.03	Trustee and Securities Administrator Not Liable for Certificates	118
Section 6.04	Trustee and the Securities Administrator May Own Certificates	119
Section 6.05	Eligibility Requirements for Trustee and Securities Administrator	119
Section 6.06	Resignation and Removal of Trustee and the Securities Administrator	120
Section 6.07	Successor Trustee and Successor Securities Administrator	121
Section 6.08	Merger or Consolidation of Trustee or the Securities Administrator	122
Section 6.09	Appointment of Co-Trustee, Separate Trustee or Custodian	122
Section 6.10	Authenticating Agents	124
Section 6.11	Indemnification of Trustee and Securities Administrator	125
Section 6.12	Fees and Expenses of Securities Administrator, Trustee and Custodian	126
Section 6.13	Collection of Monies	126
Section 6.14	Events of Default; Trustee To Act; Appointment of Successor	127
Section 6.15	Additional Remedies of Trustee Upon Event of Default	132
Section 6.16	Waiver of Defaults	132
Section 6.17	Notification to Holders	132
Section 6.18	Directions by Certificateholders and Duties of Trustee During Event of Default	132
Section 6.19	Action Upon Certain Failures of the Master Servicer and Upon Event of Default	133
Section 6.20	Preparation of Tax Returns and Other Reports	133
Section 6.21	Reporting Requirements of the Commission	141
Section 6.22	No Merger	141
Section 6.23	Indemnification by the Securities Administrator	141

ARTICLE VII PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01	Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans; Purchase of Lower Tier REMIC 1 Uncertificated Regular Interests	142
Section 7.02	Procedure Upon Termination of Trust Fund or Purchase of Lower Tier REMIC 1 Uncertificated Regular Interests	145
Section 7.03	Additional Trust Fund Termination Event or Purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests	147
Section 7.04	Optional Repurchase Right	148

ARTICLE VIII RIGHTS OF CERTIFICATEHOLDERS

Section 8.01	Limitation on Rights of Holders	148
Section 8.02	Access to List of Holders	149
Section 8.03	Acts of Holders of Certificates	150

ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B-1	Form of Initial Certification
Exhibit B-2	Form of Interim Certification
Exhibit B-3	Form of Final Certification
Exhibit B-4	Form of Endorsement
Exhibit C	Request for Release of Documents and Receipt
Exhibit D-l	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E	List of Servicing Agreements
Exhibit F	Form of Rule 144A Transfer Certificate
Exhibit G	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit H	Form of ERISA Transfer Affidavit
Exhibit I	Monthly Remittance Advice
Exhibit J	Monthly Electronic Data Transmission
Exhibit K	Description of Custodial Agreement
Exhibit L	List of Credit Risk Management Agreements
Exhibit M-1	Form of Transfer Certificate for Transfer from Restricted Global Security to Regulation S Global Security
Exhibit M-2	Form of Transfer Certificate for Transfer from Regulation S Global Security to Restricted Global Security
Exhibit N	Interest Rate Cap Agreement
Exhibit O	Interest Rate Swap Agreement
Exhibit P-1	Additional Form 10-D Disclosure
Exhibit P-2	Additional Form 10-K Disclosure
Exhibit P-3	Additional Form 8-K Disclosure
Exhibit P-4	Additional Disclosure Notification
Exhibit Q-1	Form of Back-Up Sarbanes-Oxley Certification
Exhibit Q-2	Form of Back-Up Sarbanes-Oxley Certification to be Provided by the Securities Administrator
Exhibit R-1	Form of Watchlist Report
Exhibit R-2	Form of Loss Severity Report
Exhibit R-3	Form of Mortgage Insurance Claims Report
Exhibit R-4	Form of Prepayment Premiums Report
Exhibit R-5	Form of Analytics Report
Exhibit S	Form of Certification Regarding Servicing Criteria to be Addressed in Report on Assessment of Compliance
Exhibit T	[Reserved]
Exhibit U	Form of Certification to be Provided by the Credit Risk Manager
Exhibit V	Transaction Parties
Exhibit W	Form of Securitization Subservicing Agreement for Wells Fargo Bank, N.A.
Exhibit X	Schedule of Fees for Services as Document Custodian
Exhibit Y	Form of Call Option Notice
Exhibit Z	Form of Purchaser Call Option Notice
Schedule A	Mortgage Loan Schedule (by Mortgage Pool)
Schedule B	First Payment Default Mortgage Loans

v

This TRUST AGREEMENT, dated as of October 1, 2006 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), WELLS FARGO BANK, N.A., as securities administrator (the “Securities Administrator”), and CLAYTON FIXED INCOME SERVICES INC., as credit risk manager (the “Credit Risk Manager”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Sale Agreement and by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, any NIMS Insurer, the Swap Counterparty and the Cap Counterparty. The Depositor, the Trustee, the Master Servicer, the Securities Administrator and the Credit Risk Manager are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, an election shall be made that the Trust Fund (exclusive of (i) the Swap Agreement, (ii) the Swap Account, (iii) the right to receive and the obligation to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, (iv) the Basis Risk Reserve Fund, (v) the Supplemental Interest Trust, (vi) the Interest Rate Cap Agreement, (vii) the Interest Rate Cap Account, (viii) the right to receive FPD Premiums and (ix) the obligation to pay Class I Shortfalls (collectively, the “Excluded Trust Assets”)) be treated for federal income tax purposes as comprising four real estate mortgage investment conduits under Section 860D of the Code (each a “REMIC” or, in the alternative “REMIC 1,” “REMIC 2,” “REMIC 3,” and “REMIC 4” (REMIC 4 also being referred to as the “Upper Tier REMIC”)). Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.

Each Certificate, other than the Class R and Class LT-R Certificates, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. In addition, each Certificate, other than the Class R, Class LT-R, Class X and Class P Certificates, represents (i) the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls and (ii) the obligation to pay Class I Shortfalls. The Class LT-R Certificate represents ownership of the sole Class of residual interest in REMIC 1. The Class R Certificate represents ownership of the sole Class of residual interest in each of REMIC 2, REMIC 3, and the Upper Tier REMIC for purposes of the REMIC Provisions.

The Upper Tier REMIC shall hold as its assets the uncertificated Lower Tier Interests in REMIC 3, other than the Class LT3-R interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 3 for purposes of the REMIC Provisions. REMIC 3 shall hold as its assets the uncertificated Lower Tier Interests in REMIC 2, other than the Class LT2-R interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2. REMIC 2 shall hold as its assets the uncertificated Lower Tier Interests in REMIC 1, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1, REMIC 2, and REMIC 3 and the Excluded Trust Assets.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC 1:

REMIC 1 shall issue one uncertificated interest in respect of each Mortgage Loan held by the Trust Fund on the Closing Date, each of which is hereby designated as a regular interest in REMIC 1 (the “REMIC 1 Regular Interests”). REMIC 1 shall also issue the Class LT-R Certificate, which shall represent the sole class of residual interest in REMIC 1. Each REMIC 1 Regular Interest shall have an initial principal balance equal to the Scheduled Principal Balance of the Mortgage Loan to which it relates and shall bear interest at a per annum rate equal to the Net Mortgage Rate of such Mortgage Loan. In the event a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan (the “Original Mortgage Loan”), no amount of interest payable on such Qualified Substitute Mortgage Loan shall be distributed on such REMIC 1 Regular Interest at a rate in excess of the Net Mortgage Rate of the Original Mortgage Loan.

On each Distribution Date, the Trustee shall first pay or charge as an expense of REMIC 1 all expenses of the Trust Fund for such Distribution Date, other than any expenses in respect of the Swap Agreement.

On each Distribution Date the Trustee shall distribute the aggregate Interest Remittance Amount (net of expenses described in the preceding paragraph) with respect to each of the Lower Tier Interests in REMIC 1 based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount among the Lower Tier Interests in REMIC 1 in accordance with the amount of the Principal Remittance Amount attributable to the Mortgage Loan corresponding to each such Lower Tier Interest in REMIC 1. All losses on the Mortgage Loans shall be allocated among the Lower Tier Interests in REMIC 1 in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period to the Lower Tier Interest in REMIC 1 corresponding to the Mortgage Loan with respect to which such amounts were received.

REMIC 2:

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC 2, each of which (other than the Class LT2-R Lower Tier Interest) is hereby designated as a regular interest in REMIC 2 (the “REMIC 2 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
LT2-A	$ 34,540,604.43	(1)
LT2-F1	$ 11,502,500.00	(2)
LT2-V1	$ 11,502,500.00	(3)
LT2-F2	$ 11,162,500.00	(2)
LT2-V2	$ 11,162,500.00	(3)
LT2-F3	$ 10,833,500.00	(2)
LT2-V3	$ 10,833,500.00	(3)
LT2-F4	$ 10,513,500.00	(2)
LT2-V4	$ 10,513,500.00	(3)
LT2-F5	$ 10,203,000.00	(2)
LT2-V5	$ 10,203,000.00	(3)
LT2-F6	$ 9,902,000.00	(2)
LT2-V6	$ 9,902,000.00	(3)
LT2-F7	$ 9,610,000.00	(2)
LT2-V7	$ 9,610,000.00	(3)
LT2-F8	$ 9,325,500.00	(2)
LT2-V8	$ 9,325,500.00	(3)
LT2-F9	$ 9,051,000.00	(2)
LT2-V9	$ 9,051,000.00	(3)
LT2-F10	$ 8,856,000.00	(2)
LT2-V10	$ 8,856,000.00	(3)
LT2-F11	$ 9,965,500.00	(2)
LT2-V11	$ 9,965,500.00	(3)
LT2-F12	$ 10,619,000.00	(2)
LT2-V12	$ 10,619,000.00	(3)
LT2-F13	$ 10,533,500.00	(2)
LT2-V13	$ 10,533,500.00	(3)
LT2-F14	$ 10,428,500.00	(2)
LT2-V14	$ 10,428,500.00	(3)
LT2-F15	$ 10,304,500.00	(2)
LT2-V15	$ 10,304,500.00	(3)
LT2-F16	$ 10,163,000.00	(2)
LT2-V16	$ 10,163,000.00	(3)
LT2-F17	$ 10,004,500.00	(2)
LT2-V17	$ 10,004,500.00	(3)
LT2-F18	$ 9,830,000.00	(2)
LT2-V18	$ 9,830,000.00	(3)
LT2-F19	$ 9,640,000.00	(2)
LT2-V19	$ 9,640,000.00	(3)

Class Designation	Initial Principal Balance	Interest Rate
LT2-F20	$ 9,437,500.00	(2)
LT2-V20	$ 9,437,500.00	(3)
LT2-F21	$ 9,221,000.00	(2)
LT2-V21	$ 9,221,000.00	(3)
LT2-F22	$ 8,993,500.00	(2)
LT2-V22	$ 8,993,500.00	(3)
LT2-F23	$ 30,991,000.00	(2)
LT2-V23	$ 30,991,000.00	(3)
LT2-F24	$ 16,655,500.00	(2)
LT2-V24	$ 16,655,500.00	(3)
LT2-F25	$ 14,558,500.00	(2)
LT2-V25	$ 14,558,500.00	(3)
LT2-F26	$ 11,068,000.00	(2)
LT2-V26	$ 11,068,000.00	(3)
LT2-F27	$ 8,629,000.00	(2)
LT2-V27	$ 8,629,000.00	(3)
LT2-F28	$ 6,851,000.00	(2)
LT2-V28	$ 6,851,000.00	(3)
LT2-F29	$ 5,511,500.00	(2)
LT2-V29	$ 5,511,500.00	(3)
LT2-F30	$ 4,473,500.00	(2)
LT2-V30	$ 4,473,500.00	(3)
LT2-F31	$ 3,651,500.00	(2)
LT2-V31	$ 3,651,500.00	(3)
LT2-F32	$ 2,987,500.00	(2)
LT2-V32	$ 2,987,500.00	(3)
LT2-F33	$ 2,840,000.00	(2)
LT2-V33	$ 2,840,000.00	(3)
LT2-F34	$ 2,701,000.00	(2)
LT2-V34	$ 2,701,000.00	(3)
LT2-F35	$ 2,567,500.00	(2)
LT2-V35	$ 2,567,500.00	(3)
LT2-F36	$ 2,442,500.00	(2)
LT2-V36	$ 2,442,500.00	(3)
LT2-F37	$ 2,322,500.00	(2)
LT2-V37	$ 2,322,500.00	(3)
LT2-F38	$ 2,208,500.00	(2)
LT2-V38	$ 2,208,500.00	(3)
LT2-F39	$ 2,100,500.00	(2)
LT2-V39	$ 2,100,500.00	(3)
LT2-F40	$ 1,997,500.00	(2)
LT2-V40	$ 1,997,500.00	(3)
LT2-F41	$ 1,899,000.00	(2)
LT2-V41	$ 1,899,000.00	(3)

Class Designation	Initial Principal Balance	Interest Rate
LT2-F42	$ 1,807,000.00	(2)
LT2-V42	$ 1,807,000.00	(3)
LT2-F43	$ 1,717,500.00	(2)
LT2-V43	$ 1,717,500.00	(3)
LT2-F44	$ 1,633,500.00	(2)
LT2-V44	$ 1,633,500.00	(3)
LT2-F45	$ 1,553,000.00	(2)
LT2-V45	$ 1,553,000.00	(3)
LT2-F46	$ 1,477,500.00	(2)
LT2-V46	$ 1,477,500.00	(3)
LT2-F47	$ 1,404,500.00	(2)
LT2-V47	$ 1,404,500.00	(3)
LT2-F48	$ 1,336,500.00	(2)
LT2-V48	$ 1,336,500.00	(3)
LT2-F49	$ 1,270,500.00	(2)
LT2-V49	$ 1,270,500.00	(3)
LT2-F50	$ 1,208,000.00	(2)
LT2-V50	$ 1,208,000.00	(3)
LT2-F51	$ 1,149,000.00	(2)
LT2-V51	$ 1,149,000.00	(3)
LT2-F52	$ 1,092,500.00	(2)
LT2-V52	$ 1,092,500.00	(3)
LT2-F53	$ 1,038,500.00	(2)
LT2-V53	$ 1,038,500.00	(3)
LT2-F54	$ 988,000.00	(2)
LT2-V54	$ 988,000.00	(3)
LT2-F55	$ 939,000.00	(2)
LT2-V55	$ 939,000.00	(3)
LT2-F56	$ 894,000.00	(2)
LT2-V56	$ 894,000.00	(3)
LT2-F57	$ 850,000.00	(2)
LT2-V57	$ 850,000.00	(3)
LT2-F58	$ 811,500.00	(2)
LT2-V58	$ 811,500.00	(3)
LT2-F59	$ 771,500.00	(2)
LT2-V59	$ 771,500.00	(3)
LT2-F60	$ 733,000.00	(2)
LT2-V60	$ 733,000.00	(3)
LT2-F61	$ 697,000.00	(2)
LT2-V61	$ 697,000.00	(3)
LT2-F62	$ 662,500.00	(2)
LT2-V62	$ 662,500.00	(3)
LT2-F63	$ 630,000.00	(2)
LT2-V63	$ 630,000.00	(3)

Class Designation	Initial Principal Balance	Interest Rate
LT2-F64	$ 598,500.00	(2)
LT2-V64	$ 598,500.00	(3)
LT2-F65	$ 569,500.00	(2)
LT2-V65	$ 569,500.00	(3)
LT2-F66	$ 541,000.00	(2)
LT2-V66	$ 541,000.00	(3)
LT2-F67	$ 514,000.00	(2)
LT2-V67	$ 514,000.00	(3)
LT2-F68	$ 489,000.00	(2)
LT2-V68	$ 489,000.00	(3)
LT2-F69	$ 465,000.00	(2)
LT2-V69	$ 465,000.00	(3)
LT2-F70	$ 441,500.00	(2)
LT2-V70	$ 441,500.00	(3)
LT2-F71	$ 8,502,000.00	(2)
LT2-V71	$ 8,502,000.00	(3)
LT2-R	(4)	(4)

(1)	For any Distribution Date (and the related Accrual Period) the interest rate for the Class LT2-A Interest shall be the Net WAC Rate.

(2)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower Tier Interests shall be the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the Net WAC Rate and (b) 2.

(3)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower Tier Interests shall be the excess, if any, of (i) the product of (a) the Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)	The Class LT2-R interest shall not have a principal amount and shall not bear interest. The Class LT2-R interest is hereby designated as the sole class of residual interest in REMIC 2.

On each Distribution Date, the Trustee shall distribute the aggregate Interest Remittance Amount for the two Mortgage Pools (net of the expenses paid by REMIC 1) with respect to each of the Lower Tier Interests in REMIC 2 based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount with respect to the two Mortgage Pools with respect to the Lower Tier Interests in REMIC 2, first to the Class LT2-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Lower Tier Interests in REMIC 2 in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero. All losses on the Mortgage Loans shall be allocated among the Lower Tier Interests in REMIC 2 in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period to the Class LT2-F71 Lower Tier Interest.

REMIC 3:

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC 3, each of which (other than the Class LT3-R interest) is hereby designated as a regular interest in REMIC 3 (the “REMIC 3 Regular Interests”):

REMIC 3 Lower Tier Class Designation	REMIC 3 Lower Tier Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
Class LT3-A1	(1)	(3)	A1
Class LT3-A2	(1)	(3)	A2
Class LT3-A3	(1)	(3)	A3
Class LT3-A4	(1)	(3)	A4
Class LT3-A5	(1)	(3)	A5
Class LT3-M1	(1)	(3)	M1
Class LT3-M2	(1)	(3)	M2
Class LT3-M3	(1)	(3)	M3
Class LT3-M4	(1)	(3)	M4
Class LT3-M5	(1)	(3)	M5
Class LT3-M6	(1)	(3)	M6
Class LT3-M7	(1)	(3)	M7
Class LT3-M8	(1)	(3)	M8
Class LT3-M9	(1)	(3)	M9
Class LT3-B1	(1)	(3)	B1
Class LT3-B2	(1)	(3)	B2
Class LT3-Q	(1)	(4)	N/A
Class LT3-IO	(2)	(2)	N/A
Class LT3-R	(5)	(5)	R
___________________________

(1)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower Tier Interests in REMIC 3 is a per annum rate equal to the weighted average of the interest rates on the Lower Tier Interests in REMIC 2 for such Distribution Date, provided, however, that for any Distribution Date on which the Class LT3-IO Interest is entitled to a portion of the interest accruals on a Lower Tier Interest in REMIC 2 having an “F” in its class designation, as described in footnote two below, such weighted average shall be computed by first subjecting the rate on such Lower Tier Interest in REMIC 2 to a cap equal to Swap LIBOR for such Distribution Date.

(2)
The Class LT3-IO is an interest only class that does not have a principal balance. For only those Distribution Dates listed in the first column in the table below, the Class LT3-IO shall be entitled to interest accrued on the Lower Tier Interest in REMIC 2 listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such Lower Tier Interest in REMIC 2 for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC 2 Class Designation
2	Class LT2-F1
2-3	Class LT2-F2
2-4	Class LT2-F3
2-5	Class LT2-F4
2-6	Class LT2-F5
2-7	Class LT2-F6

2-8	Class LT2-F7
2-9	Class LT2-F8
2-10	Class LT2-F9
2-11	Class LT2-F10
2-12	Class LT2-F11
2-13	Class LT2-F12
2-14	Class LT2-F13
2-15	Class LT2-F14
2-16	Class LT2-F15
2-17	Class LT2-F16
2-18	Class LT2-F17
2-19	Class LT2-F18
2-20	Class LT2-F19
2-21	Class LT2-F20
2-22	Class LT2-F21
2-23	Class LT2-F22
2-24	Class LT2-F23
2-25	Class LT2-F24
2-26	Class LT2-F25
2-27	Class LT2-F26
2-28	Class LT2-F27
2-29	Class LT2-F28
2-30	Class LT2-F29
2-31	Class LT2-F30
2-32	Class LT2-F31
2-33	Class LT2-F32
2-34	Class LT2-F33
2-35	Class LT2-F34
2-36	Class LT2-F35
2-37	Class LT2-F36
2-38	Class LT2-F37
2-39	Class LT2-F38
2-40	Class LT2-F39
2-41	Class LT2-F40
2-42	Class LT2-F41
2-43	Class LT2-F42
2-44	Class LT2-F43
2-45	Class LT2-F44
2-46	Class LT2-F45
2-47	Class LT2-F46
2-48	Class LT2-F47
2-49	Class LT2-F48
2-50	Class LT2-F49
2-51	Class LT2-F50
2-52	Class LT2-F51
2-53	Class LT2-F52
2-54	Class LT2-F53
2-55	Class LT2-F54
2-56	Class LT2-F55
2-57	Class LT2-F56
2-58	Class LT2-F57
2-59	Class LT2-F58
2-60	Class LT2-F59
2-61	Class LT2-F60
2-62	Class LT2-F61
2-63	Class LT2-F62

2-64	Class LT2-F63
2-65	Class LT2-F64
2-66	Class LT2-F65
2-67	Class LT2-F66
2-68	Class LT2-F67
2-69	Class LT2-F68
2-70	Class LT2-F69
2-71	Class LT2-F70
2-72	Class LT2-F71

___________________________

(3)	This interest shall have an initial class principal amount equal to one-half of the initial Class Principal Amount of its Corresponding Class of Certificates.

(4)
This interest shall have an initial class principal amount equal to the excess of (i) the Aggregate Pool Balance as of the Cut-off Date, over (ii) the aggregate initial class principal amount of each other regular interest in REMIC 3.

(5)	The Class LT3-R interest is the sole class of residual interests in REMIC 3. It does not have an interest rate or a principal balance.

On each Distribution Date, interest shall be distributed on the Lower Tier Interests in REMIC 3 based on the above-described interest rates, provided, however, that interest that accrues on the Class LT3-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the Class LT3-Q Interest. An amount equal to the interest so deferred shall be distributed as additional principal on the other Lower Tier Interests in REMIC 3 having a principal balance in the manner described under priority (a) below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in REMIC 3 in the following order of priority:

(a) First, to the Class LT3-A1, Class LT3-A2, Class LT3-A3, Class LT3-A4, Class LT3-A5, Class LT3-M1, Class LT3-M2, Class LT3-M3, Class LT3-M4, Class LT3-M5, Class LT3-M6, Class LT3-M7, Class LT3-M8, Class LT3-M9, Class LT3-B1 and Class LT3-B2 Interests until the principal balance of each such Lower Tier Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and

(b) Second, to the Class LT3-Q Interest, any remaining amounts.

On each Distribution Date, the Trustee shall be deemed to have distributed the Prepayment Premiums passed through with respect to the Class LT2-F71 Lower Tier Interest in REMIC 2 on such Distribution Date to the Class LT3-Q Interest.

The Certificates:

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount	Minimum Denomination
Class A1	(1)	$151,965,000	$ 25,000
Class A2	(2)	$285,495,000	$ 25,000
Class A3	(3)	$ 48,879,000	$ 25,000
Class A4	(4)	$110,060,000	$ 25,000
Class A5	(5)	$ 40,973,000	$ 25,000
Class M1	(6)	$ 36,055,000	$100,000
Class M2	(7)	$ 31,248,000	$100,000
Class M3	(8)	$ 13,621,000	$100,000
Class M4	(9)	$ 12,419,000	$100,000
Class M5	(10)	$ 12,419,000	$100,000
Class M6	(11)	$ 8,012,000	$100,000
Class M7	(12)	$ 8,413,000	$100,000
Class M8	(13)	$ 6,410,000	$100,000
Class M9	(14)	$ 8,012,000	$100,000
Class B1	(15)	$ 9,615,000	$100,000
Class B2	(16)	$ 6,810,000	$100,000
Class X	(17)	(17)	10%
Class R	(18)	(18)	100%
Class P	(19)	$100 (20)	10%
Class LT-R	(21)	(21)	100%
__________
(1)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.180% and (ii) with respect to any Distribution Date on which the Class Principal Amounts of the Group 2 Senior Certificates are outstanding, the Pool 1 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the Class Principal Amounts of the Group 2 Senior Certificates have been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Certificates will be LIBOR plus 0.360%. For purposes of the REMIC Provisions, each reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class A1 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class A1 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class A1 Certificates if the REMIC 3 Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class A1 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(2)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.050% and (ii) with respect to any Distribution Date on which the Class Principal Amount of the Class A1 Certificates is outstanding, the Pool 2 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2 Certificates will be LIBOR plus 0.100%. For purposes of the REMIC Provisions, each reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class A2 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class A2 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class A2 Certificates if the REMIC 3 Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class A2 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(3)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.120% and (ii) with respect to any Distribution Date on which the Class Principal Amount of the Class A1 Certificates is outstanding, the Pool 2 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A3 Certificates will be LIBOR plus 0.240%. For purposes of the REMIC Provisions, each reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class A3 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class A3 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class A3 Certificates if the REMIC 3 Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class A3 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(4)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.160% and (ii) with respect to any Distribution Date on which the Class Principal Amount of the Class A1 Certificates is outstanding, the Pool 2 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A4 Certificates will be LIBOR plus 0.320%. For purposes of the REMIC Provisions, each reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class A4 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class A4 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class A4 Certificates if the REMIC 3 Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class A4 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(5)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A5 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.310% and (ii) with respect to any Distribution Date on which the Class Principal Amount of the Class A1 Certificates is outstanding, the Pool 2 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A5 Certificates will be LIBOR plus 0.620%. For purposes of the REMIC Provisions, each reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class A5 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class A5 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class A5 Certificates if the REMIC 3 Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class A5 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(6)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.240% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 0.360%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M1 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M1 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M1 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M1 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(7)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.310% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus 0.465%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M2 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M2 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M2 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M2 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(8)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.340% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Certificates will be LIBOR plus 0.510%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M3 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M3 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M3 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M3 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(9)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.400% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Certificates will be LIBOR plus 0.600%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M4 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M4 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M4 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M4 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(10)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M5 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.430% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M5 Certificates will be LIBOR plus 0.645%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M5 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M5 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M5 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M5 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(11)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M6 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.480% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M6 Certificates will be LIBOR plus 0.720%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M6 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M6 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M6 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M6 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(12)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M7 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.900% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M7 Certificates will be LIBOR plus 1.350%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M7 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M7 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M7 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M7 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(13)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M8 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.150% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M8 Certificates will be LIBOR plus 1.725%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M8 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M8 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M8 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M8 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(14)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M9 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.500% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M9 Certificates will be LIBOR plus 3.750%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class M9 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class M9 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class M9 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class M9 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(15)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.500% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B1 Certificates will be LIBOR plus 3.750%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class B1 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class B1 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class B1 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class B1 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(16)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.500% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B2 Certificates will be LIBOR plus 3.750%. For purposes of the REMIC Provisions, the reference to “Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class B2 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class B2 Certificates is based on the Subordinate Net Funds Cap, the amount of interest that would have accrued on the Class B2 Certificates if the REMIC 3 Net Funds Cap were substituted for the Subordinate Net Funds Cap shall be treated as having been paid by the Class B2 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(17)
For purposes of the REMIC Provisions, Class X shall have an initial principal balance of $10,816,504.43, and the right to receive distributions of such amount represents a regular interest in the Upper Tier REMIC. The Class X Certificate shall also comprise two notional components, each of which represents a regular interest in the Upper Tier REMIC. The first such component has a notional balance that will at all times equal the aggregate of the Class Principal Amounts of the Lower Tier Interests in REMIC 3, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) (a) the weighted average of the interest rates on the Lower Tier Interests in REMIC 3 (other than any interest-only regular interest) minus (b) the Credit Risk Manager’s Fee Rate, over (ii) the Adjusted Lower Tier WAC. The second notional component represents the right to receive all distributions in respect of the Class LT3-IO Interest in REMIC 3 (the “Class LT4-I” interest). In addition, for purposes of the REMIC Provisions, the Class X Certificate shall represent beneficial ownership of (i) the Basis Risk Reserve Fund; (ii) the Supplemental Interest Trust, including the Swap Agreement, the Swap Account, the Interest Rate Cap Agreement and the Interest Rate Cap Account, and (iii) an interest in the notional principal contracts described in Section 10.01(n) hereof.

(18)
The Class R Certificate will be issued without a Class Principal Amount and will not bear interest at a stated rate. The Class R Certificate represents ownership of the residual interest in the Upper Tier REMIC, as well as ownership of the Class LT2-R Interest and Class LT3-R Interest. The Class R Certificate will be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

(19)
The Class P Certificates shall not bear interest at a stated rate. Prepayment Premiums paid with respect to the Mortgage Loans shall be paid to the Holders of the Class P Certificates as provided in Section 5.02(i). For purposes of the REMIC Provisions, Class P shall represent a regular interest in the Upper Tier REMIC.

(20)	The Class P Certificates will have an initial Class P Principal Amount of $100.

(21)
The Class LT-R Certificate will be issued without a Class Principal Amount and will not bear interest at a stated rate. The Class LT-R Certificate represents ownership of the residual interest in REMIC 1. The Class LT-R Certificate will be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $801,222,604.43.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Credit Risk Manager, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01       Definitions.The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.20(e)(i).

Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Securities Administrator (as successor to the Master Servicer) or the Master Servicer, or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period: With respect to each Class of LIBOR Certificates and any Distribution Date, the period beginning on the Distribution Date in the calendar month immediately preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on October 25, 2006) and ending on the day immediately preceding the related Distribution Date, as calculated in accordance with Section 1.03.

Act: As defined in Section 3.03(c).

Additional Collateral: None.

Additional Form 10-D Disclosure: As defined in Section 6.20(d)(i).

Additional Form 10-K Disclosure: As defined in Section 6.20(e)(i).

Additional Servicer: Each affiliate of a Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of any Servicer, who Services 10% or more of the Mortgage Loans.

Additional Termination Event: As defined in the Swap Agreement.

Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

Adjusted Lower Tier WAC: For any Distribution Date (and the related Accrual Period), an amount equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for the Class LT3-A1, Class LT3-A2, Class LT3-A3, Class LT3-A4, Class LT3-A5, Class LT3-M1, Class LT3-M2, Class LT3-M3, Class LT3-M4, Class LT3-M5, Class LT3-M6, Class LT3-M7, Class LT3-M8, Class LT3-M9, Class LT3-B1, Class LT3-B2 and Class LT3-Q Interests, weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class LT3-Q Interest to a cap of 0.00%, and by subjecting the rate on each of the Class LT3-A1, Class LT3-A2, Class LT3-A3, Class LT3-A4, Class LT3-A5, Class LT3-M1, Class LT3-M2, Class LT3-M3, Class LT3-M4, Class LT3-M5, Class LT3-M6, Class LT3-M7, Class LT3-M8, Class LT3-M9, Class LT3-B1 and Class LT3-B2 Interests to a cap that corresponds to the Certificate Interest Rate (determined by substituting the REMIC 3 Net Funds Cap for the applicable Net Funds Cap) for the Corresponding Class of Certificates; provided, however, that for each Class of LIBOR Certificates, the Certificate Interest Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.

Advance: With respect to a Mortgage Loan other than a Simple Interest Mortgage Loan, an advance of the aggregate of payments (other than Balloon Payments) of principal and interest (net of the applicable Servicing Fee) on one or more Mortgage Loans that were due on a Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and any Servicer (or by the Securities Administrator as successor to the Master Servicer) pursuant to Section 5.04, but only to the extent that such amount is expected, in the reasonable judgment of the Master Servicer or Servicer (or by the Securities Administrator as successor to the Master Servicer), to be recoverable from collections or recoveries in respect of such Mortgage Loans. With respect to a Simple Interest Mortgage Loan, an advance of an amount equal to the interest accrual on such Simple Interest Mortgage Loan through the related Due Date but not received as of the close of business on the related Distribution Date (net of applicable Servicing Fee) required to be made by or on behalf of the Master Servicer or any Servicer (or by the Securities Administrator as successor to the Master Servicer) pursuant to Section 5.04, but only to the extent that such amount is expected, in the reasonable judgment of the Master Servicer or Servicer (or by the Securities Administrator as successor to the Master Servicer), to be recoverable from collections or recoveries in respect of such Simple Interest Mortgage Loans.

Adverse REMIC Event: Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affected Party: As defined in the Swap Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the related Servicing Fee Rate and the applicable Insurance Fee Rate, in the case of any Mortgage Loan covered by a Bulk PMI Policy or a LPMI Policy.

Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the aggregate of the Principal Remittance Amounts for each Mortgage Pool for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such Distribution Date is applied on such date in reduction of the aggregate Certificate Principal Amount of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Aggregate Pool Balance: As of any date of determination, the aggregate of the Pool Balances of Pool 1 and Pool 2 on such date.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Trust Agreement and all amendments and supplements hereto.

Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the LIBOR Certificates after giving effect to distributions of principal on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Aggregate Pool Balance for such Distribution Date.

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Custodian nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Aurora: Aurora Loan Services LLC.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

B1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate of the Class Principal Amounts of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B1 Certificates immediately prior to such Distribution Date exceeds (y) the B1 Target Amount.

B1 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 95.60% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

B2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate of the Class Principal Amounts of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, and Class B1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B2 Certificates immediately prior to such Distribution Date exceeds (y) the B2 Target Amount.

B2 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 97.30% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

Back-Up Certification: As defined in Section 6.20(e)(iv).

Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

Bank: Lehman Brothers Bank, FSB and its successors and assigns.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Basis Risk Payment: With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such Distribution Date, (ii) any Unpaid Basis Risk Shortfall from previous Distribution Dates and (iii) any Required Reserve Fund Deposit for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise available for distribution pursuant to Section 5.02(f)(iv) of this Agreement.

Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs.

Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Pool 1 Net Funds Cap, Pool 2 Net Funds Cap or Subordinate Net Funds Cap, as applicable, for such date but subject to a cap equal to the applicable Maximum Interest Rate, exceeds the amount of interest calculated at the Pool 1 Net Funds Cap, Pool 2 Net Funds Cap or Subordinate Net Funds Cap, as applicable.

Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Depositor and the Trustee to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee, respectively.

Bid Due Date: As defined in Section 7.01(d).

Bid Holder: As defined in Section 7.01(d).

Bid Month: As defined in Section 7.01(d).

Bid Price: As defined in Section 7.01(d).

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, each Class of LIBOR Certificates constitutes Book-Entry Certificates.

Bulk PMI Policy: Any of the (A)(i) the MGIC Mortgage Guaranty Select Master Policy for Multiple Loan Transactions No. 22-590-4-3651 and the MGIC Letter Agreement and (ii) Commitment Certificates covering $90,607,894.93 aggregate principal balance of insurable Mortgage Loans and (B) PMI Mortgage Master Policy No. 21046-0030-0, Bulk No. 2006-0911, subject to the terms and conditions of PMI Mortgage’s Bulk Primary First Lien Master Policy UW 2510.00 (09/00) and the PMI Letter Agreement, covering $64,592,997.69 aggregate principal balance of insurable Mortgage Loans.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York or the city in which the principal office of the Corporate Trust Office of the Trustee is located, or the States of Maryland, Massachusetts, Minnesota or Colorado are closed, or (iii) with respect to any Servicer Remittance Date or any Servicer reporting date, the States specified in the definition of “Business Day” in the related Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Call Option Holder: At any date of determination, each holder of any NIM Residual Securities (if any such NIM Residual Securities have been issued and are outstanding), or if no NIM Securities are outstanding, each Holder of a Class X Certificate.

Call Option Notice: As defined in Section 7.01(d).

Cap Counterparty: The counterparty to the Supplemental Interest Trust under the Interest Rate Cap Agreement, and any successor in interest or assigns. Initially, the Cap Counterparty shall be ABN AMRO Bank N.V.

Cap Replacement Receipts: As defined in Section 5.09(b).

Cap Replacement Receipts Account: As defined in Section 5.09(b).

Cap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Interest Rate Cap Agreement, the payment required to be made by the Cap Counterparty to the Supplemental Interest Trust pursuant to the terms of the Interest Rate Cap Agreement, and any unpaid amounts due on previous Interest Rate Cap Payment Dates and accrued interest thereon as provided in the Interest Rate Cap Agreement, as calculated by the Cap Counterparty and furnished to the Trustee and the Securities Administrator.

Cap Termination Receipts: As defined in Section 5.09(b).

Cap Termination Receipts Account: As defined in Section 5.09(b).

Carryforward Interest: With respect to any Class of LIBOR Certificates and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described under the heading “The Certificates” in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount: With respect to any LIBOR Certificate, the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and, in the case of the Subordinate Certificates, any Applied Loss Amount previously allocated to such Certificate; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Class of Subordinate Certificates whose Certificate Principal Amount has previously been reduced by application of Applied Loss Amounts will be increased, sequentially, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (1) any Deferred Amount for each such Class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application for this purpose to any more senior Classes of Certificates. The Class X, Class R and Class LT-R Certificates are issued without Certificate Principal Amounts. The Class P Certificates are issued with an initial Class P Principal Amount of $100.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

Certificateholder: The meaning provided in the definition of “Holder.”

Certification Parties: As defined in Section 6.20(e)(iv).

Certifying Person: As defined in Section 6.20(e)(iv).

Civil Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local statute.

Class: All Certificates, in the case of REMIC 4, all interests bearing the same class designation, and, in the case of REMIC 1, REMIC 2 and REMIC 3, all Lower Tier Interests, bearing the same class designation.

Class B Certificates: Collectively, the Class B1 and Class B2 Certificates.

Class I Shortfalls: As defined in Section 10.01(n) hereof. For purposes of clarity, the Class I Shortfall for any Distribution Date shall equal the amount payable to the Swap Counterparty on such Distribution Date in excess of the amount payable on the Class LT4-I interest in the Upper Tier REMIC on such Distribution Date, all as further provided in Section 10.01(n) hereof.

Class LT-R Certificate: Each Class LT-R Certificate executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the residual interest in REMIC 1.

Class M Certificates: Collectively, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates.

Class Notional Amount: Not applicable.

Class P Principal Amount: As of the Closing Date, $100.

Class Principal Amount: With respect to any Class of LIBOR Certificates and any date of determination, the aggregate of the Certificate Principal Amounts of all Certificates of such Class on such date. With respect to the Class X, Class P, Class LT-R and Class R Certificates, zero. With respect to any Lower Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the issuing REMIC, as reduced by principal distributed with respect to such Lower Tier Interest and Realized Losses allocated to such Lower Tier Interest.

Class R Certificate: Each Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT2-R Interest, Class LT3-R Interest and the residual interest in the Upper Tier REMIC.

Class X Distributable Amount: With respect to any Distribution Date, the amount of interest that has accrued on the Class X Notional Balance, as described in the Preliminary Statement, but that has not been distributed prior to such date. In addition, such amount shall include the initial Overcollateralization Amount of $10,816,504.43 ($10,816,604.43 less $100 of such amount allocated to the Class P Certificates) to the extent such amount has not been distributed on an earlier Distribution Date as part of the Aggregate Overcollateralization Release Amount.

Class X Notional Balance: With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the regular interests in REMIC 3 as specified in the Preliminary Statement hereto.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream Banking Luxembourg, and any successor thereto.

Closing Date: October 30, 2006.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date. The Master Servicer (solely in its capacity as master servicer) shall not be responsible for making any Compensating Interest Payment.

Controlling Person: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business with respect to this Agreement shall be administered, which office at the date hereof is located at One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Structured Finance—BNC 2006-2.

Corresponding Class: The Class of Certificates that corresponds to a Class of interests in REMIC 3 or REMIC 4, as provided in the Preliminary Statement.

Credit Risk Management Agreement: Each credit risk management agreement dated as of the Closing Date, entered into by a Servicer and the Credit Risk Manager, identified on Exhibit L attached hereto.

Credit Risk Manager: Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation, and its successors and assigns.

Credit Risk Manager’s Fee: With respect to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Credit Risk Manager’s Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Credit Risk Manager’s Fee Rate: 0.011% per annum.

Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event shall have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
November 2008 to October 2009	1.20% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
November 2009 to October 2010	2.65% for the first month, plus an additional 1/12th of 1.55% for each month thereafter
November 2010 to October 2011	4.20% for the first month, plus an additional 1/12th of 1.20% for each month thereafter
November 2011 to October 2012	5.40% for the first month, plus an additional 1/12th of 0.65% for each month thereafter
November 2012 and thereafter	6.05%

Current Interest: With respect to any Class of LIBOR Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date.

Custodial Account: Any custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to the related Servicing Agreement.

Custodial Agreement: The custodial agreement identified on Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

Custodial Compensation: The transactional fees or charges and reimbursement of out-of-pocket expenses paid to or allowed the Custodian pursuant to the Schedule of Fees for Services as Document Custodian attached hereto as Exhibit X.

Custodian: The custodian appointed by the Trustee pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is Deutsche Bank National Trust Company.

Cut-off Date: October 1, 2006.

Cut-off Date Balance: The Aggregate Pool Balance as of the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of, or in connection with, any proceeding under Bankruptcy law or any similar proceeding.

Defaulting Party: As defined in the Swap Agreement.

Deferred Amount: With respect to any Distribution Date and each Class of the Subordinate Certificates, the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously reimbursed in respect thereof and (2) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquency Event: Any Distribution Date on which the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds (1) 39.10% of the Senior Enhancement Percentage for such Distribution Date.

Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 days Delinquent or more (including all Mortgage Loans 60 days Delinquent or more for which the Mortgagor has filed for bankruptcy after the Closing Date) and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the Aggregate Pool Balance as of the close of business on the last day of such month.

Delinquent: For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Determination Date: With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the applicable Servicer or the Trustee has accepted a deed in lieu of foreclosure.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2006.

Distribution Date Statement: As defined in Section 4.03(a).

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Investments: Any one or more of the following obligations or securities:

(i)  direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)  federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)  repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investor Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)  securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to (a) one of the two highest short-term credit rating categories of S&P and Moody’s and (b) the highest short-term rating category of Fitch; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Pool Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)  a Qualified GIC;

(vii)  certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)  any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Securities Administrator or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency rating such investment or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates or the NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank National Association (the “Bank”) in its capacity other than as Trustee, the Trustee, the Master Servicer, any NIMS Insurer, the Securities Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Master Servicer, any NIMS Insurer, the Securities Administrator or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Master Servicer, any NIMS Insurer, the Securities Administrator or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: Any Class B1, Class B2, Class P, Class X, Class R or Class LT-R Certificate, and any Offered Certificate which does not have a rating of BBB- or above or Baa3 or above.

ERISA-Restricted Trust Certificate: Any Senior Certificate or Class M Certificate.

Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Escrow Account: Any account established and maintained by each Servicer pursuant to the related Servicing Agreement.

Euroclear: Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

Exchange Act: The Securities and Exchange Act of 1934, as amended.

Exchange Act Signing Party: Either the Depositor or the Master Servicer, to be determined by mutual agreement between such parties.

Excluded Trust Assets: As described in the Preliminary Statement.

Fannie Mae or FNMA: Fannie Mae, f/k/a/ the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Final Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date occurring in November 2036.

Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

First Payment Default Mortgage Loan: Any Mortgage Loan listed in Schedule B, as to which the related Mortgagor fails to make the first Scheduled Payment that is due on such Mortgage Loan after the Initial Sale Date within one calendar month following the date upon which the first Scheduled Payment was due. By way of example, a first Scheduled Payment due on October 1, 2006 must be made by the Mortgagor on or before October 31, 2006.

Fitch: Fitch Ratings, Inc., or any successor in interest.

Fixed Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

Form 8-K Disclosure Information: As defined in Section 6.20(f)(i).

Form 10-K Certification: The certification required pursuant to Rule 13a-14 under the Exchange Act.

FPD Premium: With respect to any First Payment Default Mortgage Loan purchased by the Seller, the excess, if any of the FPD Purchase Price over the Purchase Price for such Mortgage Loan.

FPD Purchase Price: With respect to any First Payment Default Mortgage Loan, an amount equal to the sum of (a) 101.50% of the unpaid principal balance of such Mortgage Loan and (b) accrued interest thereon at the applicable Mortgage Rate from the date as to interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date.

Freddie Mac or FHLMC: Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Global Securities: The global certificates representing the Book-Entry Certificates.

GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Group: The Group 1 Senior Certificates or the Group 2 Senior Certificates, as the context requires.

Group 1 Senior Certificates: The Class A1 Certificates.

Group 2 Senior Certificates: Collectively, the Class A2, Class A3, Class A4 and Class A5 Certificates.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any Servicer or the Credit Risk Manager or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee and any NIMS Insurer may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Securities Administrator, the applicable Servicer or the Credit Risk Manager in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Securities Administrator, any Servicer or the Credit Risk Manager. After a Section 7.01(c) Purchase Event, other than in Sections 5.02(b) through (g) and 11.03(a) and (b) and, except in the case of the Class LT-R Certificates, Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.09 herein, all references in this Agreement to “Holder” or “Certificateholder” shall be deemed to be references to the LTURI-holder, as recorded on the books of the Certificate Registrar, as holder of the Lower Tier Uncertificated REMIC 1 Regular Interests.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined in clause (b) or (c) above.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial LIBOR Rate: 5.32000%.

Initial Optional Termination Date: The first Distribution Date following the date on which the Aggregate Pool Balance is less than 10.00% of the Cut-off Date Balance.

Initial Sale Date: The date on which the Mortgage Loan was sold by the Transferor to the Bank, as specified in the Mortgage Loan Schedule.

Insurance Fee Rate: With respect to each Mortgage Loan insured under any Bulk PMI Policy or LPMI Policy, the per annum rate specified in the Mortgage Loan Schedule under the field “Insurance Fee Rate,” plus any taxes due and payable with respect to any such insured Mortgage Loan where the related Mortgaged Property is located in the states of Kentucky and West Virginia, and beginning on January 1, 2007, Florida.

Insurance Policy: Any Primary Mortgage Insurance Policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Interest Rate Cap Account: The account created pursuant to Section 5.07(b).

Interest Rate Cap Agreement: The interest rate cap agreement dated October 30, 2006 entered into by the Supplemental Interest Trust, which agreement provides for the monthly payment specified therein to the Trustee (for the benefit of the Certificateholders) commencing with the Distribution Date in October 2007 and ending on the Distribution Date in October 2011, by the Cap Counterparty, but subject to the conditions set forth therein together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit N.

Interest Rate Cap Amount: With respect to each Distribution Date, the amount of any Interest Rate Cap Payment deposited into the Interest Rate Cap Account.

Interest Rate Cap Payment: With respect to each Distribution Date, any payment required to be made by the Cap Counterparty to the Supplemental Interest Trust pursuant to the terms of the Interest Rate Cap Agreement.

Interest Rate Cap Payment Date: For so long as the Interest Rate Cap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

Interest Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the applicable Servicers, the Master Servicer or the Securities Administrator (solely in its capacity as successor master servicer), minus (w) the PMI Insurance Premiums related to the Mortgage Loans in such Mortgage Pool and any state taxes imposed on such premiums, (x) the Servicing Fee with respect to such Mortgage Loans in such Mortgage Pool and (y) previously unreimbursed Advances due to the Servicers, the Master Servicer or the Securities Administrator (solely in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to such Mortgage Loans, (2) any amounts actually paid by the Servicers with respect to Prepayment Interest Shortfalls and any Compensating Interest Payments with respect to such Mortgage Loans and the related Prepayment Period, (3) the portion of any Purchase Price (or FPD Purchase Price (excluding any FPD Premiums) payable with respect to a First Payment Default Mortgage Loan) or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, for each Mortgage Pool, as reduced by (b) the product of (i) the applicable Pool Percentage for such Distribution Date and (ii) any other costs, expenses or liabilities reimbursable to the Trustee, the Securities Administrator, the Master Servicer, the Custodian and each Servicer to the extent provided in this Agreement, each Servicing Agreement and the Custodial Agreement; provided, however, that in the case of the Trustee, such reimbursable amounts to the Trustee payable from the Interest Remittance Amount and Principal Remittance Amount may not exceed $200,000 during any Anniversary Year. In the event that the Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Trustee per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts. For the avoidance of doubt, (i) the Interest Remittance Amount available on each Swap Payment Date for distributions to the Swap Account shall be equal to the Interest Remittance Amount on the related Distribution Date and (ii) the Interest Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Swap Account on the related Swap Payment Date.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Latest Possible Maturity Date: The Distribution Date occurring in November 2041.

LBH: Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR: (a) With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(b) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate first from Reuters’ “page LIBOR 01,” or if such page is not available, then from Bloomberg’s page “BBAM.” If any such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Trustee and any NIMS Insurer), which opinion shall be an expense reimbursed from the Securities Administration Account pursuant to Section 4.05, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

(c) The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate: Any Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 or Class B2 Certificate.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificate.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the related Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

Lower Tier Interest: As described in the Preliminary Statement.

Lower Tier REMIC 1 Uncertificated Regular Interests: Lower Tier Interests of REMIC 1 constituting regular interests held in uncertificated form pursuant to a Section 7.01(c) Purchase Event.

LPMI Policy: A Primary Mortgage Insurance Policy issued by a Qualified Insurer pursuant to which the related premium is to be paid from payments by the mortgagee.

LTURI-holder: The holder of Lower Tier REMIC 1 Uncertificated Regular Interests, which upon the occurrence of a Section 7.01(c) Purchase Event shall be the Master Servicer or its designee, and including any trustee in its capacity as trustee of any privately placed securitization.

M3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the aggregate Class Principal Amount of the Class M1, Class M2 and Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount.

M3 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 79.30% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

M4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M4 Certificates immediately prior to such Distribution Date exceeds (y) the M4 Target Amount.

M4 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 82.40% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

M5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M5 Certificates immediately prior to such Distribution Date exceeds (y) the M5 Target Amount.

M5 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 85.50% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

M6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M6 Certificates immediately prior to such Distribution Date exceeds (y) the M6 Target Amount.

M6 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 87.50% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

M7 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M7 Certificates immediately prior to such Distribution Date exceeds (y) the M7 Target Amount.

M7 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 89.60% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

M8 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M8 Certificates immediately prior to such Distribution Date exceeds (y) the M8 Target Amount.

M8 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 91.20% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

M9 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate of the Class Principal Amounts of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M9 Certificates immediately prior to such Distribution Date exceeds (y) the M9 Target Amount.

M9 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 93.20% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) the Overcollateralization Floor.

Master Servicer: Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Remittance Date: With respect to each Distribution Date, three Business Days immediately preceding such Distribution Date.

Master Servicing Fee: As to any Distribution Date, an amount equal to 1/12th the product of (a) the Master Servicing Fee Rate and (b) the outstanding principal balance of each Mortgage Loan.

Master Servicing Fee Rate: 0.00% per annum.

Material Defect: As defined in Section 2.02(c) hereof.

Maximum Interest Rate: The Pool 1 Maximum Interest Rate, the Pool 2 Maximum Interest Rate or the Subordinate Maximum Interest Rate, as applicable.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

MGIC: Mortgage Guaranty Insurance Corporation, or any successor in interest.

MGIC Letter Agreement: With respect to the Bulk PMI Policy with MGIC, the Terms Letter for MGIC Mortgage Insurance Coverage covering $90,607,894.93 in principal balance of insurance mortgage loans dated as of October 24, 2006, among Lehman Brothers Inc., MGIC and the Trustee.

Monthly Excess Cashflow: For each Distribution Date, the aggregate of any remaining Interest Remittance Amount pursuant to Section 5.02(d)(v) for such date, any Principal Distribution Amount remaining after distribution pursuant to Section 5.02(e)(ii)(C) or 5.02 (e)(iii)(L) for such date, and any Aggregate Overcollateralization Release Amount for such date.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Sale Agreement: The mortgage loan sale and assignment agreement dated as of October 1, 2006, for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the city, state and zip code of the Mortgaged Property; (iii) the original principal amount of the Mortgage Loan; (iv) the Mortgage Rate at origination; (v) the monthly payment of principal and interest at origination; (vi) the Mortgage Pool in which such Mortgage Loan is included; (vii) the applicable Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate; (viii) the Custodian with respect to the Mortgage File related to such Mortgage Loan; (ix) where applicable, whether such Mortgage Loan is covered by any Bulk PMI Policy or LPMI Policy and the applicable PMI Insurer and the applicable Insurance Fee Rate; (x) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the methods of calculation of the Prepayment Premium; (xi) whether such Mortgage Loan is a Simple Interest Mortgage Loan; and (xii) whether such Mortgage Loan is a First Payment Default Mortgage Loan. The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: Any of Pool 1 or Pool 2.

Mortgage Rate: With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by any Relief Act Reductions.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Excess Spread: With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the aggregate of the Interest Remittance Amounts for each Mortgage Pool for such Distribution Date (as reduced by the aggregate Credit Risk Manager’s Fee) exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii) twelve, and the denominator of which is the Aggregate Pool Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month minus (C) the product, expressed as a percentage, of (i) the amount of any Net Swap Payment owed to the Swap Counterparty for such Distribution Date divided by the Aggregate Pool Balance as of the beginning of the related Collection Period and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date, plus (D) the product, expressed as a percentage, of (i) the sum of (a) the amount of any Net Swap Payment and (b) any Interest Rate Cap Payment received by the Supplemental Interest Trust for such Distribution Date divided by the Aggregate Pool Balance as of the beginning of the related Collection Period and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Net Funds Cap: The Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap or the Subordinate Net Funds Cap, as the context requires.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

Net Prepayment Interest Shortfall: With respect to any Master Servicer Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid with respect to such shortfalls by the Servicers pursuant to the Servicing Agreements.

Net Simple Interest Excess: With respect to any Distribution Date, the excess, if any, of (a) the amount of the payments received by the Servicers and the Master Servicer in the related Collection Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Collection Period, as determined by the related Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months. For this purpose, the amount of interest received in respect of the Simple Interest Mortgage Loans in any month shall be deemed (i) to include any Advances of interest made by the related Servicer, the Master Servicer or the Securities Administrator (solely in its capacity as successor master servicer) in such month in respect of such Simple Interest Mortgage Loans and (ii) to be reduced by any amounts paid to the related Servicer, the Master Servicer or the Securities Administrator (solely in its capacity as successor master servicer) in such month in reimbursement of Advances previously made by the Servicer, the Master Servicer or the Securities Administrator (solely in its capacity as successor master servicer) in respect of such Simple Interest Mortgage Loans.

Net Simple Interest Shortfall: With respect to any Distribution Date, the excess, if any, of (a) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Collection Period, as determined by the related Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of the payments received by the related Servicer or the Master Servicer in the related Collection Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

Net Swap Payment: With respect to each Swap Payment Date, the sum of (i) net payment required to be made pursuant to the terms of the Swap Agreement, which net payment shall not take into account any Swap Termination Payment, and (ii) any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Securities Administrator.

Net WAC Rate: With respect to any Distribution Date (and the related Accrual Period), a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

NIM Redemption Amount: As defined in Section 7.01(b).

NIM Residual Securities: Any preference shares, ownership certificate or other residual certificates issued in connection with any NIM Securities.

NIM Securities: Any net interest margin notes (other than any NIM Residual Securities) issued by a trust or other special purpose entity, the principal assets of such trust including the Class P and Class X Certificates and the payments received thereon, which principal assets back such notes.

NIMS Agreement: Any agreement pursuant to which the NIM Securities are issued.

NIMS Insurer: One or more insurers issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount: Not applicable.

Notional Certificate: Not applicable.

Offered Certificates: The Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates.

Offering Document: Each of the Prospectus and the Private Placement Memorandum.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and which may be in-house or outside counsel to the Depositor, the Master Servicer or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the taxation, or the federal income tax status, of each REMIC.

Option One: Option One Mortgage Corporation.

Original Mortgage Loan: As described in the Preliminary Statement.

Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Aggregate Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the LIBOR Certificates after giving effect to distributions on such Distribution Date.

Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the LIBOR Certificates resulting from the distribution of the Principal Distribution Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Floor: An amount equal to $4,006,113.02 (which is approximately 0.50% of the Cut-off Date Balance).

Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any LIBOR Certificate, the Percentage Interest evidenced thereby shall equal the Certificate Principal Amount thereof divided by the Class Principal Amount of all Certificates of the same Class. With respect to the Class X, Class P, Class R and Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

Permitted Servicing Amendment: Any amendment to any Servicing Agreement pursuant to Section 11.03(a)(iii) hereunder in connection with any servicing transfer or transfer of any servicing rights.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

PMI Insurance Premium: With respect to each Distribution Date and each Mortgage Loan covered by a Bulk PMI Policy or other lender-paid Primary Mortgage Insurance Policy, the product of (a) one-twelfth of the applicable Insurance Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

PMI Insurer: MGIC and PMI Mortgage.

PMI Letter Agreement: With respect to the Bulk PMI Policy with PMI Mortgage, the Terms Letter for PMI Mortgage Insurance Coverage covering $64,592,997.69 in principal balance of insurance mortgage loans dated as of October 30, 2006, among LBH, PMI Mortgage and the Trustee.

PMI Mortgage: PMI Mortgage Insurance Co.

Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Maximum Interest Rate: For the Group 1 Senior Certificates, for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amount of the Group 2 Senior Certificates has been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the amount, if any, by which the weighted average of the excess of the maximum “lifetime” Mortgage Rates, as specified in the related Mortgage Notes for the Pool 1 Mortgage Loans exceeds the applicable weighted average Aggregate Expense Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the sum of (x) the amount of any Net Swap Payment owed by the Swap Counterparty on the related Swap Payment Date allocable to Pool 1 (based on the applicable Pool Percentage) and (y) any Interest Rate Cap Amount owed by the Cap Counterparty on the related Interest Rate Cap Payment Date allocable to Pool 1 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 1 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus (c) the product, expressed as a percentage, of (1) a fraction, expressed as a percentage, the numerator of which is the amount of any Net Swap Payment owed to the Swap Counterparty on the related Swap Payment Date allocable to Pool 1 (based on the applicable Pool Percentage) and the denominator of which is the Pool Balance for Pool 1 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Net Funds Cap: With respect to any Distribution Date and the Group 1 Senior Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 1 Optimal Interest Remittance Amount for such date over (ii) any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date allocable to Pool 1 (based on the applicable Pool Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (excluding for this purpose any Mortgage Loans in Pool 1 for which any Principal Prepayments in full have been deposited into the Collection Account and distributed therefrom in accordance with Section 5.02 during the month prior to such Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Optimal Interest Remittance Amount: With respect to each Distribution Date, an amount equal to the product of (a) the quotient of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the related Collection Period, and (ii) 12 and (b) the Pool Balance for Pool 1 as of the first day of the related Collection Period (excluding for purposes of clauses (a)(i) and (b) any Mortgage Loans in Pool 1 for which any Principal Prepayments in full have been deposited into the Collection Account and distributed therefrom in accordance with Section 5.02 during the month prior to such Distribution Date).

Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2 Maximum Interest Rate: For the Group 2 Senior Certificates, and for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amounts of the Group 1 Senior Certificates have been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the amount, if any, by which the weighted average of the excess of the maximum “lifetime” Mortgage Rates, as specified in the related Mortgage Notes for the Pool 2 Mortgage Loans exceeds the applicable weighted average Aggregate Expense Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the sum of (x) the amount of any Net Swap Payment owed by the Swap Counterparty on the related Swap Payment Date allocable to Pool 2 (based on the applicable Pool Percentage) and (y) any Interest Rate Cap Amount owed by the Cap Counterparty on the related Interest Rate Cap Payment Date allocable to Pool 2 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 2 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus (c) the product, expressed as a percentage, of (1) a fraction, expressed as a percentage, the numerator of which is the amount of any Net Swap Payment owed to the Swap Counterparty on the related Swap Payment Date allocable to Pool 2 (based on the applicable Pool Percentage) and the denominator of which is the Pool Balance for Pool 2 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Net Funds Cap: With respect to any Distribution Date and the Group 2 Senior Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 2 Optimal Interest Remittance Amount for such date over (ii) any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date allocable to Pool 2 (based on the applicable Pool Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 2 as of the first day of the related Collection Period (excluding for this purpose any Mortgage Loans in Pool 2 for which any Principal Prepayments in full have been deposited into the Collection Account and distributed therefrom in accordance with Section 5.02 during the month prior to such Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Optimal Interest Remittance Amount: With respect to each Distribution Date, an amount equal to the product of (a) the quotient of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the related Collection Period, and (ii) 12 and (b) the Pool Balance for Pool 2 as of the first day of the related Collection Period (excluding for purposes of clauses (a)(i) and (b) any Mortgage Loans in Pool 2 for which any Principal Prepayments in full have been deposited into the Collection Account and distributed therefrom in accordance with Section 5.02 during the month prior to such Distribution Date).

Pool Balance: With respect to each Mortgage Pool, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in such Mortgage Pool at the date of determination.

Pool Percentage: With respect to each Mortgage Pool and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Pool Balance for such date.

Pool Subordinate Amount: As to each Mortgage Pool and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool as of the first day of the immediately preceding Collection Period over (i) the Class Principal Amount of the Group 1 Senior Certificates (in the case of Pool 1) or (ii) the aggregate Class Principal Amounts of the Group 2 Senior Certificates (in the case of Pool 2) immediately prior to the related Distribution Date.

Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Mortgage Rate (as reduced by the Servicing Fee, as applicable, in the case of Principal Prepayments in full) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period: (a) With respect to any Distribution Date and any Principal Prepayment in part in respect of any Mortgage Loan serviced by a Servicer and any Principal Prepayment in full in respect of any Mortgage Loan serviced by Option One, the calendar month immediately preceding the month in which such Distribution Date occurs and (b) with respect to any Distribution Date and any Principal Prepayment in full in respect of any Mortgage Loan serviced by Wells Fargo, the period from the fourteenth (14th) day of the preceding calendar month through the thirteenth (13th) day of the calendar month in which the Distribution Date occurs; provided, however in the case of any servicing transfer from Option One to Wells Fargo, the related Prepayment Period will be the period from the first day of the calendar month before the month of such servicing transfer through the thirteenth (13th) day of the calendar month in which the Mortgage Loans are transferred and in which such Distribution Date occurs.

Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan, including any Bulk PMI Policy or any LPMI Policy, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the borrower or the Seller on behalf of the Trust Fund.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal.

Principal Distribution Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Aggregate Overcollateralization Release Amount, if any, allocable to such Mortgage Pool, for such Distribution Date (based on the applicable Pool Percentage).

Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the related Servicing Agreement.

Principal Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period whether by the applicable Servicers, the Master Servicer or the Securities Administrator (less unreimbursed Advances due to the Master Servicer, any Servicer or the Securities Administrator with respect to the related Mortgage Loans, to the extent allocable to principal), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans in such Mortgage Pool, (iii) the outstanding principal balance of each Mortgage Loan (excluding any FPD Premium) in such Mortgage Pool that was purchased from the Trust Fund by the Seller during the related Prepayment Period or the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent) from such Mortgage Pool, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal and (v) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) to the extent not reimbursed from amounts otherwise allocable to interest, the related Pool Percentage for such date of any other costs, expenses or liabilities reimbursable to the Trustee, the Securities Administrator, the Master Servicer, the Custodian and each Servicer to the extent provided in this Agreement, each Servicing Agreement and the Custodial Agreement and, with respect to the Trustee, to the extent the Interest Remittance Amount is less than amounts reimbursable to the Trustee pursuant to Section 4.04(b)(i), the product of (x) the applicable Pool Percentage for such Distribution Date and (y) any amounts reimbursable during the related Anniversary Year to the Trustee therefrom and not reimbursed from the Interest Remittance Amount, or otherwise; provided, however, that such reimbursable amounts from the Interest Remittance Amount and Principal Remittance Amount may not exceed $200,000 in the aggregate during any Anniversary Year. In the event that the Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Trustee per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts. For the avoidance of doubt, (i) the Principal Remittance Amount available on each Swap Payment Date for distributions to the Swap Account shall be equal to the Principal Remittance Amount on the related Distribution Date and (ii) the Principal Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Swap Account on the related Swap Payment Date.

Private Placement Memorandum: The private placement memorandum dated October 26, 2006, relating to the Class B1 and Class B2 Certificates.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated October 26, 2006, together with the accompanying prospectus dated September 13, 2006, relating to the Offered Certificates.

Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan; (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory- or abusive-lending law arising from or in connection with the origination of such Mortgage Loan; and (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan. The Master Servicer, each Servicer, the Custodian (or the Trustee or the Securities Administrator, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or such Servicer under this Agreement or the related Servicing Agreement (or to the Trustee or the Securities Administrator, if applicable), together with any accrued and unpaid compensation due to the Master Servicer, the Securities Administrator, any Servicer, the Custodian or the Trustee hereunder or thereunder.

Purchaser Call Option Notice: As defined in Section 7.01(d).

QIB: As defined in Section 3.03(c).

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account, the Securities Administration Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)  be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)  provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)  provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv)  provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)  provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account, the Securities Administration Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the ratings of the Certificates.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if applicable, has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if applicable, has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan, (vii) if applicable, has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (viii) has the same Due Date as the Deleted Mortgage Loan, (ix) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan; provided, that in no case should such substitute Mortgage Loan have a maturity date later than the Final Scheduled Distribution Date; (x) is current as of the date of substitution, (xi) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xii) has been underwritten by the Transferor in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiv) is secured by the same property type as the Deleted Mortgage Loan, (xv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the related Mortgage Loan Sale Agreement, (xvi) has the same or higher lien position as the Deleted Mortgage Loan, (xvii) is covered by a Primary Mortgage Insurance Policy if the Deleted Mortgage Loan was so covered), (xviii) contains provisions covering the payment of Prepayment Premium by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan and (xix) for any Mortgage Loan to be substituted into Pool 1, has an original Scheduled Principal Balance within the maximum dollar amount limitations prescribed by Fannie Mae for conforming one-to-four family first and second lien residential mortgaged properties. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xiii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity; provided, that the stated maturity date of any Qualifying Substitute Mortgage Loan shall not be later than the Final Scheduled Distribution Date, the Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualifying Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency: Each of Fitch, Moody’s and S&P.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date: With respect to any Class of Book-Entry Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to any Class of Definitive Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Regular Interests Purchase Option: As defined in Section 7.01(c).

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Global Security: The meaning specified in Section 3.01(d).

Related Senior Principal Distribution Amount: For each Mortgage Pool and any Distribution Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Class Principal Amount of the Group 1 Senior Certificates (with respect to Pool 1) or the sum of the Class Principal Amounts of the Group 2 Senior Certificates (with respect to Pool 2) immediately prior to such date and (y) the product of (a) the Senior Principal Distribution Amount and (b) the related Senior Proportionate Percentage, in each case for such date.

Related Senior Priority: With respect to each of Group 1 Senior Certificates and the Group 2 Senior Certificates, the priority of distribution on the Senior Certificates relating to such Groups as described in 5.02(e)(i)(A)(3) and 5.02(e)(i)(B)(3), respectively.

Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on Exhibit S attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Paying Agent, the Securities Administrator, the Credit Risk Manager, the Custodian or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Collection Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC: Each pool of assets in the Trust Fund designated as a REMIC pursuant to the Preliminary Statement.

REMIC 1: As described in the Preliminary Statement.

REMIC 2: As described in the Preliminary Statement.

REMIC 3: As described in the Preliminary Statement.

REMIC 3 Net Funds Cap: For any Distribution Date (and the related Accrual Period) and any Class of Certificates, an amount equal to (i) the weighted average of the interest rates on the Lower Tier Interests in REMIC 3 (other than an interest-only regular interest), weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period, multiplied by (ii) an amount equal to (a) 30, divided by (b) the actual number of days in the Accrual Period.

REMIC 4: As described in the Preliminary Statement.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Swap Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the product of: (i) the “Rate of Payment (%)” under the Swap Agreement for such Distribution Date, as set forth in Annex C-1 to the Prospectus Supplement, (ii) 2, and (iii) the quotient of (a) the actual number of days in the related Accrual Period divided by (b) 30.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event: As defined in Section 6.20(f)(i).

Reporting Servicer: As defined in Section 6.20(e)(i).

Required Reserve Fund Deposit: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the amount, if any by which (a) the product of 1.00% and the Aggregate Pool Balance for such date exceeds (b) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which (i) $1,000 exceeds the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amount of each Class of Offered Certificates, the Class B1 Certificates and the Class B2 Certificates has been reduced to zero, the Required Reserve Fund Deposit shall be zero.

Residual Certificate: Any Class R or Class LT-R Certificate.

Responsible Officer or responsible officer: When used with respect to the Trustee (including in its capacity as Paying Agent) or Securities Administrator, any vice president, assistant vice president, the secretary, any assistant secretary, or any officer, working in its Corporate Trust Office, or corporate trust group, as applicable, and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate: Any Class B1, Class B2, Class P, Class X, Class R or Class LT-R Certificate.

Restricted Global Security: As defined in Section 3.01(c).

Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Rules: As defined in Section 6.20(c).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Exchange Act Signing Party that complies with Section 302 of the Sarbanes-Oxley Act, as amended from time to time.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date, whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to (i) any Mortgage Loan (other than a Simple Interest Mortgage Loan) as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan as of the Cut-off Date, the principal balance of such Mortgage Loan as specified in the Mortgage Loan Schedule. The Scheduled Principal Balance of any Liquidated Mortgage Loan shall be zero. In the case of a Simple Interest Mortgage Loan, references herein to such Mortgage Loan’s Scheduled Principal Balance shall mean its actual unpaid principal balance. The actual unpaid principal balance of a Simple Interest Mortgage Loan with respect to any Distribution Date shall be determined by subtracting from such Mortgage Loan’s unpaid principal balance as of the end of the preceding Collection Period the amount of the borrower’s fixed monthly payment for the related Collection Period that is not allocated to the payment of interest applying the Simple Interest Method.

Section 7.01(c) Purchase Event: The purchase of all the Lower Tier REMIC 1 Uncertificated Regular Interests.

Securities Act: The Securities Act of 1933, as amended.

Securities Administration Account: A separate account established pursuant to Section 4.05.

Securities Administrator: Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: Lehman Brothers Holdings Inc., or any successor in interest.

Seller Remittance Amount: With respect to each Servicer, the meaning assigned to such term in the related Servicing Agreement.

Senior Certificate: Any Class A1, Class A2, Class A3, Class A4 or Class A5 Certificate.

Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Trigger Event has occurred) and the denominator of which is the Aggregate Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Senior Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the lesser of (x) the aggregate Principal Distribution Amount for both Mortgage Pools and (y) the amount, if any by which (A) the aggregate Class Principal Amount of the Senior Certificates immediately prior to such Distribution Date exceeds (B) the Senior Target Amount.

Senior Proportionate Percentage: With respect to Pool 1 and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date. With respect to Pool 2 and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Senior Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 59.10% and (ii) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (ii) the Overcollateralization Floor.

Servicer Remittance Date: The day in each calendar month on which each Servicer is required to remit payments to the Collection Account, as specified in the related Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day).

Servicers: As of the Closing Date, Option One, or its successor in interest. As of the Servicing Transfer Date, Wells Fargo Bank, N.A.

Service(s)(ing): In accordance with Regulation AB, the act of managing or collecting payments on the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and Bulk PMI Policy premiums and fire and hazard insurance coverage and (e) any losses sustained by a Servicer with respect to the liquidation of the Mortgaged Property.

Servicing Agreement: Each servicing agreement, subservicing agreement or reconstituted servicing agreement identified on Exhibit E hereto, dated as of October 1, 2006, among the Seller, the Master Servicer and one of the above-named Servicers, and any other servicing agreement entered into between a successor servicer and the Seller pursuant to the terms of this Agreement.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate: With respect to each Mortgage Loan, the rate specified in the related Servicing Agreement.

Servicing Function Participant: Any Subservicer, Subcontractor or any other Person, other than each Servicer, the Custodian, the Master Servicer, the Paying Agent and the Securities Administrator, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Officer: Any officer of the related Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the related Servicer to the Master Servicer or Seller upon request, as such list may from time to time be amended.

Servicing Transfer Date: The date or dates on which any transfer of servicing from Option One to Wells Fargo Bank, N.A. is effective.

Simple Interest Method: With respect to a Simple Interest Mortgage Loan, the method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

Simple Interest Mortgage Loan: Any Mortgage Loan specified as a “DSI Loan” in the Mortgage Loan Schedule attached hereto as Schedule A. As of the Closing Date, there are no Simple Interest Mortgage Loans included in the Trust Fund.

Sponsor: Lehman Brothers Holdings Inc., or any successor in interest.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Stepdown Date: The earlier of (i) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have each been reduced to zero or (ii) the later to occur of (x) the Distribution Date in November 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to 40.90%.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Paying Agent, the Securities Administrator, the Master Servicer, the Custodian, a Servicer or the Credit Risk Manager.

Subordinate Certificate: Any Class M Certificate or Class B Certificate.

Subordinate Maximum Interest Rate: For (i) the Subordinate Certificates; (ii) the Group 1 Senior Certificates, with respect to each Distribution Date after the Distribution Date on which the aggregate Class Principal Amount of the Group 2 Senior Certificates has been reduced to zero; and (iii) the Group 2 Senior Certificates, with respect to each Distribution Date after the Distribution Date on which the Class Principal Amount of the Group 1 Senior Certificates has been reduced to zero; the weighted average of the Pool 1 Maximum Interest Rate and the Pool 2 Maximum Interest Rate for such Distribution Date, weighted on the basis of (i) in the case of any Distribution Date on or before the date on which the aggregate Class Principal Amount of the Senior Certificates relating to any Mortgage Pool has been reduced to zero, the Pool Subordinate Amount and (ii) for any Distribution Date thereafter, such weighting shall be on the basis of the Pool Balance of each Mortgage Pool.

Subordinate Net Funds Cap: With respect to any Distribution Date, an amount equal to the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool; provided, however, that on any Distribution Date after which the aggregate Class Principal Amount of the Senior Certificates relating to any Mortgage Pools has been reduced to zero, such weighting shall be on the basis of the Pool Balance of each Mortgage Pool.

Subordinate Priority: To the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order.

Subsequent Recovery: Any amount recovered by a Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Subservicer: Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer or Additional Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances or unpaid Servicing Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Swap Account, the Interest Rate Cap Agreement, the Interest Rate Cap Account, the right to receive the Class X Distributable Amount as provided in Section 5.02(f)(vi), the Class LT4-I interest in REMIC 4 and the right to receive Class I Shortfalls.

Swap Account: The account created pursuant to Section 5.07(a) of this Agreement.

Swap Agreement: The interest rate swap agreement entered into by the Supplemental Interest Trust, which agreement provides for, among other things, a Net Swap Payment to be paid pursuant to the conditions provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit O.

Swap Amount: With respect to each Distribution Date and the related Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited into the Swap Account.

Swap Counterparty: The counterparty to the Supplemental Interest Trust under the Swap Agreement, and any successor in interest or assigns. Initially, the Swap Counterparty shall be ABN AMRO Bank N.V.

Swap Counterparty Trigger Event: A Swap Counterparty Trigger Event shall have occurred if any of a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.

Swap Default: Any of the circumstances constituting an “Event of Default” under the Swap Agreement.

Swap LIBOR: With respect to any Distribution Date and the related Swap Payment Date (and the Accrual Period relating to such Distribution Date), the product of (i) the Floating Rate Option (as defined in the Swap Agreement) for the related Swap Payment Date, (ii) two, and (iii) the quotient of (a) the actual number of days in the Accrual Period for the LIBOR Certificates and (b) 30, as calculated by the Swap Counterparty and furnished to the Securities Administrator.

Swap Payment Date: For so long as the Swap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

Swap Replacement Receipts: As defined in Section 5.09(a).

Swap Replacement Receipts Account: As defined in Section 5.09(a).

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment required to be made by the Supplemental Interest Trust to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee and the Securities Administrator.

Swap Termination Receipts: As defined in Section 5.09(a).

Swap Termination Receipts Account: As defined in Section 5.09(a).

Target Amount: With respect to any Distribution Date, an amount equal to the Aggregate Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount: For any Distribution Date prior to the Stepdown Date, an amount equal to $10,816,604.43 (or 1.35% of the Cut-off Date Balance). For any Distribution Date and provided a Trigger Event is not in effect, an amount equal to the greater of (i) the lesser of (a) $10,816,604.43 (or 1.35% of the Cut-off Date Balance) and (b) 2.70% of the Aggregate Pool Balance after giving effect to distributions on such Distribution Date and (ii) the Overcollateralization Floor. With respect to any Distribution Date on or after the Stepdown Date and provided a Trigger Event is in effect, an amount equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Tax Matters Person: The “tax matters person” as specified in the REMIC Provisions.

Telerate Page 3750: The display currently so designated as “Page 3750” on the Reuters Telerate Service (or such other page selected by the Securities Administrator as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Event: As defined in the Swap Agreement.

Termination Price: As defined in Section 7.01.

Threshold Calculation: For each PMI Insurer and each Distribution Date, the percentage obtained by dividing (a) the aggregate of the maximum amount payable for each Mortgage Loan covered under the related Bulk PMI Policy as of the last day of the related Collection Period by (b) the aggregate Class Principal Amount of the Certificates as of the last day of the related Collection Period.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount: With respect to any Distribution Date, the sum of (i) the aggregate of the Interest Remittance Amounts for such date; (ii) the aggregate of the Principal Remittance Amounts for such date; and (iii) all Prepayment Premiums collected during the related Prepayment Period.

Transfer Agreement: As defined in the Mortgage Loan Sale and Assignment Agreement.

Transferor: BNC Mortgage, Inc.

Trigger Event: A Trigger Event shall have occurred with respect to any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

Trust Fund: The corpus of the BNC Mortgage Loan Trust 2006-2 created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Transfer Agreement, the Mortgage Loan Sale Agreement and each Servicing Agreement, such amounts as shall from time to time be held in the Collection Account, the Securities Administration Account, the Certificate Account, any Custodial Account and any Escrow Account, the Swap Termination Receipts Account, the Swap Replacement Receipts Account, the Cap Termination Receipts Account, the Cap Replacement Receipts Account, the Basis Risk Reserve Fund, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

Trust Fund Termination Event: As defined in Section 7.01(a).

Trustee: U.S. Bank National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee shall be appointed as herein provided, then such successor in interest or successor trustee, as the case may be.

Trustee Fee: A fixed annual fee of $3,750, which is paid first, by the Securities Administrator pursuant to Section 6.12, second, to the extent not paid under first, from income and earnings on the amounts on deposit in the Securities Administration Account as provided in Section 4.05(f) and third, to the extent not paid under first or second, from income and earnings on the amounts on deposit in the Certificate Account as provided in Section 4.04(c).

UCC or Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Underwriter: Lehman Brothers Inc.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any LIBOR Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the applicable Net Funds Cap) but limited to a rate no greater than the applicable Maximum Interest Rate.

Upper Tier REMIC: REMIC 4.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 97.00% of all Voting Interests shall be allocated to the LIBOR Certificates. Voting Interests shall be allocated among the Classes of LIBOR Certificates based on the product of (i) 97.00% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of all Certificates then outstanding and the denominator of which is the Aggregate Pool Balance then outstanding. At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to each of the Class P, Class R and Class X Certificates while they remain outstanding. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests. In the case of the purchase by the Master Servicer of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to a Section 7.01(c) Purchase Event, the LTURI-holder shall be allocated 100% of the Voting Interests and upon such purchase any provision in this Agreement which requires a vote by, a direction or notice given by, an action taken by, a request in writing by or the consent of, any percentage of the Holders of the Certificates or any Class of Certificates may be exercised by the LTURI-holder.

Wells Fargo: Wells Fargo Bank, N.A.

Section 1.02	Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer, the Swap Counterparty or the Cap Counterparty. The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, any Servicer or the Credit Risk Manager.

Section 1.03	Calculations Respecting Accrued Interest.

Accrued interest, if any, on any LIBOR Certificate shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

ARTICLE II

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

Section 2.01	Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, the Securities Administration Account and all amounts from time to time credited to and the proceeds of the Securities Administration Account (exclusive of investment earnings thereon), any Custodial Accounts and all amounts from time to time credited to and the proceeds of the Custodial Accounts, any Escrow Account established pursuant to Section 9.06 and any Basis Risk Reserve Fund established pursuant to Section 5.06 and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution of this Agreement, the MGIC Letter Agreement and the PMI Letter Agreement shall be delivered to the Trustee on behalf of the Trust Fund. In connection therewith, the Depositor hereby directs the Trustee (solely in its capacity as such) and the Trustee is hereby authorized to execute and deliver the MGIC Letter Agreement and the PMI Letter Agreement for the benefit of the Certificateholders. The Seller, the Master Servicer, the Securities Administrator, the Depositor, the Servicers and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the MGIC Letter Agreement and the PMI Letter Agreement solely in its capacity as Trustee of the Trust Fund, and not in its individual capacity.

Concurrently with the execution of this Agreement, the Swap Agreement and the Interest Rate Cap Agreement shall be delivered to the Trustee. In connection therewith, the Depositor hereby directs the Trustee (solely in its capacity as such) and the Trustee is hereby authorized to execute and deliver the Swap Agreement and the Interest Rate Cap Agreement (each on behalf of the Supplemental Interest Trust) for the benefit of, the Certificateholders. The Seller, the Master Servicer, the Securities Administrator, the Depositor, the Servicers and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Swap Agreement and the Interest Rate Cap Agreement solely in its capacity as Trustee of the Supplemental Interest Trust and the Trust Fund and not in its individual capacity. The Trustee shall have no duty or responsibility to enter into any other swap agreement or interest rate cap agreement upon the expiration or termination of the Swap Agreement or the Interest Rate Cap Agreement.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under the Servicing Agreement, but only to the extent assigned under the Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.

It is agreed and understood by the Depositor and the Trustee (and the Seller has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans.

The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

(b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)  with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)  the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

(iii)  with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv)  the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)  with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or (B) to “U.S. Bank National Association, as Trustee of the BNC Mortgage Loan Trust 2006-2,” without recourse;

(vi)  if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the Transferor, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee and any NIMS Insurer that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loan;

(vii)  with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy with an original or certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title;

(viii)  if applicable, the original Primary Mortgage Insurance Policy or certificate or, an electronic certification evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

(ix)  the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or the Custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

(x)  with respect to any Cooperative Loan, the Cooperative Loan Documents; and

(xi)  with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c)  (i)  Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel addressed to the Trustee (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Master Servicer shall direct the applicable Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall direct to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.

(i)  With respect to each MERS Mortgage Loan, the Master Servicer shall direct the applicable Servicer, at the expense of the Depositor, to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. With respect to each Cooperative Loan, the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall direct such Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

(d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to any NIMS Insurer and the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

Section 2.02	Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a) The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the Custodian on behalf of the Trustee, will execute and deliver to the Depositor, the Master Servicer, the Trustee and any NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the Custodial Agreement as Exhibit B-1, as applicable).

(b) Within 45 days after the Closing Date, the Trustee or the Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (b) above the Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Trustee, or the Custodian, shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement. The Trustee, solely in its capacity as Trustee hereunder, is hereby authorized and directed by the Depositor to appoint the Custodian and to execute and deliver the Custodial Agreement.

(g) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement, each Servicing Agreement and the Bulk PMI Policies. The Depositor hereby directs the Trustee, solely in its capacity as Trustee hereunder, to execute and deliver, concurrently with the execution and delivery of this Agreement, the Bulk PMI Policies and each Servicing Agreement to which the Trustee is a party.

Section 2.03	Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, the Master Servicer, the Securities Administrator and any NIMS Insurer as of the Closing Date or such other date as is specified, that:

(i)  the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)  the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)  the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)  this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Securities Administrator, the Master Servicer and the Credit Risk Manager, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)  there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi)  immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b) [Reserved]

Section 2.04	Discovery of Breach.

It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of the Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or the Seller, the Depositor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or in the case of a First Payment Default Mortgage Loan, the FPD Purchase Price (excluding any FPD Premium)) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 2.05	Repurchase, Purchase or Substitution of Mortgage Loans.

(a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement or by the Seller pursuant to the Mortgage Loan Sale Agreement, the principal portion of the funds (including the FPD Purchase Price in the case of any First Payment Default Mortgage Loan) received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price or FPD Purchase Price (excluding any FPD Premium), as applicable, shall be deposited in the Certificate Account. The Trustee (i) upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, (ii) upon receipt of a written certification from the Master Servicer that it has received the full amount of the Purchase Price for a Deleted Mortgage Loan and has deposited such amount in the Collection Account or (iii) upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, and NIMS Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Securities Administrator, the Trustee, the Master Servicer, the Depositor, any NIMS Insurer and any Certificateholder may sustain in connection with any actions of such Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

(b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor or the Seller, as applicable, must deliver to the Trustee (or the Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing granting language substantially comparable to that set forth in the first paragraph of Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

(c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and any NIMS Insurer has received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not cause an Adverse REMIC Event.

Section 2.06	Grant Clause.

(a) It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates (or the aggregate principal balance of the Lower Tier REMIC 1 Uncertificated Regular Interests, if applicable) in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund, the Supplemental Interest Trust and all proceeds of any and all property constituting the Trust Fund and the Supplemental Interest Trust to secure payment of the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, as applicable (such security interest being, to the extent of the assets that constitute the Supplemental Interest Trust, pari passu with the security interest as provided in clause (4) below); (3) this Agreement shall constitute a security agreement under applicable law; and (4) the Swap Counterparty shall be deemed, during the term of such agreement and while such agreement is the property of the Trustee, to have a security interest in all of the assets that constitute the Supplemental Interest Trust, but only to the extent of such Swap Counterparty’s right to payment under the Swap Agreement (such security interest being pari passu with the security interest as provided in clause (2) above). If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate or Lower Tier REMIC 1 Uncertificated Regular Interests, as applicable, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement. The Depositor shall, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and intermediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or intermediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

THE CERTIFICATES

Section 3.01	The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class P and Class X Certificates shall each be maintained in definitive, fully registered form in the minimum denomination specified in the Preliminary Statement hereto and in integral multiples of 1% in excess thereof. Each of the Class R and Class LT-R Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee (or the Custodian) of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c) The Class B1 and Class B2 Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(d) The Class B1 and Class B2 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(e) The Class B1 and Class B2 Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more Definitive Certificates.

Section 3.02	Registration.

The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates (and, after a Section 7.01(c) Purchase Event, the Lower Tier REMIC 1 Uncertificated Regular Interests) and shall maintain books for the registration and for the transfer of Certificates (and, after a Section 7.01(c) Purchase Event, the Lower Tier REMIC 1 Uncertificated Regular Interests) (the “Certificate Register”). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates (and Lower Tier REMIC 1 Uncertificated Regular Interests, as the case may be) collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any NIMS Insurer and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Upon the occurrence of a Section 7.01(c) Purchase Event, the Master Servicer shall provide the Trustee with written notice of the identity of any transferee of the Master Servicer’s interest in the Lower Tier REMIC 1 Uncertificated Regular Interests, which notice shall contain a certification that such transferee is a permitted LTURI-holder hereunder. The Lower Tier REMIC 1 Uncertificated Regular Interests may only be transferred in whole and not in part to no more than one LTURI-holder at a time who is either (1) an affiliate of the Master Servicer or (2) a trustee of a privately placed securitization. The Trustee and the Depositor shall treat the Person in whose name the Lower Tier REMIC 1 Uncertificated Regular Interests are registered on the books of the Certificate Registrar as the LTURI-holder for all purposes hereunder.

Section 3.03	Transfer and Exchange of Certificates.

(a) A Certificate (other than a Book-Entry Certificate which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount or Percentage Interest as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that: (i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act, and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)  The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or the Placement Agent or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

(ii)  The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

(d) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate substantially in the form of Exhibit H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee, to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Master Servicer, any Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee, has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, any NIMS Insurer or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Trustee shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of any such Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(ii) No transfer of an ERISA-Restricted Trust Certificate shall be made prior to the termination of the Swap Agreement and the Interest Rate Cap Agreement, unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit H, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption. Notwithstanding anything else to the contrary herein, prior to the termination of the Swap Agreement and the Interest Rate Cap Agreement, any purported transfer of an ERISA-Restricted Trust Certificate on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect. If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, prior to the termination of the Swap Agreement and the Interest Rate Cap Agreement, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Securities Administrator, any NIMS Insurer and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 3.03(d)(ii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee or Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-Permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Master Servicer, the Securities Administrator, any NIMS Insurer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-Permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-Permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-Permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee or Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing any Class B1 or Class B2 Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

(A) Subject to clauses (B) and (C) of this Section 3.03(h), transfers of a Global Security representing any Class B1 or Class B2 Certificate shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(B) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit M-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(C) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit M-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(D) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Securities Act, as the case may be), and as may be from time to time adopted by the Trustee.

(E) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(l)(C).

Section 3.04	Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with the Trustee’s normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05	Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Authenticating Agent and any NIMS Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06	Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar, any NIMS Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar, any NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07	Temporary Certificates.

(a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08	Appointment of Paying Agent.

(a) The Trustee, subject to the consent of the NIMS Insurer, may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

(b) Any Paying Agent shall comply with its reporting obligations under Regulation AB with respect to the Trust Fund in form and substance similar to those of the Trustee pursuant to Section 6.20, and the related assessment of compliance shall cover, at a minimum, the elements of the servicing criteria applicable to the Paying Agent indicated in Exhibit S attached hereto. For so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent shall give prior written notice to the Sponsor, the Master Servicer, the Securities Administrator and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance reasonably satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Paying Agent, as applicable, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor. In addition, for so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent shall notify the Sponsor, the Master Servicer, the Securities Administrator and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending against the Paying Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) any merger, consolidation or sale of substantially all of the assets of the Paying Agent and (iii) if the Paying Agent shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit V hereto or any of their affiliates. On or before March 1st of each year, the Depositor shall furnish any change in the information in Exhibit V to the Paying Agent and the Securities Administrator.

(c) Any Paying Agent agrees to indemnify the Depositor, the Securities Administrator and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the failure by such Paying Agent to deliver any information, report or certification when and as required under Section 6.20 and Section 9.25(a). This indemnification shall survive the termination of this Agreement or the termination of such Paying Agent hereunder.

Section 3.09	Book-Entry Certificates.

(a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)  the provisions of this Section 3.09 shall be in full force and effect;

(ii)  the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent, the Registrar, any NIMS Insurer and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)  to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)  the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify any NIMS Insurer and shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Trustee, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01	Collection Account.

(a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Aurora Loan Services LLC, as Master Servicer, in trust for the benefit of the Holders of BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2.” The Collection Account shall relate solely to the Certificates and to the Lower Tier REMIC 1 Uncertificated Regular Interests issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c) The Master Servicer shall give to the Trustee and the Securities Administrator prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement. On each Master Servicer Remittance Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date shall be remitted to the Securities Administrator for deposit into the Securities Administration Account by wire transfer in immediately available funds. The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Securities Administrator for deposit into the Securities Administration Account.

(d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the second Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments (or in the case of Simple Interest Mortgage Loans, representing scheduled interest payments, but actual principal payments) on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Master Servicer Remittance Date and two Business Days following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  all payments on account of principal, including Principal Prepayments, any Subsequent Recovery and any Scheduled Payment attributable to principal received after its related Due Date, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans, including Prepayment Premiums, in all cases, net of the Servicing Fee and the PMI Insurance Premiums, if any, with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii)  any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

(iv)  all Insurance Proceeds;

(v)  all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or the applicable Servicing Agreement;

(vi)  any Seller Remittance Amounts remitted by a Servicer;

(vii)  all amounts paid by any Servicer with respect to Net Simple Interest Shortfalls and Prepayment Interest Shortfalls; and

(viii)  the Purchase Price or FPD Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by any NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04.

The Master Servicer shall also deposit from its own funds into the Collection Account (to the extent not already received from the related Servicer), without right of reimbursement, except from Net Simple Interest Excess, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Collection Period.

(e) Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Securities Administrator, then such Eligible Investment shall mature not later than such applicable Master Servicer Remittance Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and Holders of the BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.05 hereof, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.02	Application of Funds in the Collection Account.

The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)  to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii)  to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances or Servicing Advances made by it or by such Servicer (A) that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances or Servicing Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

(iii)  to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv)  to the extent of any previous Advances made by the Master Servicer with respect to Simple Interest Mortgage Loans, to pay itself an amount equal to Net Simple Interest Excess for the related Collection Period to the extent not offset by Net Simple Interest Shortfalls;

(v)  to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to this Agreement, including, without limitation, Sections 9.04, 9.05(b), 9.07(a), 9.30 or 11.15;

(vi)  to pay to the Seller any Seller Remittance Amount;

(vii)  to pay to the Depositor or the Seller, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price (or FPD Purchase Price) and any FPD Premium (in the case of a First Payment Default Loan);

(viii)  if applicable, to pay the PMI Insurance Premium with respect to each Bulk PMI Policy;

(ix)  subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(x)  to make payments to the Securities Administrator for deposit into the Securities Administration Account in the amounts and in the manner provided herein;

(xi)  to make payment to itself, the Securities Administrator, the Trustee and others pursuant to any provision of this Agreement;

(xii)  to withdraw funds deposited in error in the Collection Account;

(xiii)  to clear and terminate the Collection Account pursuant to Section 7.02;

(xiv)  to reimburse the Trustee, the Securities Administrator, and a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Securities Administrator or a successor master servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer, the Trustee or the Securities Administrator or other successor master servicer thereto shall be prior to the rights of the Certificateholders; and

(xv)  to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

In the event that the Master Servicer fails on any Master Servicer Remittance Date to remit to the Securities Administrator any amounts required to be so remitted to the Securities Administrator pursuant to sub-clause (x) by such date, the Master Servicer shall pay the Securities Administrator, interest calculated at the “prime rate” (as published in the “Money Rates” section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Master Servicer Remittance Date to but not including the related Deposit Date. The Master Servicer shall only be required to pay the Securities Administrator interest for the actual number of days such amounts are not timely remitted (e.g., one day’s interest, if such amounts are remitted one day after the Master Servicer Remittance Date).

In connection with withdrawals made pursuant to subclauses (i), (iii), (iv), (vi) and (vii) above, the Master Servicer’s, any Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal made from the Collection Account it maintains pursuant to such subclause (i), (iii), (iv), (vi) and (vii).

Section 4.03	Reports to Certificateholders.

(a) On each Distribution Date, the Securities Administrator shall have prepared (based solely on information provided by the Master Servicer, the Cap Counterparty and the Swap Counterparty) and shall make available to the Trustee, the Paying Agent, any NIMS Insurer, the Swap Counterparty, the Credit Risk Manager, the Seller and each Certificateholder a report (the “Distribution Date Statement”) setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer):

(i)  the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)  the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

(iii)  the amount, if any, of any distribution to the Holders of the Class P Certificate, the Class X Certificates, the Class LT-R Certificates, and the Residual Certificate;

(iv)  (A) the aggregate amount of any Advances required to be made as of the end of the month immediately preceding the month in which the Distribution Date occurs by or on behalf of the Servicers (or the Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)  by Mortgage Pool and in the aggregate, the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)  the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

(vii)  the amount of any Prepayment Premiums distributed to the Class P Certificates;

(viii)  by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(ix)  the amount of the Servicing Fees and Credit Risk Manager’s Fees and PMI Insurance Premiums paid during the Collection Period to which such distribution relates;

(x)  by Mortgage Pool and in the aggregate, the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding, (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties (the information in this item (x) to be calculated utilizing the OTS delinquency method);

(xi)  the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xii)  with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xiii)  the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xiv)  the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

(xv)  with respect to each Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to such Distribution Date;

(xvi)  if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(xvii)  the amount of any Overcollateralization Deficiency after giving effect to the distributions made in such Distribution Date;

(xviii)  the level of LIBOR for such Distribution Date;

(xix)  the amount of any payments made by the Cap Counterparty to the Supplemental Interest Trust made pursuant to Section 5.07(d);

(xx)  the amount of any Net Swap Payment to the Supplemental Interest Trust made pursuant to Section 5.07, any Net Swap Payment to the Swap Counterparty made pursuant to Section 5.07, any Swap Termination Payment to the Supplemental Interest Trust made pursuant to Sections 5.07 and any Swap Termination Payment to the Swap Counterparty made pursuant to Section 5.07; and

(xxi)  the amount of any FPD Premiums, if any, for such Distribution Date.

In addition to the information listed above, for every year in which the Depositor is subject to Exchange Act reporting with respect to the Certificates, such Distribution Date Statement shall also include such other information as is required by Item 1121 (§ 229.1121) of Regulation AB to the extent that the Securities Administrator shall have received any such information from the Depositor, the Sponsor, the Trustee, the Master Servicer, the Servicers, the Custodian, the Swap Counterparty, the Cap Counterparty or any Subservicer or Subcontractor therefor, as applicable, no later than four Business Days prior to the Distribution Date.

In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall also (except in the case of the report delivered to the holder of the Class X Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

On any Distribution Date after the occurrence of a Section 7.01(c) Purchase Event, the information required by subclauses (i), (iii), (iv), (v), (vii), (viii), (ix), (x), (xi), (xii), (xv), (xvii), (xviii), (xix) and (xx) shall be made available to the Trustee, NIMS Insurer, the Swap Counterparty, the Credit Risk Manager, the Seller, the holder of the Class LT-R Certificate and the LTURI-holder with regard to the Lower Tier REMIC 1 Uncertificated Regular Interests in lieu of the Certificates.

The Securities Administrator shall make such report and any additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Trustee, any NIMS Insurer, Certificateholders and the Rating Agencies via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-301-815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Master Servicer (in a format attached hereto as Exhibits I and J) no later than 2:00 p.m. Eastern Time four Business Days prior to the Distribution Date (or such other time period set forth in Section 9.23(b)), and on the information provided to the Securities Administrator by the Swap Counterparty and the Cap Counterparty. In preparing or furnishing the foregoing information to the Trustee, Certificateholders and any NIMS Insurer, the Securities Administrator shall be entitled to rely conclusively on the accuracy and completeness of the information or data (i) regarding the Mortgage Loans (including any First Payment Default Mortgage Loan) and the related REO Property, that has been provided to the Securities Administrator by the Master Servicer based upon information received by the Master Servicer from the Servicers, (ii) regarding the Swap Agreement, that has been provided to the Securities Administrator by the Swap Counterparty and (iii) regarding the Interest Rate Cap Agreement, that has been provided to the Securities Administrator by the Cap Counterparty, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the Servicers and shall have no liability for any errors in such Mortgage Loan data. The Securities Administrator shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors or omissions in such Mortgage Loan data. The information and reports described in the first paragraph of this Section 4.03(a) shall be provided to the Trustee and the Paying Agent (if other than the Trustee) by the Securities Administrator no later than 12:00 p.m. Eastern Time two Business Days prior to the Distribution Date. Concurrently with the distribution by the Master Servicer of the Mortgage Loan data to the Securities Administrator, the Master Servicer shall also provide a copy of such Mortgage Loan data to the Credit Risk Manager no later than 2:00 p.m. Eastern Time four Business Days prior to the Distribution Date.

(b) Upon the reasonable advance written request of any NIMS Insurer or any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, shall be promptly forwarded to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to any NIMS Insurer and such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as any NIMS Insurer or such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholder or the NIMS Insurer for the actual expenses incurred in providing such reports and access.

(c) Upon request of a Certificateholder and prior to a Section 7.01(c) Purchase Event, the Trustee shall have prepared and the Trustee shall make available to any NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to any NIMS Insurer and the Certificateholders pursuant to Sections 4.03(a)(i) and 4.03(a)(ii) on an annual basis as may be required to enable any NIMS Insurer and such Holders to prepare their federal income tax returns; provided, however, that this Section 4.03(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall also include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Trustee shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Securities Administrator shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

(d) The Securities Administrator shall furnish, to the exent reasonably available, any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall provide the Securities Administrator, to the exent reasonably available, such information as is necessary for the Securities Administrator to prepare such reports (and the Securities Administrator may rely solely upon such information).

(e) So long as not prohibited by applicable law, the Master Servicer shall provide to the Depositor or to any party designated by the Depositor, as promptly as practicable upon the Depositor's request, any and all loan-level information that the Depositor may request in any format reasonably requested by the Depositor.

Section 4.04	Certificate Account.

(a) The Trustee shall establish and maintain in its name, as trustee, a trust account (the “Certificate Account”) entitled “Certificate Account, U.S. Bank National Association, as Trustee, in trust for the benefit of the Holders of BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2” until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account and shall be for the benefit of the Certificateholders, subject to the rights of the Trustee set forth herein. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within ten Business Days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates and the Lower Tier REMIC 1 Uncertificated Regular Interests issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

(b) The Trustee shall deposit or cause to be deposited into the Certificate Account, on the day on which, or if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Securities Administrator to the Trustee, all such amounts. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i)  to make payment to itself pursuant to any provision of this Agreement or to reimburse itself for any fees or expenses reimbursable to it pursuant to Section 6.12; provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of “Interest Remittance Amount” and clause (b) of the definition of “Principal Remittance Amount” in any Anniversary Year, other than costs and expenses incurred by the Trustee pursuant to Section 6.14, in connection with any transfer of servicing, shall not be withdrawn from the Certificate Account and paid to the Trustee and the Trustee’s reimbursement for such excess amounts shall be made pursuant to Section 5.02(b)(v);

(ii)  to withdraw amounts deposited in the Certificate Account in error;

(iii)  to make payments to itself and others pursuant to any provision of this Agreement;

(iv)  to make distributions to Certificateholders pursuant to Article V; and

(v)  to clear and terminate the Certificate Account pursuant to Section 7.02.

(c) Funds in the Certificate Account may be invested by the Trustee at the direction of the Master Servicer in Eligible Investments (which may be obligations of the Trustee or its affiliates). If invested, all such investments must be payable on demand or mature no later than one Business Day prior to the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment for each Distribution Date shall be compensation (1) to the Trustee, in payment of its Trustee Fee to the extent not paid by the Securities Administrator when due, (2) to the Custodian in payment of its Custodial Compensation to the extent not paid by the Securities Administrator when due and (3) to the Master Servicer, any income and gain remaining. Subject to the preceding sentence, all income and gain realized from any such investment for each Distribution Date shall be subject to withdrawal by the Master Servicer from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Master Servicer for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Absent receipt of written investment instructions from the Master Servicer by the Trustee, funds in the Certificate Account shall remain uninvested.

Section 4.05	Securities Administration Account.

(a) On the Closing Date, the Securities Administrator shall open and shall thereafter maintain an account to be held in trust (the “Securities Administration Account”), entitled “Wells Fargo Bank, N.A., as Securities Administrator, in trust for the benefit of the Holders of BNC Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-2.” The Securities Administration Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Securities Administration Account shall not be commingled with any other monies.

(b) The Securities Administration Account shall be an Eligible Account. If an existing Securities Administration Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Securities Administration Account that is an Eligible Account within 10 Business Days of notice thereof to the Securities Administrator, and shall transfer all funds on deposit in such existing Securities Administration Account into such new Securities Administration Account.

(c) The Securities Administrator shall make withdrawals from the Securities Administration Account only for the following purposes:

(i)  to withdraw amounts deposited in the Securities Administration Account in error;

(ii)  to make payments of any investment income or earnings on the Securities Administration Account to (A) the Trustee to pay the Trustee Fee, if due, (B) the Custodian to pay the Custodial Compensation, if due and (C) then any remaining amounts of investment income or earnings to itself;

(iii)  to reimburse itself for any amounts reimbursable under the terms of this Agreement;

(iv)  to make payments to the Trustee for deposit into the Certificate Account pursuant to Section 4.04; and

(v)  to clear and terminate the Securities Administration Account pursuant to Section 7.02.

(d) The Securities Administrator shall give to the Trustee prior written notice of the name and address of the depository institution at which the Securities Administration Account is maintained and the account number of such Securities Administration Account. On each Deposit Date, the entire amount on deposit in the Securities Administration Account (less any amounts withdrawn pursuant to Section 4.05(c)(i) and (ii)), shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Securities Administrator, at its option, may choose to make daily remittances from the Securities Administration Account to the Trustee for deposit into the Certificate Account.

(e) The Securities Administrator shall cause to be deposited into the Securities Administration Account on the Master Servicer Remittance Date, any monies remitted by the Master Servicer to the Securities Administrator on such date pursuant to the terms of this Agreement.

(f) The Securities Administrator may invest, or cause to be invested, funds held in the Securities Administration Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Securities Administrator or its Affiliate). All such investments must be payable on demand or mature no later than the next Deposit Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment for each Distribution Date shall be compensation (1) to the Trustee, in payment of its Trustee Fee, to the extent not paid when due in accordance with Section 6.12, (2) to the Custodian, in payment of its Custodial Compensation, to the extent not paid when due in accordance with Section 6.12 and (3) to the Securities Administrator, any income and gain remaining. The Securities Administrator shall pay to the Trustee the Trustee Fee and the Custodian its Custodial Compensation on behalf of the Trust Fund and all income and gain realized from any such investments shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Securities Administrator for deposit in the Securities Administration Account out of its own funds, without any right of reimbursement therefor, immediately as realized.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01	Distributions Generally.

(a) Subject to Section 7.01 respecting the final distribution on the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, on each Distribution Date the Trustee or the Paying Agent shall make allocations and/or distributions in accordance with the Preliminary Statement and this Article V and based solely on the reports for such Distribution Date provided to it by the Securities Administrator pursuant to Section 4.03(a). Such distributions shall be made by wire transfer in immediately available funds to an account specified in writing to the Trustee at least five (5) Business Days prior to the first Distribution Date to such Certificateholder and at the expense of such Certificateholder.

(b) The final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office; provided, however, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. If any payment required to be made on the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(c) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts (or Percentage Interests).

(d) The Trustee shall make payments to Certificateholders and to the Swap Counterparty and any other person pursuant to this Article V and make deposits to the Supplemental Interest Trust based solely on the information set forth in the monthly report furnished by the Securities Administrator in accordance with Section 4.03(a), and shall be entitled to conclusively rely on such information and reports, and on the calculations contained therein, when making distributions to Certificateholders and the Swap Counterparty. The Trustee shall have no liability for any errors in such reports or information, and shall not be required to verify, recompute, reconcile or recalculate any such information or data.

Section 5.02	Distributions from the Certificate Account.

(a) On each Distribution Date on or prior to a Section 7.01(c) Purchase Event or a Trust Fund Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount (to the extent such amount is on deposit in the Certificate Account), and amounts that are available for payment to the Swap Counterparty, and shall allocate such amount to the interests issued in respect of each REMIC created pursuant to this Agreement and shall distribute such amount as specified in subparagraphs (b) through (i) of this Section 5.02; provided, that amounts that are available for payment to the Swap Counterparty shall be paid on the related Swap Payment Date. On each Distribution Date after a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, the Trustee (or the Paying Agent acting on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount (to the extent such amount is on deposit in the Certificate Account), and amounts that are available for payment to the Swap Counterparty, and shall allocate such amount to the interests issued in respect of REMIC 1 created pursuant to this Agreement and shall distribute such amount as specified in subparagraphs (j) through (l) of this Section; provided, that amounts that are available for payment to the Swap Counterparty shall be paid on the related Swap Payment Date.

(b) On each Distribution Date (or, with respect to clauses (i) and (ii) below, on the related Swap Payment Date), the Trustee shall distribute the Interest Remittance Amount for Pool 1 and for such date in the following order of priority:

(i)  for deposit into the Swap Account, an amount equal to the lesser of (x) the product of (A) the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date and (B) the Pool Percentage for Pool 1 for such Distribution Date and (y) the Interest Remittance Amount for Pool 1 for such Distribution Date;

(ii)  for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (after giving effect to distributions made pursuant to clause (i) above and subsection 5.02(c)(i) below for such Distribution Date), to be paid concurrently and in proportion to the Interest Remittance Amount available with respect to Pool 2 for such Distribution Date;

(iii)  to the Class A1 Certificates, Current Interest and any Carryforward Interest for such Class for such Distribution Date; and

(iv)  for application pursuant to Section 5.02(d) below, any Interest Remittance Amount for Pool 1 remaining undistributed after application pursuant to clause (i) through (iii) of this Section 5.02(b) for such Distribution Date.

(c) On each Distribution Date (or with respect to clauses (i) and (ii) below, on the related Swap Payment Date), the Trustee shall distribute the Interest Remittance Amount for Pool 2 for such date in the following order of priority:

(i)  for deposit into the Swap Account, an amount equal to the lesser of (x) the product of (A) the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date and (B) the Pool Percentage for Pool 2 for such Distribution Date and (y) the Interest Remittance Amount for Pool 2 for such Distribution Date;

(ii)  for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (after giving effect to distributions made pursuant subsections 5.02(b)(i) and 5.02(c)(i) above for such Distribution Date) to be paid concurrently and in proportion to Interest Remittance Amount available with respect to Pool 1 for such Distribution Date;

(iii)  concurrently, to each Class of the Group 2 Senior Certificates, Current Interest and any Carryforward Interest for each such Class and such Distribution Date; provided, however, that any shortfall in Current Interest and Carryforward Interest shall be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon; and

(iv)  for application pursuant to Section 5.02(d) below, any Interest Remittance Amount for Pool 2 remaining undistributed after application pursuant to clauses (i) through (iii) of this Section 5.02(c) for such Distribution Date.

(d) On each Distribution Date, the Trustee shall distribute the aggregate of any remaining Interest Remittance Amounts from subsections 5.02(b)(iv) and 5.02(c)(iv) above in the following order of priority:

(i)  concurrently, on a pro rata basis, to each Class of Senior Certificates, Current Interest and any Carryforward Interest (taking into account distributions pursuant to subsections 5.02(b)(iii) and 5.02(c)(iii) above) for each such Class and such Distribution Date; provided, however, that any shortfall in Current Interest and Carryforward Interest shall be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon;

(ii)  to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(iii)  to the Credit Risk Manager, the Credit Risk Manager’s Fee;

(iv)  to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee; and

(v)  for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (f) of this Section, any Interest Remittance Amount remaining undistributed for such Distribution Date.

(e) On each Distribution Date or related Swap Payment Date, as applicable, the Trustee shall distribute the Principal Distribution Amount with respect to each Mortgage Pool for such date as follows:

(i)  On each Distribution Date (or, with respect to clauses (A)(1), (A)(2), (B)(1) and (B)(2) below of this Section 5.02(e), on the related Swap Payment Date) (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate Principal Amount of the LIBOR Certificates equals the Target Amount for such Distribution Date, the Trustee shall make the following distributions, concurrently:

(A) For Pool 1: The Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

(1) for deposit into the Swap Account, an amount equal to the lesser of (x) the product of (A) the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid previously or from the Interest Remittance Amount for such Distribution Date) and (B) the Pool Percentage for Pool 1 for such Distribution Date and (y) the Principal Remittance Amount for Pool 1 for such Distribution Date;

(2) for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (after giving effect to distributions made pursuant to subsections 5.02(e)(i)(A)(1) above and 5.02(e)(i)(B)(1) below, and to the extent not paid previously or from the Interest Remittance Amount for such Distribution Date), to be paid concurrently and in proportion to the related Principal Distribution Amount available with respect to Pool 2 for such Distribution Date;

(3) to the Class A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

(4) for application pursuant to subsection 5.02(e)(ii) below, any such Principal Distribution Amount for Pool 1 remaining undistributed for such Distribution Date.

(B) For Pool 2: The Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

(1) for deposit into the Swap Account, an amount equal to the lesser of (x) the product of (A) the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid previously or from the Interest Remittance Amount for such Distribution Date) and (B) the Pool Percentage for Pool 2 for such Distribution Date and (y) the Principal Remittance Amount for Pool 2 for such Distribution Date;

(2) for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (after giving effect to distributions made pursuant to subsections 5.02(e)(i)(A)(1) and 5.02(e)(i)(B)(1) above, and to the extent not paid previously or from the Interest Remittance Amount for such Distribution Date) to be paid concurrently and in proportion to the related Principal Distribution Amount available with respect to Pool 1 for such Distribution Date;

(3) sequentially to the Class A2, Class A3, Class A4 and Class A5 Certificates, in that order, until the Class Principal Amount of each such Class has been reduced to zero; and

(4) for application pursuant to subsection 5.02(e)(ii) below, any such Principal Distribution Amount for Pool 2 remaining undistributed for such Distribution Date.

(ii) On each Distribution Date, the Trustee shall distribute the aggregate of any remaining Principal Distribution Amounts from subsections 5.02(e)(i)(A)(4) and 5.02(e)(i)(B)(4) above, in the following order of priority:

(A) concurrently, on a pro rata basis, in proportion to the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Group 2 Senior Certificates related to each such Group, after giving effect to principal distributions on such Distribution Date pursuant to subsections 5.02(e)(i)(A)(3) and 5.02(e)(i)(B)(3) above, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in each case in accordance with the Related Senior Priority, until the Class Principal Amount of each such Class has been reduced to zero;

(B) to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(C) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (f) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) and (B) of this Section 5.02(e)(ii).

Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of Monthly Excess Cashflow for such Distribution Date as provided in subsection (f) of this Section.

(iii)  On each Distribution Date (or, with respect to clauses (A) and (B) below, on the related Swap Payment Date) (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for each Mortgage Pool for such date will be distributed in the following order of priority:

(A) for deposit into the Swap Account, an amount equal to the lesser of (x) the product of (1) the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid previously or from the Interest Remittance Amount for such Distribution Date) and (2) the Pool Percentage for the related Mortgage Pool for such Distribution Date and (y) the Principal Remittance Amount for such Mortgage Pool for such Distribution Date;

(B) for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (after giving effect to distributions made pursuant to subsection 5.02(e)(iii)(A) above, and to the extent not paid previously or from the Interest Remittance Amounts for such Distribution Date), to be paid concurrently and in proportion to the related Principal Distribution Amounts available with respect to each Mortgage Pool for such Distribution Date);

(C) (1) so long as any of the Subordinate Certificates are outstanding, to the Group 1 Senior Certificates in accordance with the Related Senior Priority (from amounts generated by Pool 1, except as provided below) and to the Group 2 Senior Certificates in accordance with the Related Senior Priority (from amounts generated by Pool 2, except as provided below) in each case, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account on the related Swap Payment Date pursuant to clauses (A) and (B) above and (y) the Related Senior Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case, until the Class Principal Amount of each such Class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related Senior Principal Distribution Amount for such Mortgage Pool, such excess shall be applied to the Senior Certificates related to the other Mortgage Pool (in accordance with the Related Senior Priority), but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (1) on such Distribution Date); or (2) if none of the Subordinate Certificates are outstanding, to the Group 1 Senior Certificates and the Group 2 Senior Certificates (in each case in accordance with the Related Senior Priority), the excess of (A) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (B) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account for the related Mortgage Pool on the related Swap Payment Date pursuant to clauses (A) and (B) above, in each case until the Class Principal Amount of each such Class has been reduced to zero;

(D) to the Class M1, Class M2 and Class M3 Certificates, sequentially and in that order, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates on such date pursuant to clauses (A) through (C) above, and (y) the M3 Principal Distribution Amount for such date, until the Class Principal Amount of each such Class has been reduced to zero;

(E) to the Class M4 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates, the Class M1, Class M2 and Class M3 Certificates on such date pursuant to clauses (A) through (D) above, and (y) the M4 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M5 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates on such date pursuant to clauses (A) through (E) above, and (y) the M5 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(G) to the Class M6 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates on such date pursuant to clauses (A) through (F) above, and (y) the M6 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(H) to the Class M7 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates on such date pursuant to clauses (A) through (G) above, and (y) the M7 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(I) to the Class M8 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates on such date pursuant to clauses (A) through (H) above, and (y) the M8 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(J) to the Class M9 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates on such date pursuant to clauses (A) through (I) above, and (y) the M9 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(K) to the Class B1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 and Class M9 Certificates on such date pursuant to clauses (A) through (J) above, and (y) the B1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(L) to the Class B2 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Swap Account or distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates on such date pursuant to clauses (A) through (K) above, and (y) the B2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

(M) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 5.02(f), any Principal Distribution Amount remaining after application pursuant to clauses (A) through (L) above.

(f) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i)  for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the LIBOR Certificates equals the Target Amount for such Distribution Date, in the following order of priority:

(A) concurrently, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in proportion to the aggregate Class Principal Amount of the Senior Certificates related to each Group, after giving effect to previous principal distributions on such Distribution Date pursuant to subsection 5.02(e)(ii)(A) above, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in each case in accordance with the Related Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(B) to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero.

(ii)  for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(A) concurrently, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in proportion to the aggregate Class Principal Amount of the Senior Certificates related to each such Group, after giving effect to previous principal distributions on such Distribution Date pursuant to subsection 5.02(e)(iii)(C) above, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in each case in accordance with the Related Senior Priority, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of each such Class, after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

(B) to the Class M1, Class M2 and Class M3 Certificates, sequentially and in that order, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Classes and the Senior Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount;

(C) to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class, the Senior Certificates and the Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M4 Target Amount;

(D) to the Class M5 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class, the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates, after giving effect to distributions on such Distribution Date, equals the M5 Target Amount;

(E) to the Class M6 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class, the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, after giving effect to distributions on such Distribution Date, equals the M6 Target Amount;

(F) to the Class M7 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class and the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, after giving effect to distributions on such Distribution Date, equals the M7 Target Amount;

(G) to the Class M8 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class, the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, after giving effect to distributions on such Distribution Date, equals the M8 Target Amount;

(H) to the Class M9 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class, the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, after giving effect to distributions on such Distribution Date, equals the M9 Target Amount;

(I) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class and the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount; and

(J) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of such Class and the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B2 Target Amount;

(iii)  to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(iv)  to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund, in the following order of priority:

(A)  concurrently, in proportion to their respective Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, to each Class of Senior Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

(B)  to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date; and

(C)  to the Swap Account, for application pursuant to Section 5.02(f)(vi), any amounts remaining in the Basis Risk Reserve Fund, after taking into account distributions pursuant to clauses (A) and (B) above, in excess of the Required Reserve Fund Deposit for such Distribution Date;

(v)  on the Distribution Date occurring in October 2009 (or the next succeeding Distribution Date on which sufficient funds are available in the Certificate Account to make such distributions to the Class P Certificates), $100 to the Class P Certificates in payment of its Class P Principal Amount;

(vi)  to the Swap Account, the Class X Distributable Amount (less any Basis Risk Payment for such Distribution Date) for such Distribution Date, for application pursuant to Section 5.02(g)(x) and Section 5.02(g)(xi) below; and

(vii)  to the Class LT-R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (vi) above to the extent attributable to REMIC 1, and otherwise to the Class R Certificates.

(g) On each Distribution Date (or, with respect to clauses (i), (ii), (ix) and (x) below, on the related Swap Payment Date), the Trustee shall distribute the Swap Amount for such date as follows:

(i)  to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date;

(ii)  to the Swap Counterparty, any Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date;

(iii)  concurrently, to the Senior Certificates, Current Interest and any Carryforward Interest for each such Class and such Distribution Date, to the extent unpaid (any shortfall in Current Interest and Carryforward Interest to be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon);

(iv)  to the Subordinate Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for each such Class and such Distribution Date to the extent unpaid;

(v)  to the LIBOR Certificates, any amount necessary to maintain the Targeted Overcollateralization Amount as specified in Sections 5.02(f)(i) and (ii) above for such Distribution Date, for application pursuant to the priorities set forth in such Sections, after giving effect to distributions pursuant to such Sections; provided, however, that the sum of all such amounts distributed pursuant to this Section 5.02(g)(v) and all amounts distributed pursuant to Section 5.02(g)(vi), Section 5.02(h)(iii) and Section 5.02(h)(iv) shall not exceed the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period less any amounts previously distributed pursuant to this Section 5.02(g)(v) and Section 5.02(g)(vi) together with any amounts previously distributed pursuant to Section 5.02(h)(iii) and Section 5.02(h)(iv);

(vi)  to the Subordinate Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date, to the extent unpaid; provided, however, that the sum of all such amounts distributed pursuant to this Section 5.02(g)(vi) and all amounts distributed pursuant to Section 5.02(g)(v), Section 5.02(h)(iii) and Section 5.02(h)(iv) shall not exceed the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period less any amounts previously distributed pursuant to this Section 5.02(g)(vi) and Section 5.02(g)(v) together with any amounts previously distributed pursuant to Section 5.02(h)(iii) and Section 5.02(h)(iv);

(vii)  to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class for such Distribution Date, for application pursuant to the priorities set forth in Section 5.02(f)(iv)(A), to the extent unpaid;

(viii)  to the Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and for such Distribution Date, for application pursuant to the priorities set forth Section 5.02(f)(iv)(B), to the extent unpaid;

(ix)  if applicable, to the Swap Termination Receipts Account for application to the purchase of a replacement swap agreement pursuant to Section 5.09(a);

(x)  to the Swap Counterparty, any unpaid Swap Termination Payment due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

(xi)  to the Class X Certificates, any remaining amount deposited into the Swap Account pursuant to Section 5.02(f)(iv)(C) or Section 5.02(f)(vi) and any remaining Swap Amount; and

(xii)  on the first Distribution Date on which the Class Principal Amount of each Class of Certificates has been reduced to zero, to the Class X Certificates, all amounts remaining in the Swap Account.

(h) On each Distribution Date, the Trustee shall distribute the Interest Rate Cap Amount for such date after making all distributions under Section 5.02(g) above as follows:

(i)  concurrently, to the Senior Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, to the extent unpaid pursuant to Section 5.02(g)(iii) above (any shortfall in Current Interest and Carryforward Interest to be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon);

(ii)  to the Subordinate Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for such Class and such Distribution Date to the extent unpaid;

(iii)  to the LIBOR Certificates, any amount necessary to maintain the Targeted Overcollateralization Amount specified in Section 5.02(f)(i) and Section 5.02(f)(ii) above for such Distribution Date, for application pursuant to the priorities set forth in such Sections; provided, however, that the sum of all such amounts distributed pursuant to this Section 5.02(h)(iii) and all amounts distributed pursuant to Section 5.02(h)(iv), Section 5.02(g)(v) and Section 5.02(g)(vi) shall not exceed the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period less any amounts previously distributed pursuant to this Section 5.02(h)(iii) and Section 5.02(h)(iv) together with any amounts previously distributed pursuant to Section 5.02(g)(v) and Section 5.02(g)(vi);

(iv)  to the Subordinate Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date to the extent unpaid; provided, however, that the sum of all such amounts distributed pursuant to this Section 5.02(h)(iv) and all amounts distributed pursuant to Section 5.02(h)(iii), Section 5.02(g)(v) and Section 5.02(g)(vi) shall not exceed the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period less any amounts previously distributed pursuant to this Section 5.02(h)(iv) and Section 5.02(h)(iii) together with any amounts previously distributed pursuant to Sections 5.02(g)(v) and Section 5.02(g)(vi);

(v)  to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and for such Distribution Date, for application pursuant to the priorities set forth in Section 5.02(f)(iv)(A), to the extent unpaid;

(vi)  to the Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and for such Distribution Date, for application pursuant to the priorities set forth in Section 5.02(f)(iv)(B), to the extent unpaid;

(vii)  to the Cap Termination Receipts Account for application to the purchase of a replacement cap agreement pursuant to Section 5.09(b); and

(viii)  to the Class X Certificates, any remaining Interest Rate Cap Amount.

(i) On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period shall be distributed to the Class P Certificates.

(j) On each Distribution Date occurring after a Section 7.01(c) Purchase Event, but on or prior to a Trust Fund Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee), shall withdraw from the Certificate Account the Total Distribution Amount (to the extent such amount is on deposit in the Certificate Account), and shall allocate such amount to the interests issued in respect of the Lower Tier REMIC 1 Uncertificated Regular Interests created pursuant to this Agreement and shall distribute such amount first, for deposit into the Swap Account, an amount equal to any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date, second, to the Credit Risk Manager, the Credit Risk Manager’s Fee, third, to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee and fourth, to the LTURI-holder, any remaining Total Distribution Amount to the extent payable on the Lower Tier REMIC 1 Uncertificated Regular Interests as provided in the Preliminary Statement, and fifth, to the Class LT-R Certificates.

(k) On each Swap Payment Date occurring after a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, the Trustee shall distribute the Swap Amount for such date first, to the Swap Counterparty to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date; second, to the Swap Counterparty, to pay any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date, third, if applicable, to the Swap Termination Receipts Account, for application to the purchase of a replacement swap agreement pursuant to Section 5.09(a); and fourth, any remaining amount of Swap Amount, to the LTURI-holder.

(l) On each Distribution Date occurring after a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, the Trustee shall distribute any amounts received from the Cap Counterparty under the Interest Rate Cap Agreement for such Distribution Date first, to the Cap Termination Receipts Account, for application to the purchase of a replacement cap agreement pursuant to Section 5.09(b); and second, any remaining amount from the Cap Counterparty under the Interest Rate Cap Agreement, to the LTURI-holder.

(m) On each Distribution Date, an amount equal to the aggregate FPD Premiums collected during the preceding Prepayment Period shall be distributed to the Class X Certificates.

Section 5.03	Allocation of Losses.

On each Distribution Date, the Class Principal Amounts of the Subordinate Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

(i)  to the Class B2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(ii)  to the Class B1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iii)  to the Class M9 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iv)  to the Class M8 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(v)  to the Class M7 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(vi)  to the Class M6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(vii)  to the Class M5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(viii)  to the Class M4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(ix)  to the Class M3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(x)  to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(xi)  to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Section 5.04	Advances by Master Servicer, Servicers and Securities Administrator.

(a) Subject to Section 9.07, Advances shall be made in respect of each Master Servicer Remittance Date as provided herein. If, on any Determination Date, any Servicer determines that any Scheduled Payments (or in the case of Simple Interest Mortgage Loans, the amount of any scheduled interest payments) due during the related Collection Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount to the extent provided in the applicable Servicing Agreement. If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor servicer to make, such Advance on the Master Servicer Remittance Date immediately following such Determination Date. If the Master Servicer determines that an Advance is required, it shall on the Master Servicer Remittance Date immediately following such Determination Date either (i) remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Securities Administration Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Securities Administrator for deposit in the Securities Administration Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Securities Administrator for deposit in the Securities Administration Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.

(b) In the event that the Master Servicer or any Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Master Servicer Remittance Date, the Securities Administrator, as successor master servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicers that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Securities Administrator shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Securities Administrator shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05	Compensating Interest Payments.

The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicers. Any Compensating Interest Payments made by the Servicers shall be a component of the Interest Remittance Amount.

Section 5.06	Basis Risk Reserve Fund.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificateholders, a Basis Risk Reserve Fund, into which Lehman Brothers Holdings Inc. (“LBH”) shall initially deposit $1,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(b) The Trustee (or Paying Agent) shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 5.02(f)(iv) hereof in accordance with the Distribution Date reports prepared by the Securities Administrator.

(c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and LBH on behalf of the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from LBH as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the U.S. Bank First American Prime Obligation Fund, Class A. The Basis Risk Reserve Fund will be terminated after the earlier of (A) a Section 7.01(c) Purchase Event or (B) a Trust Fund Termination Event and any funds remaining in such fund upon such termination shall be released to Holders of the Class X Certificates.

Section 5.07	Supplemental Interest Trust.

(a) A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee, in trust, for the benefit of the Certificateholders. The Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Swap Account”), into which LBH shall initially deposit $1,000. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(b) In addition, the Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Interest Rate Cap Account”), into which LBH shall initially deposit $1,000. The Interest Rate Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(c) The Trustee shall deposit into the Swap Account any Net Swap Payment required pursuant to Sections 5.02(b), (c), (e) and (j), any Swap Termination Payment required pursuant to Sections 5.02(b), (c), (e) and (j), any amounts received from the Swap Counterparty under the Swap Agreement and any amounts distributed from the Basis Risk Reserve Fund required pursuant to Sections 5.02(f)(iv)(C) and (f)(vi), and shall distribute from the Swap Account any Net Swap Payment required pursuant to Section 5.02(g)(i) or Section 5.02(k), as applicable, or Swap Termination Payment required pursuant to Section 5.02(g)(ii), Section 5.02(g)(x) or Section 5.02(k), as applicable.

(d) The Trustee shall deposit into the Interest Rate Cap Account any amounts received from the Cap Counterparty under the Interest Rate Cap Agreement.

(e) Funds in the Swap Account shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5.02(g) or Section 5.02(k), as applicable. The Class X Certificates shall evidence ownership of the Swap Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X Certificateholders as to investment of funds on deposit in the Swap Account, such funds shall be invested in the U.S. Bank First American Government Obligations Fund, Class A or comparable investment vehicle. Any amounts on deposit in the Swap Account in excess of the Swap Amount on any Distribution Date shall be held for distribution pursuant to Section 5.02(g) or Section 5.02(k), as applicable, on the following Distribution Date.

(f) Funds in the Interest Rate Cap Account shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5.02(h) or Section 5.02(l), as applicable. The Class X Certificates shall evidence ownership of the Interest Rate Cap Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X Certificateholders as to investment of funds on deposit in the Interest Rate Cap Account, such funds shall be invested in the U.S. Bank First American Government Obligations Fund, Class A or comparable investment vehicle. Any amounts on deposit in the Interest Rate Cap Account in excess of the Interest Rate Cap Amount on any Distribution Date shall be held for distribution pursuant to Section 5.02(h) or Section 5.02(l), as applicable, on the following Distribution Date.

(g) Upon termination of the Trust Fund, any amounts remaining in the Swap Account shall be distributed pursuant to the priorities set forth in Section 5.02(g) or Section 5.02(k), as applicable.

(h) Upon termination of the Trust Fund, any amounts remaining in the Interest Rate Cap Account shall be distributed pursuant to the priorities set forth in Section 5.02(h) or Section 5.02(l), as applicable.

(i) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder of the Class X Certificates unless and until the date when either (a) there is more than one Class X Certificateholder or (b) any Class of Certificates in addition to the Class X Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes. Neither the Securities Administrator nor the Trustee shall be responsible for any entity level tax reporting for the Supplemental Interest Trust.

(j) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Trustee, any obligation of the Trustee under the Swap Agreement or the Interest Rate Cap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

Section 5.08	Rights of Swap Counterparty.

(a) The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right, upon designation of an “Early Termination Date” (as defined in the Swap Agreement), to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Trustee (A) to deposit any Net Swap Payment required pursuant to Sections 5.02(b), (c), (e) and (j), and any Swap Termination Payment required pursuant to Sections 5.02(b), (c), (e) and (j), into the Swap Account, (B) to deposit any amounts from the Basis Risk Reserve Fund required pursuant to Sections 5.02(f)(iv)(C) and Section 5.02(f)(vi) into the Swap Account, (C) to pay any Net Swap Payment required pursuant to Section 5.02(g)(i) or Section 5.02(k), as applicable, or Swap Termination Payment required pursuant to Sections 5.02(g)(ii), Section 5.02(g)(x), or Section 5.02(k), as applicable to the Swap Counterparty and (D) to establish and maintain the Swap Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 5.07. For the protection and enforcement of the provisions of this Section the Swap Counterparty shall be entitled to such relief as can be given either at law or in equity.

Section 5.09	Termination Receipts.

(a) In the event of an “Early Termination Event” as defined under the Swap Agreement, (i) any Swap Termination Payment made by the Swap Counterparty to the Swap Account and paid pursuant to Section 5.02(g)(ix), Section 5.02(j) or Section 5.02(k), as applicable (“Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Swap Termination Receipts Account”) and (ii) any amounts received from a replacement Swap Counterparty (“Swap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Swap Replacement Receipts Account”). The Trustee shall invest, or cause to be invested, funds held in the Swap Termination Receipts Account and the Swap Replacement Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Certificateholders. All such investments must be payable on demand or mature on a Swap Payment Date, a Distribution Date or such other date as directed by the Certificateholders. All such Eligible Investments will be made in the name of the Trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Swap Termination Receipts Account or the Swap Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Swap Agreement(s) and the Trustee shall upon written direction of, and with the assistance and cooperation of the Depositor, use amounts on deposit in the Swap Termination Receipts Account, if necessary, to enter into replacement Swap Agreement(s) which shall be executed and delivered by the Trustee on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement Swap Agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

Amounts on deposit in the Swap Replacement Receipts Account shall be held for the benefit of the related Swap Counterparty and paid to such Swap Counterparty if the Supplemental Interest Trust is required to make a payment to such Swap Counterparty following an event of default or termination event with respect to the Supplemental Interest Trust under the related Swap Agreement. Any amounts not so applied shall, following the termination or expiration of such Swap Agreement, be paid to the Class X Certificates.

(b) In the event of an “Early Termination Event” as defined under the Interest Rate Cap Agreement, (i) any Cap Termination Payment made by the Cap Counterparty to the Interest Rate Cap Account and paid pursuant to Section 5.02(h)(vii) (“Cap Termination Receipts”) shall be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Cap Termination Receipts Account”) and (ii) any amounts received from a replacement Cap Counterparty (“Cap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Cap Replacement Receipts Account”). The Trustee shall invest, or cause to be invested, funds held in the Cap Termination Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Certificateholders. All such investments must be payable on demand or mature on a Interest Rate Cap Payment Date, a Distribution Date or such other date as directed by the Certificateholders. All such Eligible Investments shall be made in the name of the Trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Cap Termination Receipts Account and all losses, if any, shall be borne by such account.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall prepare the replacement Interest Rate Cap Agreement(s) and the Trustee shall promptly, with the assistance and cooperation of the Depositor, use the funds on deposit in the Cap Termination Receipts Account, if needed, to enter into replacement Interest Rate Cap Agreement(s) which shall be executed and delivered by the Trustee on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement Interest Rate Cap Agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

ARTICLE VI
CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01	Duties of Trustee and Securities Administrator.

(a) The Trustee, except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and the Securities Administrator, undertake to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee or the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee (upon receipt of actual knowledge thereof by a Responsible Officer of the Trustee) or the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, unless, with respect to the Securities Administrator, the Securities Administrator is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b) Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, any Servicer, the Swap Counterparty, the Cap Counterparty or the Credit Risk Manager to the Trustee or the Securities Administrator pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee or Securities Administrator, as applicable, shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s or Securities Administrator’s, as applicable, satisfaction, the Trustee or Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders and any NIMS Insurer.

(c) Neither the Trustee nor the Securities Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders as provided in Section 6.18 hereof;

(ii)  For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

(iii)  For all purposes under this Agreement, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Securities Administrator when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv)  No provision of this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement;

(v)  Neither the Trustee nor the Securities Administrator shall be responsible for any act or omission of the Master Servicer, any Servicer, the Credit Risk Manager, the Depositor, the Seller, the Custodian, the Swap Counterpary or the Cap Counterparty and neither the Securities Administrator nor the Trustee shall be responsible for any act or omission of the other.

(d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee and makes reference to this series of Certificate or this Agreement, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e) Neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any NIMS Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator, as applicable, under this Agreement.

(f) Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator, as applicable, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Securities Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g) The Trustee shall not be held liable by reason of any insufficiency in the Collection Account or any other account established under this Agreement resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h) The Trustee shall not and, except as otherwise provided herein, the Securities Administrator shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or claim under any Insurance Policy, and (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund or the Supplemental Interest Trust other than from funds available in the Collection Account, the Securities Administration Account or the Certificate Account, as applicable. Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer, the Swap Counterparty, the Cap Counterparty or the Credit Risk Manager delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(i) Neither the Securities Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

(j) Notwithstanding anything in this Agreement to the contrary, none of the Securities Administrator, any Paying Agent or the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Securities Administrator, the Paying Agent or the Trustee, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action, provided, however, that this Subsection 6.01(j) shall not apply in connection with any failure by the Securities Administrator to comply with the provisions of Subsections 6.01(l) hereof and Subsections 9.25(a) and (b) hereof.

(k) Neither the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another, or of the Master Servicer or any Servicer.

(l) For so long as the Depositor is subject to Exchange Act reporting requirements for the BNC Mortgage Loan Trust 2006-2 transaction, the Securities Administrator shall give prior written notice to the Sponsor, the Master Servicer and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Securities Administrator, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor.

(m) The Paying Agent and Certificate Registrar shall have the same rights, protections, immunities and indemnities as are afforded to the Trustee pursuant to this Article VI.

Section 6.02	Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(a) Each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) Unless an Event of Default shall have occurred and be continuing, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by any NIMS Insurer or the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability or payment of such estimated expenses from any NIMS Insurer or the Certificateholders, as applicable, as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(e) Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment, provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Securities Administrator, as applicable;

(f) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(h) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund or Supplemental Interest Trust created hereby or the powers granted hereunder.

Section 6.03	Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, any Servicing Agreement, the Custodial Agreement, the Swap Agreement or the Interest Rate Cap Agreement, the Certificates (other than the certificate of authentication on the Certificates) or the Lower Tier REMIC 1 Uncertificated Regular Interests, or of any Mortgage Loan, or related document save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, the Securities Administration Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee and the Securities Administrator shall not be responsible for the legality or validity of this Agreement, any Servicing Agreement, the Custodial Agreement, the Swap Agreement or the Interest Rate Cap Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates or the Lower Tier REMIC 1 Uncertificated Regular Interests issued or intended to be issued hereunder. The Trustee shall not, and except as otherwise provided herein, the Securities Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04	Trustee and the Securities Administrator May Own Certificates.

The Trustee and the Securities Administrator and any Affiliate or agent of either of them in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such agent.

Section 6.05	Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer (except in the case of the Securities Administrator). If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Securities Administrator (i) may not be an originator of Mortgage Loans, the Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency that has rated the Securities Administrator, or the equivalent rating by S&P or Moody’s. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06	Resignation and Removal of Trustee and the Securities Administrator.

(a) Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor, the Swap Counterparty, the Cap Counterparty, any NIMS Insurer and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee and the resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to each of the Master Servicer and any NIMS Insurer. If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

(b) If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Securities Administrator shall fail to observe or perform in any material respect any of the covenants or agreements of the Securities Administrator contained in this Agreement, including (A) any failure to remit payment to the Trustee on the Deposit Date which failure continues unremedied for a period of one Business Day (unless such failure to remit payment is directly caused by a failure by the Master Servicer to remit payments to the Securities Administrator and the Trustee has not terminated the Master Servicer as a result of such failure to remit, in which case the Securities Administrator shall remit payment as promptly as possible, but in no case later than one Business Day after recovering payment from the Master Servicer) and (B) any failure to provide the information, reports, assessments or attestations required pursuant to Subsection 9.25(a) or 9.25(b) hereof, (iv) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (v) the continued use of the Trustee or Securities Administrator would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, (vi) the Paying Agent shall fail to provide the information required pursuant to Subsection 3.08(b) hereof or (vii) the Depositor desires to replace the Securities Administrator with a successor Securities Administrator, then the Depositor, the Master Servicer, the Trustee (with regard to clause (iii) only) or any NIMS Insurer shall remove the Trustee, the Paying Agent or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, acceptable to any NIMS Insurer and the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy each to the successor trustee or successor securities administrator, as applicable, and one copy to each of the Master Servicer and any NIMS Insurer.

(c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates (or any NIMS Insurer in the event of failure of the Trustee or Securities Administrator, as applicable, to perform its obligations hereunder) may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized (or by any NIMS Insurer), one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee, one copy each to the Master Servicer and any NIMS Insurer; the Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section mutually acceptable to the Depositor, the Master Servicer and any NIMS Insurer.

(d) Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

Section 6.07	Successor Trustee and Successor Securities Administrator.

(a) Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, any NIMS Insurer, the Swap Counterparty and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein. A predecessor trustee (or its custodian) shall deliver to the Trustee or any successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations.

(b) No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee or predecessor securities administrator, as applicable.

(d) Upon the resignation or removal of the Trustee pursuant to this Section 6.06, the Trustee shall deliver the amounts held in its possession for the benefit of the Certificateholders to the successor trustee upon the appointment of the successor trustee.

Section 6.08	Merger or Consolidation of Trustee or the Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05. Unless and until a Form 15 suspension notice shall have been filed, as a condition to a succession to the Trustee or the Securities Administrator under this Agreement by any Person (i) into which the Trustee or the Securities Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or the Securities Administrator, the Trustee or the Securities Administrator shall notify the Sponsor, the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Sponsor, the Master Servicer and the Depositor in writing and in form and substance reasonably satisfactory to the Sponsor, the Master Servicer and the Depositor, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.09	Appointment of Co-Trustee, Separate Trustee or Custodian.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and any NIMS Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Securities Administrator to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee. Notwithstanding the foregoing, if such co-custodian or co-trustee is determined to be a Servicing Function Participant, no such co-custodian or co-trustee shall be vested with any powers, rights and remedies under this Agreement unless such party has agreed to comply with all Regulation AB requirements set forth under this Agreement or the Custodial Agreement, as applicable.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)   all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Trustee;

(ii)   all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)   no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)   the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer and any NIMS Insurer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee ) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 6.12.

Section 6.10	Authenticating Agents.

(a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to any NIMS Insurer.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, any NIMS Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, any NIMS Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and any NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11	Indemnification of Trustee and Securities Administrator.

Each of the Trustee and the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on its part arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of its duties hereunder or under the Swap Agreement, the Interest Rate Cap Agreement, the Mortgage Loan Sale Agreement, the Transfer Agreement, any Servicing Agreement, the MGIC Letter Agreement, the PMI Letter Agreement or the Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)  with respect to any such claim, the Trustee or the Securities Administrator, as applicable, shall have given the Depositor, the Master Servicer, any NIMS Insurer and the Holders written notice thereof promptly after a Responsible Officer of the Trustee or the Securities Administrator, as applicable, shall have knowledge thereof provided that the failure to provide such prompt written notice shall not affect the Trustee’s or Securities Administrator’s right to indemnification hereunder;

(ii)  while maintaining control over its own defense, the Trustee or the Securities Administrator, as applicable, shall cooperate and consult fully with the Depositor, the Master Servicer and any NIMS Insurer in preparing such defense; and

(iii)  notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee or the Securities Administrator, as applicable, entered into without the prior consent of the Depositor, the Master Servicer and any NIMS Insurer, which consent shall not be unreasonably withheld.

The Trustee shall be further indemnified by the Seller for and held harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the fifth paragraph of Section 2.01(a) hereof, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Securities Administrator, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12	Fees and Expenses of Securities Administrator, Trustee and Custodian.

The Trustee shall be entitled, annually, to the Trustee Fee, which shall be paid by the Securities Administrator on the first Distribution Date of each Anniversary Year. The Custodian shall be entitled to the Custodial Compensation provided for in the Custodial Agreement which shall be paid by the Securities Administrator as invoiced by the Custodian. The Securities Administrator shall be entitled to any investment income and earnings on the Securities Administration Account (other than any amounts required to be deducted in respect of the Trustee Fee and the Custodial Compensation as provided in Section 4.05(f)). The Trustee and the Securities Administrator shall be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator or Trustee, as applicable, in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which such party is entitled as provided therein), except for expenses, disbursements and advances that either (i) do not constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) or (ii) arise from its negligence, bad faith or willful misconduct. If either the Trustee Fee or the Custodial Compensation is not fully paid from (i) the Securities Administrator’s own funds or (ii) investment income and earnings on amounts on deposit in the Securities Administration Account or the Certificate Account, as applicable, then prior to any distribution to Certificateholders pursuant to Section 5.02 hereof, the Trust Fund shall immediately reimburse the Trustee, or the Custodian, as applicable, upon demand for any such shortfall from amounts on deposit in the Certificate Account. To the extent required under Section 20 of the Custodial Agreement, the Trustee is hereby authorized to pay any indemnification amounts from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Section 5.02 hereof.

Section 6.13	Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Securities Administrator and the Trustee, as applicable, may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement. The Securities Administrator and the Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Securities Administrator shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Securities Administrator shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Securities Administrator, the Trustee shall request the Securities Administrator to make such distribution as promptly as practicable or legally permitted. If the Securities Administrator or the Trustee shall subsequently receive any such amounts, each may withdraw such request, respectively.

Section 6.14	Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)  Any failure by the Master Servicer to furnish to the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) (other than with respect to the information referred to in clauses (xix), (xx) and (xxi) of such Section 4.03(a)) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Securities Administrator or to such Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Certificates affected thereby; or

(ii)  Any failure by the Master Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 9.25 and 9.26; or

(iii)  Except with respect to those items listed in clause (ii) above, any failure by the Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any information, data or materials required to be provided hereunder pursuant to Sections 9.23 and 9.29(b), including any items required to be included in any Exchange Act report; or

(iv)  Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; or

(v)  A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(vi)  The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(vii)  The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(viii)  The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(ix)  If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; or

(x)  A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

(xi)  The Master Servicer has notice or actual knowledge that any Servicer at any time is not either a Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac -approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(xii)  After receipt of notice from the Trustee, Securities Administrator or any NIMS Insurer, any failure of the Master Servicer to remit to the Securities Administrator any payment required to be made to the Securities Administrator for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Master Servicer Remittance Date which such failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (xii) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer (with a copy to the Securities Administrator) may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (xii) of this Section shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (xii) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer (with a copy to the Securities Administrator), shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Securities Administrator and upon receipt of written notice by the Securities Administrator from the Trustee pursuant to and under the terms of this Agreement; provided, however, the parties acknowledge that notwithstanding the preceding sentence there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicing obligations to the Securities Administrator; provided, further, the obligation to make Advances by the Securities Administrator shall be effective upon the Trustee providing notice to the Securities Administrator of the termination of the Master Servicer pursuant to this Section 6.14. The Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Securities Administrator or its designee all documents and records in electronic or other form reasonably requested by it to enable the Securities Administrator or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Securities Administrator for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated (or the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) as a result of an Event of Default shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Securities Administrator and the Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such servicing data as may be required by the Securities Administrator to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Securities Administrator to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust and the Securities Administrator and the Trustee, as applicable, shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04(b); provided that the terminated Master Servicer shall reimburse the Trust for any such expense incurred by the Trust; and provided, further, that the Securities Administrator shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur, the Trustee, upon a Responsible Officer of the Trustee becoming aware of the occurrence thereof, shall promptly notify the Securities Administrator, any NIMS Insurer, the Swap Counterparty, the Cap Counterparty, and each Rating Agency of the nature and extent of such Event of Default. The Securities Administrator shall immediately give written notice to the Master Servicer and the Trustee upon the Master Servicer’s failure to remit funds to the Securities Administrator on the Master Servicer Remittance Date.

(b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28 and within a period of time not to exceed 90 days after the Securities Administrator receives written notice from the Trustee pursuant to Section 6.14(a) or Section 9.28, the Securities Administrator, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s or the Trustee’s failure to provide information required by this Agreement shall not be considered a default by the Securities Administrator or the Trustee hereunder. In addition, the Securities Administrator shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and within a period of time not to exceed 90 days after the Securities Administrator receives written notice from the Trustee pursuant to Section 6.14(a) or Section 9.28, as applicable. The Securities Administrator shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Securities Administrator’s capacity as such successor, the Securities Administrator shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Securities Administrator shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

(c) Notwithstanding the above, the Securities Administrator may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, request the Trustee to appoint, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of the Master Servicer hereunder. Such successor master servicer shall have no responsibility for any act or omission of the Master Servicer prior to such successor’s assumption of the Master Servicer’s rights and obligations hereunder and such successor master servicer shall also have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. Any entity designated by the Trustee or the Securities Administrator as a successor master servicer may be an Affiliate of the Trustee or the Securities Administrator; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee or the Securities Administrator, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee or the Securities Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee, the Securities Administrator and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee, the Securities Administrator and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee, the Securities Administrator and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee, the Securities Administrator or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or the Lower Tier REMIC 1 Uncertificated Regular Interests or thereafter be received with respect to the Mortgage Loans. Neither the Trustee, the Securities Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Neither the Securities Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Trustee to deliver, or any delay in delivering cash, documents or records to it, or (ii) the failure of Trustee to cooperate as required by this Agreement.

Section 6.15	Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of any NIMS Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16	Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of Certificateholders (with the consent of any NIMS Insurer) may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders and with the consent of any NIMS Insurer. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17	Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Securities Administrator and the Certificateholders at their respective addresses appearing on the Certificate Register, any NIMS Insurer, the Swap Counterparty and the Cap Counterparty. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to Securities Administrator, any NIMS Insurer and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18	Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may, with the consent of any NIMS Insurer, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders or any NIMS Insurer, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel acceptable to any NIMS Insurer, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19	Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Reponsible Officer of the Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee or the Securities Administrator, as applicable, shall give notice thereof to the Master Servicer, any NIMS Insurer, the Trustee, the Securities Administrator, the Swap Counterparty and the Cap Counterparty, as applicable.

Section 6.20	Preparation of Tax Returns and Other Reports.

(a) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof. If the Securities Administrator determines that a state tax return or other return is required, then, at its sole expense, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession). The Securities Administrator shall forward copies to the Depositor of all such returns and supplemental tax information and such other information within the Securities Administrator’s control as the Depositor may reasonably request in writing. The Securities Administrator shall furnish to the Trustee, who shall furnish to each Certificateholder, such forms and such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them (other than any Form 1099s). The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator and the Trustee, as applicable, arising out of or based upon any error in any of such tax or information returns arising out of or based upon errors in the information provided by such Master Servicer.

(b) The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each of the REMICs specified in the Preliminary Statement, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor. The Trustee shall have no obligation to verify the information in any Form 8811 or Form SS-4 filing.

(c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, the Securities Administrator shall, in accordance with industry standards and the rules of the Commission as in effect from time to time (the “Rules”), prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), the reports listed in subsections (d) through (g) of this Section 6.20 in respect of the Trust Fund as and to the extent required under the Exchange Act.

(d) Reports Filed on Form 10-D.

(i)   Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement and a copy of each report made available by the Credit Risk Manager pursuant to Section 9.34 (provided each such report is made available to the Securities Administrator in a format compatible with EDGAR filing requirements) attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)   As set forth on Exhibit P-1 hereto, within five calendar days after the related Distribution Date, (A) certain parties to the BNC Mortgage Loan Trust 2006-2 transaction shall be required to provide to the Depositor and the Securities Administrator, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and include with such Additional Form 10-D Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit P-4 and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)   After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-D includes Additional Form 10-D Disclosure, then the Form 10-D shall also be electronically distributed to the Depositor for review and approval. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (g)(ii) of this Section 6.20. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 6.20(d) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(d). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv)  Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(e) Reports Filed on Form 10-K.

(i)  Unless and until a Form 15 suspension notice shall have been filed, within 90 days after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and in the related Servicing Agreements and the Custodial Agreement, (A) an annual compliance statement for each Servicer, each Additional Servicer and the Master Servicer, as described under Section 9.26 hereof and in each Servicing Agreement, (B)(I) the annual reports on assessment of compliance with servicing criteria for each Servicer, the Custodian, each Additional Servicer, the Master Servicer, the Credit Risk Manager, any Servicing Function Participant, the Paying Agent and the Securities Administrator (each, a “Reporting Servicer”), as described under Section 9.25(a) hereof and in each Servicing Agreement and Custodial Agreement, and (II) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in each Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in any Servicing Agreement or Custodial Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (C)(I) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 9.25(b) hereof and in each Servicing Agreement and Custodial Agreement and (II) if any registered public accounting firm attestation report described under Section 9.25(b) hereof or in any Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (D) a Sarbanes-Oxley Certification. Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit P-2 hereto, no later than March 15 of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2007, (A) certain parties to the BNC Mortgage Loan Trust 2006-2 transaction shall be required to provide to the Depositor and the Securities Administrator, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit P-4 and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P-2 of their duties under this paragraph or proactively solicit or procure from such parties any Form 10-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii)  After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-K includes Additional Form 10-K Disclosure, then the Form 10-K shall also be electronically distributed to the Depositor for review and approval. No later than the close of business New York City time on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (g) of this Section 6.20. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.20(e) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(e), Section 9.25(a), Section 9.25(b) and Section 9.26. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)  Each Form 10-K shall include the Sarbanes-Oxley Certification. The Securities Administrator, the Paying Agent and, if the Depositor is the Exchange Act Signing Party, the Master Servicer, shall, and the Securities Administrator, the Paying Agent and the Master Servicer (if applicable) shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act (each, a “Back-Up Certification”), in the form attached hereto as Exhibit Q-1 (or, in the case of (x) the Paying Agent, such other form as agreed to between the Paying Agent and the Exchange Act Signing Party, and (y) the Securities Administrator, the form attached hereto as Exhibit Q-2), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Exchange Act Signing Party shall serve as the Certifying Person on behalf of the Trust Fund. In the event the Master Servicer, the Securities Administrator, the Paying Agent or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, such party or Servicing Function Participant shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 6.20(e)(iv) with respect to the period of time it was subject to this Agreement.

(v)   Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(vi)  Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(f) Reports Filed on Form 8-K.

(i)  Within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) or such later date as may be required by the Commission, and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)   As set forth on Exhibit P-3 hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than Noon New York City time on the second Business Day after the occurrence of a Reportable Event (A) certain parties to the BNC Mortgage Loan Trust 2006-2 transaction shall be required to provide to the Depositor and the Securities Administrator, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit P-4 and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)   After preparing the Form 8-K, the Securities Administrator shall forward electronically, no later than Noon New York City time on the third Business Day after the Reportable Event, a copy of the Form 8-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party, then the Form 8-K shall also be electronically distributed to the Depositor for review and approval. No later than Noon New York City time on the fourth Business Day after the Reportable Event, a senior officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (g) of this Section 6.20. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by it pursuant to this Section 6.20(f). The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.20(f) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(f). The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(g) Suspension of Reporting Obligations; Amendments; Late Filings.

(i)  On or before January 30 of the first year in which the Securities Administrator is able to do so under applicable law, unless otherwise directed by the Depositor, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act. The Paying Agent is entitled to assume that a Form 15 will be filed for such year unless the Securities Administrator notifies the Paying Agent that a Form 15 will not be filed.

(ii)  In the event that the Securities Administrator becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended with respect to an additional disclosure item, the Securities Administrator will notify the Depositor and any applicable party affected thereby and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer or a duly authorized representative, as applicable, of the Exchange Act Signing Party. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.20(g) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(h) Any party that signs any Exchange Act report that the Securities Administrator is required to file shall provide to the Securities Administrator prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Securities Administrator the original executed signature page for such report. In addition, each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(i) The Depositor and the Master Servicer, by mutual agreement, shall determine which of the Depositor or the Master Servicer shall be the initial Exchange Act Signing Party. Upon such determination, the Depositor shall timely notify the Securities Administrator, and such notice shall provide contact information for the Exchange Act Signing Party. If the Depositor and Master Servicer, at any time, mutually agree to change the identity of the Exchange Act Signing Party, the Depositor shall provide timely notice to the Securities Administrator of any such change. Any notice delivered pursuant to this Section 6.20 may be by fax or electronic copy notwithstanding the notice provisions of Section 11.07.

Section 6.21	Reporting Requirements of the Commission.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 6.01 and 6.20 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Sponsor, the Master Servicer, the Depositor or the Securities Administrator for delivery of additional or different information, to the extent that such information is available or reasonably attainable within such time frame as may be requested, as the Sponsor, the Master Servicer, the Depositor or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 6.22	No Merger.

The Trustee shall not cause or otherwise knowingly permit the assets of the Trust Fund to be merged or consolidated with any other entity, except as a result of a final judicial determination.

Section 6.23	Indemnification by the Securities Administrator.

The Securities Administrator agrees to indemnify the Depositor, the Trustee and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 6.01(l) or any failure by the Securities Administrator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 6.20, 9.25(a) or (b).

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND
TERMINATION OF THE TRUST FUND

Section 7.01	Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans; Purchase of Lower Tier REMIC 1 Uncertificated Regular Interests.

(a) The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders and the Swap Counterparty as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Securities Administrator pursuant to Section 4.01, the obligation of the Securities Administrator to make a final remittance to the Trustee pursuant to Section 4.05 and the obligations of the Master Servicer to the Securities Administrator pursuant to Section 9.10 and to the Securities Administrator and the Trustee pursuant to Sections 9.14 and 9.31) shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date (each, a “Trust Fund Termination Event”); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Upon the occurrence of a Trust Fund Termination Event, each REMIC shall be terminated in a manner that shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b) On any Distribution Date occurring on or after the Initial Optional Termination Date, the Master Servicer or LTURI-holder, as applicable, with the prior written consent of any NIMS Insurer and the Seller, which consent shall not be unreasonably withheld, has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property (each such option, a “Call Option”); provided, however, that any purchase of the Trust Fund’s property on or before the Distribution Date that is one year after the Initial Optional Termination Date shall be made by the Bid Holder pursuant to Section 7.01(d) below. Upon exercise of such option, the property of the Trust Fund shall be sold to the Master Servicer at a price (the “Termination Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer, any NIMS Insurer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase), (iii) any unreimbursed Servicing Advances and (iv) any Swap Termination Payment payable to the Swap Counterparty as a result of a termination pursuant to this Section 7.01; provided, however, if there are any NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Securities and, if such consent is given, the Termination Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Securities, (2) the unpaid principal balance of any such NIM Securities and (3) any other reimbursable expenses owed by the issuer of the NIM Securities (the “NIM Redemption Amount”). The Master Servicer, each Servicer, the Trustee, the Securities Administrator and the Custodian shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to any such entity under this Agreement, the applicable Servicing Agreement or the Custodial Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer, the Securities Administrator or the Trustee hereunder or the Servicers or the Custodian. If the NIMS Insurer directs the Master Servicer to exercise its right to cause the Trust Fund to adopt a plan of complete liquidation as described above, then (i) the Master Servicer shall cause the Trust Fund to adopt a plan of complete liquidation as described above, (ii) the NIMS Insurer shall remit the Termination Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account and (iii) upon termination of the Trust Fund, the Trustee will transfer the property of the Trust Fund to the NIMS Insurer. The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims arising out of or relating to the Master Servicer’s termination of the Trust Fund at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s negligence, bad faith or willful misconduct.

(c) On any Distribution Date occurring on or after the Initial Optional Termination Date and provided there are no NIM Securities outstanding, the Master Servicer, with the prior written consent of the Seller, which consent shall not be unreasonably withheld, has the option to purchase all of the Lower Tier REMIC 1 Uncertificated Regular Interests. Upon exercise of such option, the Lower Tier REMIC 1 Uncertificated Regular Interests shall be sold to the Master Servicer at a price (the “Lower Tier REMIC 1 Uncertificated Regular Interests Purchase Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer, any NIMS Insurer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase). If the Master Servicer elects to exercise such option, each REMIC created pursuant to this Agreement (other than REMIC 1) shall be terminated in such a manner so that the termination of each such REMIC shall qualify as a “qualified liquidation” under the REMIC Provisions and the Lower Tier REMIC 1 Uncertificated Regular Interests and the Class LT-R Certificates will evidence the entire beneficial interest in the property of the Trust Fund. Following a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to this subsection, the Trust Fund (and REMIC 1) will remain outstanding and final payment on the Certificates (other than the Class LT-R Certificates) will be made in accordance with Sections 7.03(a)(iii) and 5.02. The Trust Fund will terminate upon the occurrence of a Trust Fund Termination Event, in accordance with Section 7.01(a).

(d) (i) Prior to exercising the Call Option pursuant to Section 7.01(b) or the Regular Interests Purchase Option pursuant to Section 7.01(c), the Master Servicer shall on the first Business Day of the month of the occurrence of the Initial Optional Termination Date, and for so long as the Master Servicer shall not have exercised the Call Option or the Regular Interests Purchase Option, on the first Business Day of each succeeding month (each, a “Bid Month”), the Master Servicer shall give written notice in the form attached hereto as Exhibit U (the “Call Option Notice”) to each Call Option Holder.

(ii)  Not later than three (3) Business Days prior to the related Bid Due Date, the Master Servicer shall give written notice to each Call Option Holder of the Termination Price for the related Distribution Date.

(iii)  Not later than the 15th day (or if such date is not a Business Day, the immediately succeeding Business Day) of each Bid Month (the “Bid Due Date”), if any Call Option Holder desires that the Master Servicer exercise the option to purchase the Mortgage Loans and certain other property of the Trust Fund, such Call Option Holder shall give written notice in the form attached hereto as Exhibit V (the “Purchaser Call Option Notice”) to the Master Servicer, requesting that the Master Servicer exercise such option on behalf of such Call Option Holder. The Purchaser Call Option Notice shall include the amount to be paid by a Call Option Holder with respect to the proceeds or assets to be received by the Master Servicer for the Mortgage Loans and certain other property of the Trust Fund (the “Bid Price”); provided, that the Bid Price must be equal to or greater than the Termination Price.

(iv)  One (1) Business Day after the related Bid Due Date, the Master Servicer shall notify the Call Option Holder, if any, that has submitted the highest Bid Price (the “Bid Holder”) that such Bid Holder has the right to direct the Master Servicer to exercise the option to purchase the Mortgage Loans and certain other property of the Trust Fund. The Master Servicer shall thereafter notify any Call Option Holder that did not submit the highest Bid Price (or did not submit a Purchaser Call Option Notice) of the amount of the highest Bid Price. If two or more Call Option Holder shall have bid the same Bid Price, the Bid Holder shall be the Call Option Holder with the greater Percentage Interest in the NIM Residual Securities or Class X Certificates, as applicable. If the Master Servicer does not receive any Purchaser Call Option Notices by such Bid Due Date, or if no Purchaser Call Option Notice specifies a Bid Price equal to or greater than the Termination Price, then the Master Servicer shall not exercise the option to purchase the Mortgage Loans and certain other property of the Trust Fund on such Distribution Date (other than in accordance with clause (vii) below).

(v)  Not later than three (3) Business Days immediately preceding the Distribution Date in the related Bid Month, the Bid Holder shall remit the Bid Price as specified in the Purchaser Call Option Notice to the Master Servicer, in immediately available funds. Upon receipt of such funds from the Bid Holder, the Master Servicer shall promptly deposit the Termination Price in the Collection Account for subsequent deposit in the Certificate Account in accordance with this Trust Agreement. Any amounts received by the Master Servicer from the Bid Holder in excess of the Termination Price shall be remitted to the Trustee for distribution to the Call Option Holders. In no event shall any such excess be treated as being paid by any REMIC created hereby.

(vi)  If the Bid Holder directs the Master Servicer to exercise the option to purchase the Mortgage Loans and certain other property of the Trust Fund, then the Master Servicer shall (i) cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property and (ii) instruct the Trustee upon termination of the Trust Fund to transfer the property of the Trust Fund to the Bid Holder. The Bid Holder shall be obligated to reimburse the Master Servicer for its reasonable out-of-pocket expenses incurred in connection with its exercise of the option to purchase the Mortgage Loans and certain other property of the Trust Fund and to indemnify and hold harmless the Master Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Master Servicer’s exercise of such option, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s negligence, bad faith or willful misconduct. The terms of such expense reimbursement and the extent of such indemnity may be amended accordant to an agreement between the Master Servicer and the Bid Holder.

(vii)  Commencing on the Distribution Date of the one year anniversary of the Initial Optional Termination Date, and on each Distribution Date thereafter, the Master Servicer shall have the right to exercise the Call Option or the Regular Interests Purchase Option. If the Master Servicer desires to exercise the Call Option or the Regular Interests Purchase Option, the Master Servicer shall notify the Call Option Holders pursuant to a Call Option Notice that it desires to exercise such Call Option or such Regular Interest Purchase Option, as applicable, on the immediately succeeding Distribution Date. If one or more Call Option Holders submit a Purchaser Call Option Notice on or before the immediately succeeding Bid Due Date, then, the Master Servicer shall follow the procedures set forth in clauses (iv) through (vi) above. However, if no Call Option Holder submits a Purchaser Call Option Notice on or before the immediately succeeding Bid Due Date, then, on the immediately succeeding Distribution Date, the Master Servicer may exercise the its right to purchase the Mortgage Loans and other property of the Trust Fund pursuant to Section 7.01(b) or the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.01(c).

Section 7.02	Procedure Upon Termination of Trust Fund or Purchase of Lower Tier REMIC 1 Uncertificated Regular Interests.

(a) Notice of any Trust Fund Termination Event and notice of the purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, specifying the Distribution Date upon which the final distribution to the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests) shall be made, shall be given by the Trustee by first class mail to Certificateholders mailed promptly (and in no event later than five Business Days) (x) after the Trustee has received notice from the Master Servicer or the LTURI-holder, as applicable, of its election to cause (1) the sale of all of the property of the Trust Fund pursuant to Section 7.01(b) or (2) the purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.01(c), or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. In the case of a Trust Fund Termination Event, the Trustee shall also give notice to the Master Servicer, the Swap Counterparty, the Cap Counterparty, the Securities Administrator and the Certificate Registrar at the time notice is given to Holders.

In the case of a Trust Fund Termination Event, such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Upon any such Trust Fund Termination Event, the duties of the Certificate Registrar with respect to the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

In the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates (other than the Class LT-R Certificates) of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 (other than any distributions to the Class LT-R Certificates in respect of REMIC 1) will be made upon presentation and surrender of the Certificates (other than the Class LT-R Certificates) at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates (other than the Class LT-R Certificates) at the office or agency of the Trustee therein specified. Upon any such purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, the duties of the Certificate Registrar with respect to the Certificates other than the Class LT-R Certificate shall terminate but the Trustee shall not terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment. For all Distribution Dates following the Distribution Date on which the Master Servicer purchases the Lower Tier REMIC 1 Uncertificated Regular Interests, all amounts that would be distributed on the Certificates (other than the Class LT-R Certificate and exclusive of amounts payable from any fund held outside of REMIC 1) absent such purchase shall be payable to the LTURI-holder.

(b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c) Any reasonable expenses incurred by the Trustee in connection with any Trust Fund Termination Event or any purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests shall be reimbursed from proceeds received from such termination or purchase.

Section 7.03	Additional Trust Fund Termination Event or Purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests.

(a) Any termination of the Trust Fund pursuant to Section 7.01(a) or any termination of a REMIC pursuant to Section 7.01(c) shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans or Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.01(b) or Section 7.01(c), respectively), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee and any NIMS Insurer to the effect that the failure to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)  Within 89 days prior to the time of the making of the final payment on the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, upon notification by the Master Servicer, the Securities Administrator, any NIMS Insurer or an Affiliate of the Seller that it intends to exercise its option to cause the termination of the Trust Fund or purchase the Lower Tier REMIC 1 Uncertificated Regular Interests, the Trustee shall adopt a plan of complete liquidation on behalf of each REMIC (other than REMIC 1, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests), meeting the requirements of a qualified liquidation under the REMIC Provisions;

(ii)  Any sale of the assets of the Trust Fund or the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests);

(iii)  On the date specified for final payment of the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests), the Trustee shall make final distributions of principal and interest on such Certificates and shall pay, in the case of a Trust Fund Termination Event, any Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid on previous Swap Payment Dates) in accordance with Section 5.01 and Section 5.02. In the case of a Trust Fund Termination Event, and, after payment of, or provision for any outstanding expenses, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv)  In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates in respect of the residual interest in any liquidated REMIC be made after the 89th day from the date on which the plan of complete liquidation for such REMIC is adopted.

(b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation prepared by the Depositor and adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or any Servicer.

(c)  In connection with the termination of the Trust Fund, or a Section 7.01(c) Purchase Event, the Trustee may request an Opinion of Counsel addressed to the Trustee (at the expense of the Depositor) to the effect that all the requirements of a qualified liquidation under the REMIC Provisions have been met.

Section 7.04	Optional Repurchase Right.

The NIMS Insurer, if any, may repurchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to such Distressed Mortgage Loan. Any such repurchase shall be accomplished by the NIMS Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account. The NIMS Insurer shall not use any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01	Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall, with the prior written consent of any NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders or any NIMS Insurer; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, any NIMS Insurer, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of any NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or any NIMS Insurer, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the NIMS Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02	Access to List of Holders.

(a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and any NIMS Insurer, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or any NIMS Insurer in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If any NIMS Insurer or three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, any NIMS Insurer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Securities Administrator, any NIMS Insurer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03	Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests (whether or not such Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, the Securities Administrator, the NIMS Insurer, or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest shall bind every future Holder of the same Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest and the Holder of every Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER; CREDIT RISK MANAGER

Section 9.01	Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, appoint Aurora Loan Services LLC, as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement. Notwithstanding anything in this Agreement, any Servicing Agreement or any Credit Risk Management Agreement to the contrary, the Master Servicer shall have no duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of any Servicer under its Credit Risk Management Agreement with respect to any action taken or not taken by a Servicer at the direction of the Seller or pursuant to a recommendation of the Credit Risk Manager.

Section 9.02	Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and the Master Servicer shall provide the Trustee and any NIMS Insurer upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b) The Master Servicer shall promptly report to the Trustee and any NIMS Insurer any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee and any NIMS Insurer, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and any NIMS Insurer all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and any NIMS Insurer. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 9.03	Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of the annual audited financial statements on or prior to March 31st of each year commencing on March 31, 2007.  Such financial statements shall include comparative balance sheets, income statements, statement of changes in shareholder's equity, statements of cash flows, a consolidating schedule showing consolidated subsidiaries and any related notes required pursuant to generally accepted accounting principles, certified by a nationally recognized firm of Independent Accountants to the effect that such financial statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04	Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish to the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder and to allow each Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In no event shall the Master Servicer, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer in its applicable, representative capacity, so long as the jurisdictional and procedural rules will allow for this insertion to occur, (ii) initiate any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Transferor for breaches of representations and warranties) solely under the Trustee’s name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Transferor for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee on behalf of the Trust Fund, be deemed to be the agent of the Trustee.

(b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium, except as set forth below) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan, unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, reasonably foreseeable, (2) in the case of a waiver of a Prepayment Premium, (a) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (b) if the prepayment is not the result of a refinance by the Servicer or any of its affiliates and (i) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) the collection of the Prepayment Premium would be in violation of applicable law or (iii) the collection of such Prepayment Premium would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (3) the Master Servicer shall have provided or caused to be provided to the Trustee an Opinion of Counsel addressed to the Trustee (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) to the effect that such modification, waiver or amendment would not result in an Adverse REMIC Event; provided, in no event shall an Opinion of Counsel be required for the waiver of a Prepayment Premium under clause (2) above.

Section 9.05	Enforcement of Servicer’s and Master Servicer’s Obligations.

(a) Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer. Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer (to the extent permitted by the applicable Servicing Agreement) and shall not be an obligation of the Trust Fund, the Trustee or the Master Servicer.

(b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require such Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause such Servicer to take such action.

(c) The Master Servicer, for the benefit of the Trustee, any NIMS Insurer and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance therewith, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d) The Master Servicer shall be entitled to conclusively rely on any certifications or other information provided by the Servicers under the terms of the applicable Servicing Agreement, in its preparation of any certifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 9.06	Collection of Taxes, Assessments and Similar Items.

(a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, standard hazard insurance policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

(b) Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

Section 9.07	Termination of Servicing Agreements; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of a Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c) If the Master Servicer acts as a successor Servicer, it will have the same obligations to make Advances as the Servicer under the related Servicing Agreement and to reimburse the successor Servicer for unreimbursed Advances if required by the Servicing Agreement but will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer, the Trustee and the NIMS Insurer.

Section 9.08	Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, any NIMS Insurer and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders and any NIMS Insurer. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

Section 9.09	No Contractual Relationship Between Any Servicer and Trustee or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee, any NIMS Insurer and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries. It is furthermore understood and agreed by the parties hereto that the obligations of any Servicer are set forth in their entirety in such Servicer’s related Servicing Agreement and such Servicer has no obligations under and is not otherwise bound by the terms of this Agreement.

Section 9.10	Assumption of Servicing Agreement by Securities Administrator.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the Securities Administrator receives written notice from the Trustee pursuant to Section 6.14 or Section 9.28, as applicable, the Securities Administrator shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Securities Administrator, its designee or any successor master servicer appointed by the Securities Administrator shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Securities Administrator, the Trustee and any NIMS Insurer, and hereby agrees to indemnify and hold harmless the Securities Administrator, the Trustee and any NIMS Insurer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Securities Administrator, the Trustee or any NIMS Insurer as a result of such liability or obligations of the Master Servicer and in connection with the Securities Administrator’s (or other successor master servicer’s ) assumption (but not its performance, except to the extent that costs or liability of the Securities Administrator (or other successor master servicer’s ) are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b) The Master Servicer that has been terminated shall, upon request of the Securities Administrator but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11	Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 9.12	Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the related Servicer to, promptly notify the Trustee (or the Custodian) and the Securities Administrator by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit C or on the form attached to the Custodial Agreement) the Trustee or the Custodian, to deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee or the Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is provided for under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the Custodian, of a request for release of documents and a receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee or the Custodian, as applicable, to the Master Servicer (or the applicable Servicer).

Section 9.13	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

(a) The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, any NIMS Insurer, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Securities Administrator in accordance with this Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14	Representations and Warranties of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Depositor, any NIMS Insurer, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)  it is validly existing and in good standing under the laws of the state of its incorporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)  the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)  this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)  the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)  the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)  no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)  the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)  the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)  the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Securities Administrator, the Trustee and any NIMS Insurer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses arising out of or related to any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Trustee, the Securities Administrator and any NIMS Insurer as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Trustee, the Securities Administrator and any NIMS Insurer, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any NIMS Insurer or notice thereof by any one of such parties to the other parties.

(c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

(d) Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any NIMS Insurer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 9.15	Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee and any NIMS Insurer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16	Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

Section 9.17	Presentment of Claims and Collection of Proceeds.

The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 9.18	Maintenance of the Primary Mortgage Insurance Policies.

(a) The Master Servicer shall cause each Servicer to remit (with respect to any Primary Mortgage Insurance Policy) or shall remit on behalf of each Servicer to the PMI Insurer, the applicable PMI Insurance Premiums and provide monthly Mortgage Loan balance updates to the related PMI Insurers. The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees, to the extent provided in each Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

Section 9.19	Custodian To Retain Possession of Certain Insurance Policies and Documents.

The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Custodian, upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies or certificate of insurance, if applicable, and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time. The Custodian, on behalf of the Trustee, shall retain possession and custody of the originals of such Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement and delivered to the Custodian by the Master Servicer. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

Section 9.20	[Reserved]

Section 9.21	Compensation to the Master Servicer.

The Master Servicer shall be entitled to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Sections 4.01(e) and 4.04(c), all income and gain realized from any investment of funds in the Collection Account and the Certificate Account shall be for the benefit of the Master Servicer as additional compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14.

Section 9.22	REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

(b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c) The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Net Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds on the next succeeding Master Servicer Remittance Date to the Securities Administrator for deposit into the Securities Administration Account.

Section 9.23	Notices to the Depositor and the Securities Administrator

(a) The Master Servicer shall promptly notify the Securities Administrator, the Sponsor and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit V to this Agreement. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit V hereto to the Master Servicer.

(b) Not later than three Business Days prior to the Distribution Date of each month, the Master Servicer shall provide to the Securities Administrator, the Sponsor and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 9.23(b) related to the timely preparation and delivery of such information is contingent upon each applicable Servicer strictly observing all requirements and deadlines in the performance of their duties under their related Servicing Agreements. The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely deliver all such information where such failure results from the Master Servicer’s inability or failure to obtain or receive, on a timely basis, any information from any Servicer needed to prepare or deliver such information, which failure does not result from the Master Servicer’s own negligence, bad faith or willful misconduct.

Section 9.24	Reports to the Trustee.

(a) Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee and Securities Administrator a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: Contract Finance, any NIMS Insurer and any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

(c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicers without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 9.25	Assessment of Compliance and Attestation Reports..

(a) Assessment of Compliance

(i) By March 15 of each year, commencing in March 2007, the Master Servicer, the Credit Risk Manager, the Paying Agent (if other than the Trustee), the Trustee and the Securities Administrator, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Sponsor, the Depositor, the Master Servicer and the Securities Administrator, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.20(e), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii) When the Master Servicer, the Credit Risk Manager, the Paying Agent, the Trustee and the Securities Administrator (or any Servicing Function Participant engaged by it) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 9.25) of each Servicing Function Participant engaged by it and shall indicate to the Securities Administrator what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii) Promptly after receipt of each report on assessment of compliance, the Securities Administrator shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Criteria) for each party as set forth on Exhibit S and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer, and the Custodial Agreement in respect of the Custodian, and shall notify the Depositor of any exceptions.

(b) Attestation Reports

(i) By March 15 of each year, commencing in March 2007, the Master Servicer, the Credit Risk Manager, the Paying Agent (if other than the Trustee), the Trustee and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Credit Risk Manager, the Paying Agent, the Trustee and the Securities Administrator, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Sponsor, the Depositor, the Master Servicer and the Securities Administrator, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of such report from the Master Servicer, the Credit Risk Manager, the Paying Agent (if other than the Trustee), the Trustee, the Securities Administrator or any Servicing Function Participant engaged by such parties, the Securities Administrator shall confirm that each assessment submitted pursuant subsection (a) of this Section 9.25 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Master Servicer’s, Trustee’s and Paying Agent’s obligation to provide assessments of compliance and attestations under this Section 9.25 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund.

Section 9.26	Annual Statement of Compliance with Applicable Servicing Criteria.

The Master Servicer shall deliver (and the Master Servicer shall cause any Additional Servicer engaged by it to deliver) to the Sponsor, the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Section 9.27	Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.28	Resignation of Master Servicer.

Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee and any NIMS Insurer. No such resignation shall become effective until the Securities Administrator shall have assumed, or a successor master servicer acceptable to any NIMS Insurer and the Securities Administrator shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee, the Securities Administrator and any NIMS Insurer.

Section 9.29	Assignment or Delegation of Duties by the Master Servicer.

(a) Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any Subservicer, Subcontractor or other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Securities Administrator, any NIMS Insurer or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment, and the name of any such affiliated Subcontractor or Subservicer shall be given promptly by the Master Servicer to the Depositor, the Trustee, the Securities Administrator and any NIMS Insurer. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

(b) Notwithstanding the foregoing, for so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Master Servicer shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Securities Administrator and the Depositor and (b) requiring any such Subcontractor to provide to the Master Servicer an attestation report as provided for in Section 9.25 and an assessment report as provided in Section 9.26, which reports the Master Servicer shall include in its attestation and assessment reports.

Section 9.30	Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) None of the Master Servicer, the Seller or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, the Seller and the Depositor shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

The Master Servicer shall not be liable for any acts or omissions of any Servicer. In particular, the Master Servicer shall not be liable for any course of action taken by the Servicers with respect to loss mitigation of defaulted Mortgage Loans at the direction of the Credit Risk Manager or the Seller pursuant to any Credit Risk Management Agreement. Further, the Master Servicer shall not be liable for performance by any Servicer under any Credit Risk Management Agreement.

Section 9.31	Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Sponsor, the Securities Administrator, the Trustee and any NIMS Insurer and their respective officers, directors, agents and affiliates, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Sponsor, the Trustee, the Securities Administrator or any NIMS Insurer may sustain arising out of or based upon (a) any material breach by the Master Servicer of any if its obligations hereunder, including particularly its obligations to provide any reports under Section 9.25(a), Section 9.25(b) or Section 9.26 or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or omission in any information, data or materials provided by the Master Servicer, or (c) the negligence, bad faith or willful misconduct of the Master Servicer in connection with its performance hereunder. The Depositor, the Sponsor, the Trustee, the Securities Administrator and any NIMS Insurer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Sponsor, the Trustee, the Securities Administrator or any NIMS Insurer to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. This indemnification shall survive the termination of this Agreement or the termination of the Master Servicer as a party to this Agreement.

Section 9.32	Special Servicing of Delinquent Mortgage Loans.

If permitted under the terms of the applicable Servicing Agreement, the Seller may appoint, pursuant to the terms of the applicable Servicing Agreement and with the written consent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and any NIMS Insurer, a special servicer to special service any Distressed Mortgage Loans. Any applicable termination fee related to the termination of the related Servicer and the appointment of any special servicer shall be paid by the Seller from its own funds, without right of reimbursement from the Trust Fund. Any fees paid to any such special servicer shall not exceed the Servicing Fee Rate.

Section 9.33	Alternative Index.

In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index, which in all cases shall be an index that constitutes a qualified rate on a regular interest under the REMIC Provisions, in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

Section 9.34	Duties of the Credit Risk Manager.

(a) The Certificateholders, by their purchase and acceptance of the Certificates, appoint Clayton Fixed Income Services Inc., as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided pursuant to Credit Risk Management Agreements to the Credit Risk Manager by the Servicers. The Credit Risk Manager shall look solely to the Servicers and/or the Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and neither the Securities Administrator nor the Trustee shall have any obligation to provide any such information to the Credit Risk Manager and shall not otherwise have any responsibility under the Credit Risk Management Agreement.

(b) On or about the 15th calendar day of each month, the Credit Risk Manager shall have prepared and shall make available to any NIMS Insurer, the Trustee, the Securities Administrator, the Swap Counterparty and each Certificateholder, the following reports (each such report to be made in a format compatible with EDGAR filing requirements):

(i)  Watchlist Report: A listing of individual Mortgage Loans that are of concern to the Credit Risk Manager. Each Watchlist Report shall contain a listing of Mortgage Loans in any delinquency status, including current and paid-off loans, and may contain the comments of the Credit Risk Manager in its sole discretion. The Watchlist Report shall be presented in substantially the same format attached hereto as Exhibit R-1;

(ii)  Loss Severity Report: A compilation and summary of all losses, indicating the loan loss severity for each Mortgage Pool. Each Loss Severity Report shall include detail of all losses reported by a Servicer or the Master Servicer as Realized Losses, except those for which a Servicer or the Master Servicer has not provided detail adequate for reporting purposes. The Loss Severity Report shall be presented in substantially the same format attached hereto as Exhibit R-2;

(iii)  Mortgage Insurance Claims Report: A summary of mortgage insurance claims submitted to the PMI Insurer by the Servicers, claim payment and denial information, and penalties assessed by the PMI Insurer. The Mortgage Insurance Claims Report shall be presented in substantially the same format attached hereto as Exhibit R-3;

(iv)  Prepayment Premiums Report: A summary of Prepayment Premiums assessed or waived by each Servicer. The Prepayment Premiums Report shall be presented in substantially the same format attached hereto as Exhibit R-4; and

(v)  Analytics Report: Analytics Reports shall include statistical and/or graphical portrayals of:

(D)  Delinquency Trend: The delinquency trend, over time, of the Mortgage Loans;

(E)  Prepayment Analysis: The constant prepayment rate “CPR” experience of the Mortgage Loans; and

(F)  Standard Default Assumption: The Standard Default Assumption experience of the Mortgage Loans.

The Analytics Report shall be presented in substantially the same format attached hereto as Exhibit R-5.

The Credit Risk Manager shall make such reports and any additional information reasonably requested by the Depositor available each month to Certificateholders, the Trustee, the Securities Administrator, any NIMS Insurer and the Rating Agencies via the Credit Risk Manager’s internet website. The Credit Risk Manager’s internet website shall initially be located at https://reports.clayton.com. The user name for access to the website shall be the Certificateholder’s e-mail address and the password shall be “BNC 2006-2.” Neither the Trustee nor the Securities Administrator shall have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.

(c) On each Distribution Date, the Credit Risk Manager shall (A) calculate, for each PMI Insurer, the Threshold Calculation for each such PMI Insurer for the immediately preceding Collection Period and (B) notify the Depositor, the Sponsor and the related PMI Insurer of each such PMI Insurer’s Threshold Calculation.

(d) The Credit Risk Manager shall reasonably cooperate with the Depositor, the Trustee and the Securities Administrator in connection with the Trust Fund’s satisfying the reporting requirements under the Exchange Act with respect to reports prepared by the Credit Risk Manager.

(e) The Credit Risk Manager has not and shall not engage any Subcontractor without (a) giving notice to the Sponsor, the Securities Administrator, the Master Servicer and the Depositor and (b) requiring any such Subcontractor to provide to the Credit Risk Manager an assessment report as provided for in Section 9.25(a) above and an attestation report as provided in Section 9.25(b) above, which reports the Credit Risk Manager shall include in its assessment and attestation reports.

(f) By March 15 of each year (or if such day is not a Business Day, the immediately preceding Business Day), the Credit Risk Manager shall deliver a signed certification, in the form attached hereto as Exhibit U (the “Credit Risk Manager Certification”), for the benefit of the Depositor, the Sponsor, the Master Servicer and the Securities Administrator and for the benefit of the Person(s) signing the Form 10-K Certification; provided (i) that the Credit Risk Manager Certification shall be so provided by March 15 of such year only to the extent that the Depositor delivers a draft (without exhibits) of the applicable Annual Report on Form 10-K to the Credit Risk Manager by the fifth Business Day in March of such year and (ii) in the event that the Depositor delivers the draft Form 10-K referred to in clause (i) after the fifth Business Day in March of such year, the Credit Risk Manager shall deliver the Credit Risk Manager Certification as soon as practicable but no later than five calendar days of delivery to the Credit Risk Manager of such draft Form 10-K.

(g) In the event that prior to the filing date of the Form 10-K in March of each year, the Credit Risk Manager has knowledge or information material to the Credit Risk Manager Certification, the Credit Risk Manager shall promptly notify the Depositor, the Trustee and the Securities Administrator, in writing.

Section 9.35	Limitation Upon Liability of the Credit Risk Manager.

Except as provided pursuant to Section 9.36 of this Agreement, neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Securities Administrator, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicers under the Credit Risk Management Agreements or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicers pursuant to the Credit Risk Management Agreements in the performance of its duties thereunder and hereunder.

Section 9.36	Indemnification by the Credit Risk Manager.

The Credit Risk Manager agrees to indemnify the Depositor, the Master Servicer and the Securities Administrator, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 9.34(e) or any failure by the Credit Risk Manager to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 9.25(a) or (b).

Section 9.37	Removal of Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than a 66-2/3% Voting Interests in the Trust, in the exercise of its or their sole discretion, at any time, without cause, upon ten (10) days prior written notice. The Certificateholders shall provide such written notice to the Trustee and upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01	REMIC Administration.

(a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement. For purposes of such designations, the interest rate of any regular interest that is computed by taking into account the weighted average of the Net Mortgage Rates of the Mortgage Loans shall be reduced by the amount of any expense paid by the Trust to the extent that (i) such expense was not taken into account in computing the Net Mortgage Rate of any Mortgage Loan, (ii) such expense does not constitute an “unanticipated expense” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) the amount of such expense was not taken into account in computing the interest rate of a more junior Class of regular interests.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Securities Administration Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.20 and this Section.

(d) The Securities Administrator shall prepare, the Trustee shall sign and the Securities Administrator shall file, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

(e) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

The Securities Administrator shall be entitled to receive reasonable compensation from the Trust for the performance of its duties under this subsection (e); provided, however, that such compensation shall not exceed $5,000 per year.

(f) The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Securities Administrator, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator, any NIMS Insurer and the Master Servicer have received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer, any NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator, the Master Servicer or any NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee, at the direction of the Securities Administrator, shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Certificate Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j) Neither the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) On or before October 15 of each calendar year beginning in 2007, the Securities Administrator shall deliver to the Trustee and any NIMS Insurer an Officer’s Certificate stating, without regard to any actions taken by any party other than the Securities Administrator, the Securities Administrator’s compliance with provisions of this Section 10.01.

(l) The Securities Administrator shall treat each of the Basis Risk Reserve Fund and the Supplemental Interest Trust as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class X Certificates and that is not an asset of any REMIC and all amounts deposited into the Basis Risk Reserve Fund or the Supplemental Interest Trust shall be treated as amounts distributed to the Class X Certificateholders.

(m) For federal income tax purposes, upon any sale of the property held by the Trust Fund pursuant to Section 7.01(b), any NIM Redemption Amount paid by the Master Servicer shall not be treated as a portion of the purchase price paid for such property but shall instead be treated as an amount paid by the Master Servicer to the Holder of the Class X Certificates in exchange for an interest in the Class X Certificates immediately before the purchase of the property held by the Trust Fund.

(n) The Securities Administrator shall treat the beneficial owners of Certificates (other than the Class P, Class X, Class LT-R and Class R Certificates) as having entered into a notional principal contract with respect to the beneficial owners of the Class X Certificates. Pursuant to each such notional principal contract, all beneficial owners of LIBOR Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in the Upper Tier REMIC corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”). A Class I Shortfall payable from interest collections shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Certificate Interest Rate for a Class, computed by substituting “REMIC 3 Net Funds Cap” for the applicable “Net Funds Cap” in the definition thereof, exceeds the amount of interest accrued for the related Accrual Period based on the applicable Net Funds Cap, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the beneficial owner of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the Owners of the LIBOR Certificates in accordance with the terms of this Agreement. Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in the Upper Tier REMIC and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Certificate (other than a Class P, Class R and Class LT-R Certificates) shall be treated as representing not only ownership of regular interests in the Upper Tier REMIC, but also ownership of an interest in (and obligations with respect to) a notional principal contract. For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls of $ 40,061.13 as of the Closing Date.

(o) Notwithstanding the priority and sources of payments set forth in Article V hereof or otherwise, the Securities Administrator shall account for all distributions on the Certificates as set forth in this Section 10.01. In no event shall any payments of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls provided for in this Section 10.01 be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

Section 10.02	Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless the Trustee and any NIMS Insurer has received an Opinion of Counsel addressed to the Trustee (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

Section 10.03	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Trustee or the Securities Administrator, as applicable, of its duties and obligations set forth herein, the Trustee or the Securities Administrator, as applicable, shall indemnify any NIMS Insurer, the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Trustee nor the Securities Administrator shall be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the Class X Certificateholders, the Holder of such Residual Certificate or the Securities Administrator (with regard to the Trustee), as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator, as applicable, have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Securities Administrator, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates); provided, however, that this sentence shall not apply in connection with any failure by the Securities Administrator to comply with the provisions of Subsections 6.01(l) hereof and Subsections 9.25(a) or (b) hereof. In addition, neither the Trustee nor the Securities Administrator shall have any liability for the actions or failure to act of any other party hereto.

Section 10.04	REO Property.

(a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee and any NIMS Insurer in writing to the effect that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b) The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If the Master Servicer has received such an extension, then the Trustee, or the Master Servicer, acting on its behalf hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Trustee has not received such an extension and the Master Servicer or the applicable Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02	Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03	Amendment.

(a) On or prior to a Section 7.01(c) Purchase Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of any NIMS Insurer, but without the consent of the Credit Risk Manager or the Swap Counterparty (except to the extent that the rights or obligations of (1) the Credit Risk Manager or the Swap Counterparty hereunder or (2) the Swap Counterparty under the Swap Agreement are affected thereby, and except to the extent the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required) and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions as evidenced by an Opinion of Counsel. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee, any NIMS Insurer and the Swap Counterparty shall be provided with an Opinion of Counsel addressed to the Trustee, any NIMS Insurer and the Swap Counterparty (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce then current rating assigned to the Certificates.

(b) On or prior to a Section 7.01(c) Purchase Event, this Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of any NIMS Insurer, but without the consent of the Credit Risk Manager or the Swap Counterparty (except to the extent that the rights or obligations of (1) the Credit Risk Manager or the Swap Counterparty hereunder or (2) the Swap Counterparty under the Swap Agreement are affected thereby, or the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required) and with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and any NIMS Insurer receives an Opinion of Counsel addressed to the Trustee and the NIMS Insurer, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event and is permitted hereunder; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) After a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the LTURI-holder and the Trustee, but without the consent of the Credit Risk Manager, the Cap Counterparty, or the Swap Counterparty (except to the extent that the rights or obligations of (1) the Credit Risk Manager, the Cap Counterparty or the Swap Counterparty hereunder or (2) the Cap Counterparty or the Swap Counterparty under the Interest Rate Cap Agreement or the Swap Agreement, respectively, or the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Interest Rate Cap Agreement or Swap Agreement, as applicable, is adversely affected, in which case prior written consent of the Credit Risk Manager, the Cap Counterparty or the Swap Counterparty, as applicable, is required). Prior to entering into any amendment pursuant to this paragraph, the Trustee and the Swap Counterparty shall be provided with an Opinion of Counsel addressed to the Trustee, any NIMS Insurer and the Swap Counterparty (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section and will not result in an Adverse REMIC Event.

(d) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Swap Counterparty, any NIMS Insurer and to the Rating Agencies.

(e) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(f) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement unless (i) such amendment is effected pursuant to the standards provided in Section 11.03(a) or 11.03(b) with respect to amendment of this Agreement and (ii) except for a Permitted Servicing Amendment, any such amendment pursuant to Section 11.03(a)(iii) shall not be materially inconsistent with the provisions of such Servicing Agreement.

(g) Notwithstanding anything to the contrary in this Section 11.03, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the Rules.

Section 11.04	Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, any Servicer, the Credit Risk Manager or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer, the Credit Risk Manager or any Affiliate thereof.

Section 11.05	Provision of Information.

(a) For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Securities Administrator agree to cooperate with each other to provide to any Certificateholders, any NIM Security holder and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b) The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c) On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07	Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, NY 10019, Attention: Mortgage Finance BNC 2006-2, (b) in the case of the Seller, Lehman Brothers Holdings Inc., 745 Seventh Avenue, 7th Floor, New York, NY 10019, Attention: Mortgage Finance BNC 2006-2, (c)  in the case of the Credit Risk Manager, Clayton Fixed Income Services Inc., 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: General Counsel, (d) in the case of the Trustee, the Corporate Trust Office, (e) in the case of the Master Servicer, Aurora Loan Services LLC, 10350 Park Meadows Drive, Littleton, Colorado 80124; Attention: Master Servicing, BNC 2006-2, (f) in the case of Mortgage Guaranty Insurance Corporation, 250 E. Kilbourn Avenue, P.O. Box 488, Milwaukee, Wisconsin 53201, Attention: Risk Management, (g) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, and for overnight deliveries 9062 Old Annapolis Rd., Columbia, Maryland 21045, Attention: BNC 2006-2, telecopy number 410-715-2380, (h) in the case of PMI Mortgage Insurance Co., 3003 Oak Road, Walnut Creek, California 94597, Attention: Structured Transactions, and (h) in the case of the Cap Counterparty or the Swap Counterparty, at the address therefore set forth in the Interest Rate Cap Agreement and Swap Agreement, respectively, or, as to each party, such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

Section 11.08	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09	Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10	Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11	Benefits of Agreement.

The Depositor shall promptly notify the Custodian and the Trustee in writing of the issuance of any Class of NIMS Securities issued by a NIMS Insurer and the identity of such NIMS Insurer. Thereafter, the NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be subject to and have the right to enforce the provisions of this Agreement so long as the NIMS Securities remaining outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment of such NIMS Securities. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Swap Counterparty and its successors and assignees under the Swap Agreement, the Holders of the Certificates and the NIMS Insurer, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Sections 5.08 and Section 11.15, as applicable.

Section 11.12	Special Notices to the Rating Agencies and any NIMS Insurer.

(a) The Depositor shall give prompt notice to the Rating Agencies and any NIMS Insurer of the occurrence of any of the following events of which it has notice:

(i)  any amendment to this Agreement pursuant to Section 11.03;

(ii)  any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)  the occurrence of any Event of Default described in Section 6.14;

(iv)  any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)  the appointment of any successor to any Master Servicer pursuant to Section 6.14;

(vi)  the making of a final payment pursuant to Section 7.02; and

(vii)  any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

(b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services
55 Water Street
New York, New York 10041
Attention: Residential Mortgages

If to Moody’s, to:

Moody’s Investor Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

If to Fitch, to:

Fitch, Inc.
One State Street Plaza
New York, New York 10004
Attention: Residential Mortgages

(c) The Securities Administrator shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator.

Section 11.13	Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern, unless such provisions shall adversely affect the Trustee or the Trust Fund.

Section 11.14	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15	Transfer of Servicing.

The Seller agrees that it shall provide written notice to the Master Servicer, the Securities Administrator, the Swap Counterparty, any NIMS Insurer and the Trustee thirty days prior to any proposed transfer or assignment by such Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided that the Seller shall not be required to provide prior notice of (i) any transfer of servicing by Option One to Wells Fargo that occurs within three months of the Closing Date or (ii) any assignment of any Servicing rights from one Seller to the other Seller. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under a Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions, provided that in the case of servicing transfers from Option One to Wells Fargo pursuant to the form of Servicing Agreement attached as Exhibits W hereto, the conditions set forth in clauses (i), (iv) and (v) below shall be deemed satisfied:

(i)  Satisfaction of the conditions to such transfer as set forth in the applicable Servicing Agreement including, without limitation, receipt of written consent of any NIMS Insurer and the Master Servicer to such transfer;

(ii)  Such successor servicer must be qualified to service loans for Fannie Mae or Freddie Mac, and must be a member in good standing of MERS;

(iii)  Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination;

(iv)  Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

(v)  If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

(vi)  The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES
CORPORATION, as Depositor

By:  /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:  /s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

AURORA LOAN SERVICES LLC, as Master
Servicer

By:  /s/ Jerald W. Dreyer
Name: Jerald W. Dreyer
Title: Vice President

WELLS FARGO BANK, N.A.,
as Securities Administrator

By:  /s/ Michael Pinzon
Name: Michael Pinzon
Title: Vice President

CLAYTON FIXED INCOME SERVICES INC.,
as Credit Risk Manager

By:  /s/ Kevin J. Kanouff
Name: Kevin J. Kanouff
Title: President and General Counsel

Solely for purposes of Sections 5.07(c), 6.11 and 11.15,
accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:  /s/ Michael C. Hitzmann
Name: Michael C. Hitzmann
Title: Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

A-1

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

Date

U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

[SERVICERS]

Re:
Trust Agreement dated as of October 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager with respect to BNC Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-2

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as the Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

[Custodian]

By:_____________________________________
Name:
Title:

B-1-1

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

Date
U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

[SERVICERS]

Re:
Trust Agreement dated as of October 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager with respect to BNC Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-2

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

[Custodian]

By:_____________________________________
Name:
Title:

B-2-1

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

Date
U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

[SERVICERS]

Re:
Trust Agreement dated as of October 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager with respect to BNC Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-2

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (vi) of the definition of Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

[Custodian]

By:_____________________________________
Name:
Title:

B-3-1

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of U.S. Bank National Association, as trustee (the “Trustee”) under the Trust Agreement dated as of October 1, 2006 by and among Structured Asset Securities Corporation, as Depositor, the Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager relating to BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2, without recourse.

__________________________________
[current signatory on note]

By:_______________________________
Name:
Title:

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Trustee
or, if applicable, the Custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of October 1, 2006 by and among Structured Asset Securities Corporation, as Depositor, you, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager, (the “Trust Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account pursuant to the Trust Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price or FPD Purchase Price (in the case of a First Payment Default Mortgage Loan) has been credited to the Certificate Account pursuant to the Trust Agreement.)

5. Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

C-1

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

_____________________________________
[Name of Servicer]

By:__________________________________
Name:
Title: Servicing Officer

C-2

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.
That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is .

3.
That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.
That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) if the Residual Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Residual Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Residual Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Master Servicer, any Servicer, the Securities Administrator, the Depositor and any NIMS Insurer shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Master Servicer, any Servicer, the Securities Administrator or any NIMS Insurer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

D-1-1

5.
That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager, dated as of October 1, 2006, no transfer of the Residual Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.
That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.
That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

9.
That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

D-1-2

10.
That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.
That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12.	That the Purchaser consents to the designation of the Securities Administrator as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

D-1-3

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

_________________________________
[Name of Purchaser]

By:______________________________
Name:
Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.

D-1-4

EXHIBIT D-2

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________
Date

Re:	BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

_______________________________
Name:
Title:

D-2-1

EXHIBIT E

LIST OF SERVICING AGREEMENTS

1.	Securitization Subservicing Agreement dated as of October 1, 2006, by and among LBH, as seller, Wells Fargo Bank, N.A., as servicer, and the Master Servicer.*

2.	Subservicing Agreement dated as of October 1, 2006, by and among LBH, as seller, Option One Mortgage Company, as servicer, and the Master Servicer.

___________________________

*	To be effective as of the applicable Servicing Transfer Date; the form of agreement is attached as Exhibit W to this Agreement.

E-1

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2

Reference is hereby made to the Trust Agreement dated as of October 1, 2006 (the “Trust Agreement”) by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $__________ initial Certificate Balance of Class      Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

_____________________________________
[Name of Transferor]

By:__________________________________
Name:
Title:

Dated: ___________, ____

F-1

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTORS

Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2, Class B Certificates (the “Privately Offered Certificates”) of the Structured Asset Securities Corporation (the “Depositor”), we confirm that:

(1)
We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of October 1, 2006 by and among the Depositor, Aurora Loan Services LLC, as Master Servicer, U.S. Bank National Association, as Trustee (the “Trustee”), Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)
We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)
We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)
We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)
If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

__________________________________
[Purchaser]

By: ________________________________
Name:
Title:

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. In the case of an ERISA-Restricted Certificate, the Investor either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Certificate; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, , the Securities Administrator, the Master Servicer, any Servicer, the Depositor and any NIMS Insurer shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Master Servicer, any Servicer or any NIMS Insurer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

3. In the case of an ERISA-Restricted Trust Certificate, prior to the termination of the Swap Agreement and the Interest Rate Cap Agreement, either (i) the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption.

4. The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager, dated as of October 1, 2006, no transfer of the ERISA-Restricted Certificates or the ERISA-Restricted Trust Certificates shall be permitted to be made to any person unless the Trustee have received a certificate from such transferee in the form hereof.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.

_________________________________
[Investor]

By:______________________________
Name:
Title:

ATTEST:

_____________________________

STATE OF	)
) ss:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________
NOTARY PUBLIC

My commission expires the
_____ day of __________, 20___.

EXHIBIT I

MONTHLY REMITTANCE ADVICE

I-1

EXHIBIT J

MONTHLY ELECTRONIC DATA TRANSMISSION

J-1

EXHIBIT K

DESCRIPTION OF CUSTODIAL AGREEMENT

1.	Custodial Agreement dated as of October 1, 2006 between Deutsche Bank National Trust Company, as Custodian, and U.S. Bank National Association, as Trustee.

K-1

EXHIBIT L

LIST OF CREDIT RISK MANAGEMENT AGREEMENTS

1)	Credit Risk Management Agreement dated September 29, 2006 between the Credit Risk Manager and Option One Mortgage Corporation, as servicer.

2)	Credit Risk Management Agreement dated September 29, 2006 between the Credit Risk Manager and Wells Fargo Bank, N.A., as servicer.

L-1

EXHIBIT M-1

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
TO REGULATION S GLOBAL SECURITY
(Transfers pursuant to § 3.03(h)(B)
                       of the Agreement)

Re:	BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates Series 2006-2

Reference is hereby made to the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Securities Administrator, and U.S. Bank National Association, as Trustee, dated as of October 1, 2006. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                             aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

a. the offer of the Securities was not made to a person in the United States;

b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e. the transferee is not a U.S. person (as defined in Regulation S).

M-1-1

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:___________________, ________

M-1-2

EXHIBIT M-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
FROM REGULATION S GLOBAL SECURITY
TO RESTRICTED GLOBAL SECURITY
(Transfers pursuant to § 3.03(h)(C)
                          of the Agreement)

Re:	BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates Series 2006-2

Reference is hereby made to the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Securities Administrator, and U.S. Bank National Association, as Trustee, dated as of October 1, 2006. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                             aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:
Name:
Title:

Date:_______________, ______

M-2-1

EXHIBIT N

INTEREST RATE CAP AGREEMENT

N-1

EXHIBIT O

SWAP AGREEMENT

O-1

EXHIBIT P-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the Distribution Date Statement	Servicer(1) Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Trust Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian(2)
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer(1)
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor

P-1-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

P-1-2

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
_______________________

(1)	This information to be provided pursuant to the applicable Servicing Agreement.
(2)	This information to be provided pursuant to the Custodial Agreement.

P-1-3

EXHIBIT P-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

P-2-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Trust Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian(1)
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer(2)
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer(2)
▪ Any 1110 Originator	Depositor
▪ Any 1112(b) Significant Obligor	Depositor
▪ Any 1114 Credit Enhancement Provider	Depositor
▪ Any 1115 Derivate Counterparty Provider	Depositor
▪ Any other 1101(d)(1) material party	Depositor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a)
▪ Master Servicer	Master Servicer

P-2-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer(2)
▪ Any 1110 Originator	Depositor
▪ Any 1112(b) Significant Obligor	Depositor
▪ Any 1114 Credit Enhancement Provider	Depositor
▪ Any 1115 Derivate Counterparty Provider	Depositor
▪ Any other 1101(d)(1) material party	Depositor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer(2)
▪ Any 1110 Originator	Depositor
▪ Any 1112(b) Significant Obligor	Depositor
▪ Any 1114 Credit Enhancement Provider	Depositor
▪ Any 1115 Derivate Counterparty Provider	Depositor
▪ Any other 1101(d)(1) material party	Depositor

(1)	This information to be provided pursuant to the Custodial Agreement.
(2)	This information to be provided pursuant to the applicable Servicing Agreement.

P-2-3

EXHIBIT P-3

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties (with respect to any agreement entered into by such party)
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties (with respect to any agreement entered into by such party)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer(1)
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer(1)
▪ Other material servicers	Servicer(1)
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian(2)

P-3-1

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the Certificateholders.
Depositor Master Servicer Securities Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Trust Agreement.
Securities Administrator Trustee (with respect to each, only to the extent it is a party to any such documents) Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/Depositor/ Servicer(1)/Trustee (as to itself)
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer(1)/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	New Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Securities Administrator/Trustee

P-3-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee (so long as the Trustee is the Paying Agent)
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

(1)	This information to be provided pursuant to the applicable Servicing Agreement.
(2)	This information to be provided pursuant to the Custodial Agreement.

P-3-3

EXHIBIT P-4

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A., as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services -BNC 2006-2 - SEC Report Processing

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Trust Agreement, dated as of October 1, 2006, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager, and U.S. Bank National Association, as Trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ];
email address:  [                   ].

[NAME OF PARTY],
as [role]

By:  ________________________________
Name:
Title:

P-4-1

cc:	U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

P-4-2

EXHIBIT Q-1

FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

[                       ]
[                       ]
[                       ]

Re:	BNC 2006-2

[_______], the [_______] of [_______] (the “Company”) hereby certifies to the Depositor, the Master Servicer and the Securities Administrator, and each of their officers, directors and affiliates that:

(1) I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”),] the report on assessment of the Company’s compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer and the Securities Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Securities Administrator;

(4) I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the “Agreement”), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

Q-1-1

(5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Securities Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust Agreement, dated as of October 1, 2006 (the “Trust Agreement”) by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Clayton Fixed Income Services Inc., as Credit Risk Manager. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

[_______]

as [_______]
By:
Name:
Title:
Date:

Q-1-2

EXHIBIT Q-2

FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION
TO BE PROVIDED BY THE SECURITIES ADMINISTRATOR

Re:
BNC Mortgage Loan Trust 2006-2 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-2, issued pursuant to the Trust Agreement, dated as of October 1, 2006, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services, LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager, and U.S. Bank National Association, as Trustee

The Securities Administrator hereby certifies to the Depositor and the Master Servicer, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Securities Administrator’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Securities Administrator under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Securities Administrator under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Securities Administrator required by the Trust Agreement, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Trust Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Q-2-1

In giving the certifications above, the Securities Administrator has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer(s), depositor, trustee, custodian(s)]

Date:____________________________________

WELLS FARGO BANK, N.A.,
solely in its capacity as Securities Administrator

___________________________________
[Signature]
[Title]

Q-2-2

EXHIBIT R-1

FORM OF WATCHLIST REPORT

R-1-1

EXHIBIT R-2

FORM OF LOSS SEVERITY REPORT

R-2-1

EXHIBIT R-3

FORM OF MORTGAGE INSURANCE CLAIMS REPORT

R-3-1

EXHIBIT R-4

FORM OF PREPAYMENT PREMIUMS REPORT

R-4-1

EXHIBIT R-5

FORM OF ANALYTICS REPORT

R-5-1

EXHIBIT S

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

To:

[_______]

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Trust Agreement dated as of October 1, 2006 (the “Agreement”), by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Securities Administrator, Aurora Loan Services LLC, as Master Servicer, and Clayton Fixed Income Services Inc., as Credit Risk Manager.

If the Trustee and the Paying Agent are the same party, the servicing criteria of the Paying Agent listed below will be included in the Trustee’s report.

Reg AB Reference	Servicing Criteria	Paying Agent	Credit Risk Manager	Trustee	Master Servicer	Securities Administrator
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.				X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X			X	X

Reg AB Reference	Servicing Criteria	Paying Agent	Credit Risk Manager	Trustee	Master Servicer	Securities Administrator
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X			X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
					X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X			X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X			X

Reg AB Reference	Servicing Criteria	Paying Agent	Credit Risk Manager	Trustee	Master Servicer	Securities Administrator
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
			X		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X			X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X			X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X			X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.			X

Reg AB Reference	Servicing Criteria	Paying Agent	Credit Risk Manager	Trustee	Master Servicer	Securities Administrator
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Reg AB Reference	Servicing Criteria	Paying Agent	Credit Risk Manager	Trustee	Master Servicer	Securities Administrator
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT T

[RESERVED]

T-1

EXHIBIT U

FORM OF CERTIFICATION
TO BE PROVIDED BY THE CREDIT RISK MANAGER

FORM OF CERTIFICATION

Re: BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2, issued pursuant to the Trust Agreement dated as of October 1, 2006, among Structured Asset Securities Corporation, as Depositor (the “Depositor”), Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Securities Administrator, and U.S. Bank National Association, as Trustee (the “Trustee”).

CLAYTON FIXED INCOME SERVICES INC. (the “Credit Risk Manager”) certifies to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, and [10-K Signatory Entity] its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
Based on the knowledge of the Credit Risk Manager, taken as a whole, the information in the reports provided during the calendar year immediately preceding the date of this certificate (the “Relevant Year”) by the Credit Risk Manager pursuant to the Master Consulting Agreement dated as of January 28, 2004 (the “Master Consulting Agreement”), by and between the Credit Risk Manager and Lehman Brothers Holdings Inc. and pursuant to Transaction Addendum BNC 2006-2 (the “Transaction Addendum BNC 2006-2”), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that each of such reports was provided; and

2.	The Credit Risk Manager has fulfilled its obligations under the Master Consulting Agreement and Transaction Addendum BNC 2006-2 throughout the Relevant Year.

CLAYTON FIXED INCOME SERVICES INC.

By:____________________________________

Name:_________________________________

Title: _________________________________

U-1

EXHIBIT V

TRANSACTION PARTIES

Sponsor and Seller: Lehman Brothers Holdings Inc.

Depositor: Structured Asset Securities Corporation

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Master Servicer: Aurora Loan Services LLC

Credit Risk Manager: Clayton Fixed Income Services Inc.

Swap Counterparty: ABN AMRO Bank N.V.

Cap Counterparty: ABN AMRO Bank N.V.

Servicer(s): Option One Mortgage Corporation* and Wells Fargo Bank, N.A.**

Originator(s): BNC Mortgage, Inc.

Custodian: Deutsche Bank National Trust Company

PMI Insurer(s): Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Co.

_______________

*	As of the Closing Date
**	As of the applicable Servicing Transfer Date

V-1

EXHIBIT W

Form of Securitization Servicing Agreement for Wells Fargo Bank, N.A.

W-1

EXHIBIT X

Schedule of Fees for Services as Document Custodian

File Reinstatements/ Rejected File Reinstatements, per file:	$4.00

*Monthly Custody Safekeeping, per file, per month:	$0.20

Release Requests/ Rejected Release Request, per file:	$4.00

Trailing Document Review and Inter Filing, per document:	$2.00

Completion of Assignments, per assignment:	$2.00

(applicable if ever required post closing and not an upfront fee that is paid by the issuer)

Completion of Endorsements, per endorsement:	$2.00

(applicable if ever required post closing and not an upfront fee that is paid by the issuer)

Copies, per document:	$2.00

(to be billed to the requesting party)

______________________

*	The monthly custody fee will be calculated by multiplying the file count at the beginning of the month plus any files added during the month times the monthly custody fee.

X-1

EXHIBIT Y

FORM OF CALL OPTION NOTICE

[Date]

[___________]
[___________]
[___________]
Attention: [___________]

Re:	CALL OPTION NOTICE

Trust Agreement relating to the BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2, dated as of October 1, 2006, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Securities Administrator, and U.S. Bank National Association, as Trustee

Ladies and Gentlemen:

In accordance with the Section 7.01(d)(vii) of the above-referenced Trust Agreement, Aurora Loan Services LLC, as Master Servicer, hereby notifies you that the option to purchase the Mortgage Loans and certain other property of the Trust Fund may be exercised on the Distribution Date of this month. The Bid Due Date for this month is [_____] [__], 20[__].

[In accordance with Section 7.01(d)(vii) of the Trust Agreement, if no Call Option Holder submits a Purchaser Call Option Notice on or before such Bid Due Date, then, on the immediately succeeding Distribution Date, the Master Servicer may exercise the option to purchase the Mortgage Loans and certain other property of the Trust Fund pursuant to Section 7.01(b) or Section 7.01(c) of the Trust Agreement.]

Capitalized terms used and not defined herein are used as defined in the Trust Agreement.

Very truly yours,

Aurora Loan Services LLC

By: ___________________________

Name: _________________________

Title: __________________________

Y-1

EXHIBIT Z

FORM OF PURCHASER CALL OPTION NOTICE

[Date]

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attn: BNC 2006-2

Re:	PURCHASER CALL OPTION NOTICE

Trust Agreement relating to the BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2, dated as of October 1, 2006, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Securities Administrator, and U.S. Bank National Association, as Trustee

Ladies and Gentlemen:

In accordance with Section 7.01(d)(iii) of the above-referenced Trust Agreement, [NIM Residual Securities holder][Class X Certificateholder] hereby requests Aurora Loan Services LLC (the “Master Servicer”) to exercise the option to purchase on its behalf with respect to all, but no fewer than all, of the Mortgage Loans and other property of the Trust Fund relating to the BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2.

The Bid Price for such assets shall be $___________.

Capitalized terms used and not defined herein are used as defined in the Trust Agreement.

Very truly yours,

[CALL OPTION HOLDER]

By: ___________________________

Name: _________________________

Title: __________________________

Z-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled “BNC 2006-2 Mortgage Loan Schedules” at McKee Nelson LLP]

S-A-1

SCHEDULE B

FIRST PAYMENT DEFAULT MORTGAGE LOANS

S-B-1